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                            ASSET PURCHASE AGREEMENT


                                  by and among


                                  LIVENT INC.,
                               LIVENT (U.S.) INC.,
                         LIVENT REALTY (NEW YORK) INC.,
                          LIVENT REALTY (CHICAGO) INC.,
                            LIVENT INTERNATIONAL INC.

                                       and

                             SFX ENTERTAINMENT, INC.

                          -----------------------------

                            Dated as of May 28, 1999



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS......................................................  2

          Section 1.1.   Definitions........................................  2

ARTICLE II. PURCHASE AND SALE............................................... 21

          Section 2.1.   Purchase and Sale of Purchased Assets.............. 21
          Section 2.2.   Purchase Price..................................... 22
          Section 2.3.   Closing Purchase Price Adjustments................. 23
          Section 2.4.   Post-Closing Purchase Price Adjustments............ 24
          Section 2.5.   Assumption of Liabilities.......................... 26
          Section 2.6.   Deposit............................................ 27
          Section 2.7.   Payment of Purchase Price.......................... 27
          Section 2.8.   Allocation of Purchase Price....................... 29
          Section 2.9.   Warrants........................................... 29

ARTICLE III. CLOSING ....................................................... 30

          Section 3.1.   Closing............................................ 30
          Section 3.2.   Closing Deliveries of the Sellers.................. 30
          Section 3.3.   Closing Deliveries of the Buyer.................... 31

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLERS................... 32

          Section 4.1.   Corporate Organization............................. 32
          Section 4.2.   Qualification to Do Business....................... 32
          Section 4.3.   Authorization and Validity of Agreement............ 32
          Section 4.4.   No Conflict or Violation........................... 32
          Section 4.5.   Consents........................................... 33
          Section 4.6.   Compliance with Law................................ 33
          Section 4.7.   Financial Statements............................... 33
          Section 4.8.   Litigation......................................... 34
          Section 4.9.   Labor Relations.................................... 34
          Section 4.10.  Employee Benefits.................................. 34
          Section 4.11.  Purchased Real Property............................ 34
          Section 4.12.  Title, Ownership and Related Matters............... 37
          Section 4.13.  Intellectual Property.............................. 37
          Section 4.14.  Contracts.......................................... 37
          Section 4.15.  Tax Matters........................................ 38
          Section 4.16.  Environmental Matters.............................. 38
          Section 4.17.  No Material Adverse Effect; Conduct of Business ... 40
          Section 4.18.  Investment Undertaking............................. 41
          Section 4.19.  Excise Tax Act Registration........................ 41
          Section 4.20.  Brokers............................................ 41
          Section 4.21.  Quebec Sales Tax................................... 42
          Section 4.22.  Not a Non-Resident................................. 42

                                      (i)
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          Section 4.23.  Competition Act.................................... 42

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BUYER...................... 42

          Section 5.1.   Corporate Organization............................. 42
          Section 5.2.   Qualification to Do Business....................... 42
          Section 5.3.   Authorization and Validity of Agreement............ 42
          Section 5.4.   No Conflict or Violation........................... 42
          Section 5.5.   Consents and Approvals............................. 43
          Section 5.6.   Authorization and Validity of Warrants
                           and Common Stock ................................ 43
          Section 5.7.   Buyer SEC Documents and Financial Statements ...... 43
          Section 5.8.   No Material Adverse Effect; Conduct of Business ... 44
          Section 5.9.   Availability of Funds.............................. 44
          Section 5.10.  Adequate Assurances Regarding Executory Contracts . 44
          Section 5.11.  Brokers............................................ 44
          Section 5.12.  Excise Tax Act Registration........................ 44
          Section 5.13.  Investigation by Buyer............................. 44

ARTICLE VI. FURTHER AGREEMENTS BETWEEN THE PARTIES.......................... 45

          Section 6.1.   Conduct of Business Before the Closing Date ....... 45
          Section 6.2.   Consents; HSR Act.................................. 47
          Section 6.3.   Access to Properties and Records; Confidentiality . 48
          Section 6.4.   Further Assurances................................. 48
          Section 6.5.   Reasonable Efforts................................. 48
          Section 6.6.   Alternative Transaction............................ 49
          Section 6.7.   Livent Headquarters License Agreement.............. 49
          Section 6.8.   Procurement of Orders; Adequate Assurances
                           Regarding Assumed Contracts ..................... 50
          Section 6.9.   Pantages Naming Agreement.......................... 51
          Section 6.10.  Application for "No Action" Letter................. 51

ARTICLE VII. EMPLOYEES AND EMPLOYEE PLANS................................... 51

          Section 7.1.   Offer of Employment................................ 51
          Section 7.2.   Liabilities........................................ 52
          Section 7.3.   Employee Health and Welfare........................ 53

ARTICLE VIII. TAXES  ....................................................... 54

          Section 8.1.   Taxes Related to Purchase of Assets................ 54
          Section 8.2.   Cooperation on Tax Matters......................... 54
          Section 8.3.   Election Re: Accounts Receivable................... 55
          Section 8.4.   Subsection 20(24) Election......................... 55

ARTICLE IX. REAL PROPERTY MATTERS........................................... 55

          Section 9.1.   Title Exceptions................................... 55
          Section 9.2.   Violations......................................... 57
          Section 9.3.   Casualty and Condemnation.......................... 58
          Section 9.4.   Condition of the Properties........................ 59

                                      -ii-
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          Section 9.5.   Satisfaction and Discharge; Survival............... 59
          Section 9.6.   Permanent Certificate of Occupancy for New
                           York Theater and Certificate of Completion
                           for Chicago Theater ............................. 59
          Section 9.7.   Arbitration........................................ 60
          Section 9.8.   Structural Support for Pantages Theater............ 61

ARTICLE X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................... 62

          Section 10.1.  Survival of Representations and Warranties ........ 62

ARTICLE XI. INDEMNIFICATION................................................. 62

          Section 11.1.  Escrow A Fund and the Put Obligation............... 62
          Section 11.2.  Indemnification by the Sellers..................... 62
          Section 11.3.  Indemnification by the Buyer....................... 63
          Section 11.4.  Indemnification Procedures - Third-Party Claims ... 64
          Section 11.5.  Indemnification Procedures -- Other Claims ........ 66
          Section 11.6.  Right to Indemnification Not Affected by
                           Knowledge or Waivers ............................ 66

ARTICLE XII. CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLERS ............ 66

          Section 12.1.  Representations and Warranties of the Buyer ....... 66
          Section 12.2.  Performance of the Obligations of the Buyer ....... 66
          Section 12.3.  Consents; HSR Act.................................. 67
          Section 12.4.  Litigation......................................... 67
          Section 12.5.  No Violation of Orders............................. 67
          Section 12.6.  Entry of the Orders................................ 67
          Section 12.7.  Assignment of Bankruptcy Claim..................... 67
          Section 12.8.  Dundee Agreement................................... 67
          Section 12.9.  Delivery of the Buyer's Closing Documents.......... 68

ARTICLE XIII.  CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE BUYER ........ 68

          Section 13.1.  Representations and Warranties of the Sellers ..... 68
          Section 13.2.  Performance of the Obligations of the Sellers ..... 68
          Section 13.3.  Consents; HSR Act.................................. 68
          Section 13.4.  Litigation......................................... 69
          Section 13.5.  Cure of Defaults................................... 69
          Section 13.6.  No Violation of Orders............................. 69
          Section 13.7.  Entry of the Orders................................ 69
          Section 13.8.  Buyer's Title Company.............................. 69
          Section 13.9.  Planning Act....................................... 69
          Section 13.10. Dundee Agreement................................... 69
          Section 13.11. Operating Condition................................ 70
          Section 13.12. Delivery of the Sellers' Closing Documents ........ 70

ARTICLE XIV. TERMINATION.................................................... 70

          Section 14.1.  Conditions of Termination.......................... 70
          Section 14.2.  Effect of Termination; Remedies.................... 71

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ARTICLE XV. MISCELLANEOUS................................................... 72

          Section 15.1.  Disclaimer of Additional Representations
                           and Warranties; Schedules ....................... 72
          Section 15.2.  Successors and Assigns............................. 72
          Section 15.3.  Governing Law; Jurisdiction........................ 72
          Section 15.4.  Expenses........................................... 73
          Section 15.5.  Currency Exchange.................................. 73
          Section 15.6.  Severability....................................... 73
          Section 15.7.  Notices............................................ 73
          Section 15.8.  Amendments; Waivers................................ 75
          Section 15.9.  Public Announcements............................... 75
          Section 15.10. Entire Agreement................................... 75
          Section 15.11. Parties in Interest................................ 75
          Section 15.12. Construction....................................... 75
          Section 15.13. Descriptive Headings............................... 76
          Section 15.14. Recordation........................................ 76
          Section 15.15. Counterparts; Facsimile Signatures................. 76
          Section 15.16. Bankruptcy Orders.................................. 76
          Section 15.17. Certain Deliveries By Livent....................... 76

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                               INDEX TO SCHEDULES

1.1           Prepaid Purchased Assets
1.2           Excluded Assets
1.3A          Excluded Land (Vancouver Ford Centre Theater)
1.3B          Excluded Land (North York Ford Centre Theater)
1.3C          Excluded Land (Livent Headquarters)
1.3D          Excluded Land (Toronto, Ontario)
1.4           Excluded Contracts
1.5           Licenses and Permits
1.7           Surveys
1.8(a)        Certain Permitted Liens
1.8(b)        Certain Permitted Closing Liens
2.3(a)        Form of Estimated Closing Date Balance Sheet
2.3(e)        Pre-Production Expenditures
4.2           Foreign Qualification
4.5           Consents and Approvals
4.6           Compliance with Law
4.7           Unaudited Financial Statements
4.8           Litigation
4.10          Employee Benefit Plans
4.11(a)       Purchased Real Property
4.11(a)(i)    Chicago Theater Land
4.11(a)(ii)   Pantages Theater Land
4.11(b)       Notices of Default or Breach
4.11(c)       Leases
4.11(d)       Space Leases
4.11(e)       Purchase Options, Rights of First Refusal and Rights of Reverter
4.11(f)       Property Permits
4.11(i)       Improvements
4.11(j)       Violations
4.11(k)       Tax Proceedings
4.11(l)       Transfer of Air Rights or Development Rights
4.11(m)       Security Deposits under Space Leases
4.11(o)       Casualty Insurance
4.13          Intellectual Property
4.14(a)(i)    Assumed Executory Contracts
4.14(a)(ii)   Other Assumed Contracts
4.15          Tax Matters
4.16          Environmental Matters
4.17          Seller Material Adverse Changes and Conduct of Business
6.1           Conduct of Business
7.1(a)        Assumed Collective Bargaining Agreements
9.1(a)        Title Commitments

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                                    EXHIBITS

Exhibit A -- Form of Order of the Canadian Bankruptcy Court
Exhibit B -- Dundee Term Sheet
Exhibit C -- Form of Put Obligation
Exhibit D -- Form of Order of the U.S. Bankruptcy Court
Exhibit E -- Form of Warrant
Exhibit F -- Form of Chicago Theater Deed
Exhibit G -- Form of Registration Rights Agreement
Exhibit H-1 -- Seller Certification of Livent N.Y.
Exhibit H-2 -- Seller Certification of Livent Chicago
Exhibit H-3 -- Seller Certification of Livent
Exhibit I -- Form of Release of Broker's Lien
Exhibit J -- Form of Break-Up Fee Order

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of May 28, 1999, is made and entered into by and among Livent Inc., an Ontario corporation ("Livent"); Livent International Inc., a Barbados corporation ("Livent International"); Livent (U.S.) Inc., a Delaware corporation ("Livent U.S."); Livent Realty (New York) Inc., a Delaware corporation ("Livent N.Y."); Livent Realty (Chicago) Inc., a Delaware corporation ("Livent Chicago," and together with Livent, Livent International, Livent U.S. and Livent N.Y., collectively, the "Sellers"); and SFX Entertainment, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, on November 18, 1998, (the "Petition Date"), each of the Sellers other than Livent International filed a voluntary petition for relief under chapter 11, title 11 of the United States Code, 11 U.S.C. ss. ss. 101, et seq. (the "U.S. Bankruptcy Code"), and on May 28, 1999 (the "International Petition Date"), Livent International filed a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code, with each filing in the United States District Court for the Southern District of New York (the "U.S. Bankruptcy Court"), Case Nos. 98-B-48309 through 98-B-48312 AJG and 99-B-43450 AJG (the "U.S. Bankruptcy Cases"), which U.S. Bankruptcy Cases are currently pending and are being jointly administered;

         WHEREAS, on November 19, 1998, Livent filed an application for an order under sections 4, 5, 6, 7, 11 and 18.6(2) of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the "CCAA"), and under the Business Corporations Act (Ontario), R.S.O. 1990, c. B-16 (the "OBCA") in the Superior Court of Justice (Ontario) (the "Canadian Bankruptcy Court"), Court File Number 98-CL-3162 (the "Canadian Bankruptcy Case," and collectively with the U.S. Bankruptcy Cases, the " Bankruptcy Cases");

         WHEREAS, the Buyer desires to purchase certain assets of the Sellers, which assets comprise substantially all of the Sellers' assets, from the Sellers, and the Sellers desire to sell such assets to the Buyer pursuant to
Section 363 of the U.S. Bankruptcy Code and pursuant to the CCAA;

         WHEREAS, the Buyer wishes to assume from the Sellers, and the Sellers wish to assign to the Buyer, certain executory contracts and unexpired leases pursuant to Section 365 of the U.S. Bankruptcy Code and pursuant to the CCAA, all of which were previously assumed, or shall be assumed, by the Sellers pursuant to Section 365 of the U.S. Bankruptcy Code and pursuant to the CCAA; and

         WHEREAS, simultaneously with the execution of this Agreement, the Buyer and the Sellers are entering into the Deposit Escrow Agreement, and the Buyer is delivering the Deposit to the Deposit Escrow Agent;

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings set forth below. Certain other capitalized terms used in this Agreement but not defined in this Article I shall have the meanings ascribed to such terms elsewhere in this Agreement.

         "Access Agreement" shall mean that certain letter, dated May 14, 1999, from the Buyer to the Sellers providing for, among other things, an indemnity with respect to the Buyer's access to the Premises.

         "Accounts Receivable" shall mean all amounts and notes receivable of the Sellers relating to the Business and/or the Purchased Assets (other than Ticketmaster Receivables), existing on the Closing Date, and the full benefit of all security (if any) for such amounts.

         "Adjusted Cash Purchase Price" -- See Section 2.2(a).

         "Adjustment Date" shall mean 11:59 p.m. on the day preceding the Closing Date.

         "Advance Ticket Sales" shall mean ticket sales by the Sellers or Sellers' Ticket Agents in respect of the Productions, the performance of which is to occur on dates on or after the Closing Date.

         "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person; provided, that, the creditors of any Seller shall not be considered the Affiliate of any Seller as a result of such creditor relationship.

         "Agreement" shall mean this Asset Purchase Agreement, including all schedules and exhibits hereto, as it may be amended from time to time in accordance with its terms.

         "Alternative Transaction" shall mean a transaction pursuant to a bona fide proposal made by any Person or Persons (other than the Buyer and any Affiliate of the Sellers) to acquire, directly or indirectly, all or substantially all of the assets of the Business or more than 50% of the voting power of the equity securities of Livent on terms which the Board of Directors of Livent (or the restructuring committee thereof) or one or more members of such restructuring committee duly authorized by such committee, after timely notification to the creditors' committee and the Buyer, determines in its good faith judgment to be higher or otherwise better to the Sellers in accordance with the Break-Up Fee Order (including the bidding procedures authorized thereby) than the transaction provided for in this Agreement (taking into account all factors relating to such proposed transaction, including, but not limited to, the consideration to be paid, the financing thereof, the proposed timing thereof and all other conditions thereto).

         "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement to be executed at the Closing by the Buyer and the Sellers in form and substance reasonably satisfactory to the Sellers and the Buyer.

         "Assignment of Leases" -- See Section 3.2(g).

         "Assumed Collective Bargaining Agreements" -- See Section 7.1(a).

         "Assumed Contracts" shall mean (A) those Executory Contracts identified in the Schedule of Assumed Executory Contracts, attached hereto as Schedule 4.14(a)(i) (other than the Assumed Collective Bargaining Agreements), which are to be assumed by the Sellers and assigned by the Sellers to the Buyer pursuant to this Agreement, (B) the other Contracts identified in the Schedule 4.14(a)(ii), which are to be assigned by the Sellers to the Buyer pursuant to this Agreement, (C) any Contract specifically relating to the Business entered into from and after the date hereof but prior to the Closing Date by any Seller in accordance with Section 6.1(a), (f), (g), (h) or (i), and (D) any Contract entered into in connection with Sections 9.6 or 9.8 which the Buyer approves (which approval shall not be unreasonably withheld or delayed).

         "Assumed Contract Deficiencies" -- See Section 6.8(b).

         "Assumed Liabilities" -- See Section 2.5.

         "Balance Sheet Date" -- See Section 4.7.

         "Bankruptcy Cases" -- See the Recitals hereto.

         "Break-Up Fee Order" -- See Section 6.6.

         "Business" shall mean all the business activities and operations of the Sellers, engaged in the ordinary course as of the date hereof, relating to the development, production and presentation of live theatrical productions, and the ownership and operation of theaters in the United States and Canada, except those activities and operations specifically relating to the Excluded Assets.

         "Business Day" shall mean any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York City or Toronto are authorized by law or other governmental action to close.

         "Buyer" -- See the Preamble hereto.

         "Buyer Material Adverse Effect" shall mean a material adverse effect on the financial condition, operations or business of the Buyer taken as a whole or on the ability of the parties hereto to consummate the transactions contemplated by the Transaction Documents.

         "Buyer SEC Documents" -- See Section 5.7.

         "Buyer Transaction Documents" shall mean this Agreement, the Exhibits and Schedules hereto and all other agreements, certificates or documents delivered by the Buyer in connection with the consummation of the transactions contemplated herein, including, without limitation, the Escrow Agreements, the Put Obligation, the Registration Rights Agreement, the

Assignment and Assumption Agreement, the Assignment of Leases, the Other Leases Assignment and the Warrants.

         "CA" shall mean the Competition Act (Canada), as amended.

         "Canadian Bankruptcy Case" -- See the Recitals hereto.

         "Canadian Bankruptcy Court" -- See the Recitals hereto.

         "Canadian Leases" shall mean the Leases (other than the New York Sublease) that are described on Schedule 4.11(c).

         "Canadian Order" shall mean an order of the Canadian Bankruptcy Court, in all material respects in the form attached hereto as Exhibit A, which form is acceptable to Buyer and which, inter alia: (i) appoints Ernst & Young Inc. as interim receiver (in such capacity, "EY"), pursuant to the Courts of Justice Act (Ontario) and the CCAA, of such assets, properties and undertakings of Livent situate in Canada which comprise the Purchased Assets under this Agreement and directing EY to enter into this Agreement in respect of those assets, properties and undertakings; (ii) provides that, upon closing of the transactions contemplated by this Agreement, all right, title and interest in the assets, properties and undertakings of Livent comprised in the Purchased Assets situated in Canada sold pursuant hereto shall irrevocably vest in the Buyer, and its successors and assigns, free and clear of all Liens, right, title or interest therein, of any other Person, except to the extent of the Permitted Closing Liens; and (iii) provides that the Bulk Sales Act (Ontario) does not apply to the sale of the Purchased Assets pursuant to this Agreement.

         "Canadian Pension/Benefit Plans" means all Canadian plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, which any of the Sellers is a party to or bound by or under which any of the Sellers has any liability or contingent liability or which has any application to the employees or any former employees of any of the Sellers, (a) relating to retirement savings or pensions, including any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan or supplemental pension or retirement plan or (b) any bonus, profit sharing, deferred compensation, incentive compensation, hospitalization, health, dental, disability or other benefit plan with respect to any of their employees or former employees, individuals working on contract with them or other individuals providing services to them of a kind normally provided by employees.

         "Cash" shall mean money, currency or a credit balance in a current account or a deposit account at a financial institution.

         "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision thereof maturing within one year from the date of acquisition and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper issued by any bank or any bank holding company owning any bank maturing no more than one year from the date of its creation and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition issued by any bank or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $250,000,000.

         "CCAA" -- See the Recitals hereto.

         "CERCLA" -- See the definition of Hazardous Materials.

         "Chicago Certificate" -- See Section 9.6.

         "Chicago Mortgage" shall mean that certain Mortgage, dated as of April 23, 1997, from Livent Chicago to the City of Chicago.

         "Chicago Theater" shall mean the real property described in Schedule 4.11(a)(i) and the Improvements thereat, commonly known as the Ford Center for the Performing Arts, located at 24 West Randolph, Chicago, Illinois.

         "Chicago Theater Deed" -- See Section 3.2(e).

         "Claims" -- See the definition of Excluded Assets.

         "Closing" -- See Section 3.1.

         "Closing Date" -- See Section 3.1.

         "Closing Date Balance Sheet" -- See Section 2.4(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean shares of the Class A Common Stock, par value $0.01 per share, of the Buyer.

         "Confidentiality Agreement" -- See Section 6.3.

         "Consent" shall mean any approval, authorization, waiver, consent, order or notification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from any Law or Order.

         "Construction Materials" shall mean all of the Sellers' right, title and interest, if any, in and to any building materials, supplies, hardware, and carpeting relating to the construction or improvement of the Material Real Property (whether on site at the Material Real Property or on order as of the Closing).

         "Contractor Estimate" -- See Section 9.3.

         "Contracts" shall mean, collectively, the Leases, Space Leases, Purchase Orders, Sales and Ticket Orders, Rights Agreements, the Equipment and Machinery Leases, licenses to use any Intellectual Property, subscription lists, and partnership or joint venture agreements, license agreements, service contracts, individual employment, severance or bonus agreements covering any employee of the Sellers, commission and consulting agreements, Assumed Collective Bargaining Agreements, suretyship contracts, distribution agreements, contracts or commitments limiting or restraining the Sellers with respect to the Business from engaging or competing in any lines of business or with any Person, documents granting a power of attorney with respect to the Purchased Assets, agreements not made in the ordinary course of business, options to purchase any assets or property rights of the Business, and all other agreements to which any of the Sellers is a party that relate to the Purchased Assets, but excluding the Excluded Contracts.

         "Corporate Documentation" -- See definition of Excluded Assets.

         "Credit Agreement" shall mean the Debtor-in-Possession Credit Agreement, dated as of February 22, 1999, by and among Livent, Livent U.S., Livent N.Y., Livent Chicago, the lenders party thereto and Silver Oak Capital, L.L.C., as agent, as it may be amended from time to time and any credit agreement that refinances such Credit Agreement.

         "Deposit" -- See Section 2.6.

         "Deposit Escrow Agent" shall mean IBJ Whitehall Bank & Trust Company, a New York banking corporation, as escrow agent under the Deposit Escrow Agreement.

         "Deposit Escrow Agreement" shall mean the Deposit Escrow Agreement, dated as of the date hereof, among the Sellers, the Buyer and the Deposit Escrow Agent.

         "DRVS" shall mean Dundee Realty (Victoria-Shuter) Corporation, and its successors and assigns.

         "Dundee Agreement" shall have the meaning given to that term in the Dundee Term Sheet.

         "Dundee Term Sheet" shall mean the term sheet attached hereto as Exhibit B.

         "Employee Benefit Plan" shall mean an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan where no distinction is required by the context in which the term is used.

         "Employee Pension Benefit Plan" shall mean an "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, which covers any employee or former employee of the Sellers who performed services for the Business, or any spouse or beneficiary of either.

         "Employee Welfare Benefit Plan" shall mean an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, which covers any employee or former employee of the Sellers who performed services for the Business, or any spouse or beneficiary of either.

         "Engineering Consultant" shall mean Terra Probe or such other engineering consultant reasonably acceptable to the Sellers and the Buyer.

         "Environmental Claim" -- See Section 4.16(j).

         "Environmental Laws" shall mean all federal, state, provincial, local and foreign laws, statutes, regulations, ordinances, rules, guidelines, orders, regulations and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning pollution or protection of the environment, including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials.

         "Environmental Permits" shall mean permits, licenses, certificates, registrations and approvals required by the Environmental Laws for the operation of the Business, including, without limitation, the ownership and leasing, as the case may be, and operation of the Purchased Real Property and the Leased Real Property.

         "Equipment and Machinery" shall mean, to the extent used in the Business, (i) all the equipment, machinery, furniture, fixtures and improvements, tooling, spare parts and supplies owned or leased by the Sellers with respect to the operations of the Business on the Closing Date, except to the extent the same are attached to real property and considered a portion thereof under applicable law, and (ii) any rights of the Sellers to the warranties (to the extent assignable) and licenses received from manufacturers, sellers and lessors of the aforesaid items; except, in each case, for those that are Excluded Assets.

         "Equipment and Machinery Leases" shall mean the leases for Equipment and Machinery.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean IBJ Whitehall Bank & Trust Company, a New York banking corporation, or such other Person reasonably acceptable to the Buyer and the Sellers, as escrow agent under the Escrow A Agreement, the Escrow B Agreement, the Escrow C Agreement and the Escrow D Agreement.

         "Escrow A Agreement" shall mean the Escrow Agreement described in
Section 2.7(c) to be dated as of the Closing Date, by and among the Sellers, the Buyer and the Escrow Agent, in form and substance reasonably satisfactory to the Sellers and the Buyer.

         "Escrow Agreements" shall mean, collectively, the Deposit Escrow Agreement, the Escrow A Agreement. the Escrow B Agreement, the Escrow C Agreement and the Escrow D Agreement.

         "Escrow B Agreement" shall mean the Escrow Agreement described in
Section 2.7(d) to be dated as of the Closing Date, by and among the Sellers, the Buyer and the Escrow Agent, in form and substance reasonably satisfactory to the Sellers and the Buyer.

         "Escrow C Agreement" shall mean the Escrow Agreement described in
Section 2.7(e) to be dated as of the Closing Date, by and among the Sellers, the Buyer and the Escrow Agent, in form and substance reasonably satisfactory to the Sellers and the Buyer.

         "Escrow D Agreement" shall mean the Escrow Agreement described in
Section 2.7(f) to be dated as of the Closing Date, by and among the Sellers, the Buyer and the Escrow Agent, in form and substance reasonably satisfactory to the Sellers and the Buyer.

         "Estimated Closing Date Balance Sheet" -- See Section 2.3(a).

         "Estimated Purchase Price" -- See Section 2.2(b).

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Excluded Assets" shall mean the following:

         (i) all of the Sellers' prepaid insurance premiums and deposits, including, but not limited to, deposits of the Sellers held by utilities or under Leases or Equipment and Machinery Leases, and rights to refunds or adjustments in respect of the period prior to the Closing Date and all rights to insurance proceeds or other insurance contract recoveries in respect of liabilities retained by the Sellers pursuant to Article VII; except to the extent set forth on Schedule 1.1, which lists certain prepaid expenses that are not Excluded Assets;

         (ii) the capital stock or equity interest held by any Seller of any corporation or other entity, except for Sellers' limited partnership interests in The Jekyll Company Limited Partnership and The Swan Lake Company Limited Partnership, New York limited partnerships;

         (iii) any asset of any Seller that would constitute a Purchased Asset (if owned by such Seller on the Closing Date) that is conveyed or otherwise disposed of during the period from the date hereof until the Closing Date
    (y) in the ordinary course of business and not in violation of the terms of this Agreement, or (z) as otherwise expressly permitted by the terms of this Agreement;

         (iv) all losses, loss-carry forwards and rights to receive refunds, credits and loss-carry forwards with respect to any and all Taxes of any Seller or Taxes of landlords payable by the Sellers pursuant to the Leases, incurred or accrued on or prior to the Closing Date, including, but not limited to, interest receivable with respect thereto;

         (v) any rights, claims, credits, allowances, rebates, causes of action (including, but not limited to, all causes of action arising under Sections 510, 544 through 550 and 553 of the U.S. Bankruptcy Code or under similar state laws, including, but not limited to, fraudulent conveyance claims, and all other causes of action of a trustee and debtor-in-possession under the U.S. Bankruptcy Code) or rights of set-off (collectively, "Claims") of any Seller or any Affiliate of any Seller arising out of or directly relating to the Bankruptcy Cases, including, but not limited to, any claims (as defined in Section 101(5) of the U.S. Bankruptcy Code) filed, scheduled or otherwise arising in the Bankruptcy Cases, except for Claims arising after the Petition Date (or, in the case of Livent International, after the International Petition Date) in the ordinary course of business and relating to any of the Purchased Assets or the Assumed Liabilities;

         (vi) corporate seals, minute books, charter documents, corporate stock record books, registers of other securities, original tax and financial records and such other books and records as pertain to the organization, existence, share capitalization or debt financing of the Sellers, and any files, books and records relating to the Sellers' Affiliates (collectively, the "Corporate Documentation");

         (vii) all claims or causes of action (whether asserted or unasserted), demands, judgments and pending litigation (other than the Claims) as to which any Seller is a claimant, plaintiff, defendant, judgment creditor or beneficiary arising prior to the Closing Date, including, but not limited to, any claims against any legal, accounting, underwriting, financial advisory or other professional firm retained by any Seller, any of Sellers' lenders, Garth H. Drabinsky, Myron I. Gottlieb and any derivative actions (including, but not limited to, the proceeding pending in the Canadian Bankruptcy Court between Livent and Garth H. Drabinsky, Myron I. Gottlieb, Robert Topol and King Commodity Services Limited); other than those claims, demands, causes of action, judgments and pending litigation arising after the Petition Date (or, in the case of Livent International, after the International Petition Date) in the ordinary course of business and relating to any of the Purchased Assets or Assumed Liabilities;

         (viii) any rights of the Sellers under this Agreement, the other Transaction Documents or any other agreement between any Seller and the Buyer arising out of the transactions contemplated hereby and thereby;

         (ix) any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to any Seller or any of its Affiliates or any of such Seller's property and any rights (including, but not limited to, prepaid premiums and deposits) of any Seller or any of its Affiliates under such insurance policy or contract, other than rights under such insurance policies or contracts with respect to any Assumed Liability or any casualty affecting any of the Purchased Assets if and to the extent purchased (other than prepaid premiums and deposits); and any award in respect of condemnation, eminent domain or expropriation (except to the extent assigned to the Buyer pursuant to Section 9.3 hereof);

         (x) the assets listed on Schedule 1.2 and the Excluded Contracts;

         (xi) all claims and other amounts due to the Sellers from any of their Affiliates or any of Sellers' or their Affiliates' past or present employees;

         (xii) the Vancouver Ford Centre Theater, located in Vancouver, British Columbia, Canada, the land upon which it is located (including the land described on Schedule 1.3A hereto (but in no event shall such excluded land include the Land)) and all agreements, contracts, instruments, rights, interests, licenses and permits, equipment and other property specifically related thereto (but other than the Assumed Contracts) and including any related claims;

         (xiii) any interest of any Seller in the North York Ford Centre Theater, located in Toronto, Ontario, Canada, the land upon which it is located (including the land described on Schedule 1.3B hereto (but in no event shall such excluded land include the Land)) and all agreements, contracts, instruments, rights, interests, licenses and permits, equipment and other property specifically related thereto (but other than the Assumed Contracts) and including any related claims;

         (xiv) the Livent Headquarters, the land upon which it is located (including the land described on Schedule 1.3C hereto (but in no event shall such excluded land include the Land)) and all agreements, contracts, instruments, rights, interests, licenses and permits, equipment and other property specifically related thereto (including, without limitation, the parking areas and/or facilities described on Schedule 1.3C hereto but other than the Assumed Contracts) and including any related claims;

         (xv) those certain parcels of real estate, located in Toronto, Ontario, Canada, as more particularly described in Schedule 1.3D hereto (the "DRVS Land") including, without limitation, all improvements, if any, thereon and all agreements, contracts, instruments, rights, interests, licenses and permits, equipment and other property specifically related thereto (but other than the Assumed Contracts) and including any related claims and any residual density rights in excess of the density existing on the Land on which the Pantages Theater is located as of the date hereof;

         (xvi) all Ticketmaster Receivables;

         (xvii) all contracts, intellectual property and other rights, agreements, relationships, branded inventory and merchandise, sets, costumes, other physical production elements, receivables and other assets relating to: Showboat (except such physical production elements contemplated by any agreement with Network Presentation LLC for its non-equity tour of Showboat and any related receivables), Barrymore, Parade, Kiss of the Spider Woman, Joseph and the Amazing Technicolor Dreamcoat, Sunset Boulevard, Music of the Night, Candide and Aspects of Love; and

         (xviii) all inventory and accounts receivable (except as relates to Network Presentation LLC, as described in the preceding clause) related to any of the foregoing Excluded Assets.

         "Excluded Contracts" shall mean those agreements, contracts, instruments and rights of the Sellers (i) that specifically relate to any of the Excluded Assets or (ii) are set forth on Schedule 1.4.

         "Excluded Liabilities" -- See Section 2.5.

         "Executory Contracts" shall mean all Contracts entered into by one or more of the Sellers (other than Livent International) before the Petition Date and, in the case of Livent International, before the International Petition Date, and which, in each case, are executory or unexpired as of the Closing Date.

         "Files and Records" shall mean all files and records, whether in hard copy, magnetic format or other retrievable or deliverable form, of the Sellers specifically relating to the Purchased Assets or the Assumed Liabilities (but only to the extent they are in the possession, or under the control, of the Sellers), except for those that specifically relate to the Excluded Assets.

         "FIRPTA Certificate" shall mean a certification, made under penalties of perjury and in compliance with the treasury regulations under Section 1445 of the Code, that such Person is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the treasury regulations promulgated thereunder).

         "GAAP" shall mean Canadian generally accepted accounting principles, as in effect from time to time.

         "Governmental Authority" shall mean any agency, division, subdivision, audit group, regulatory arm, instrumentality or procuring office of the Government of the United States, the states, counties, cities or other local political subdivisions thereof, Canada, the provinces thereof, municipal or local government or any other foreign government, including but not limited to, the employees or agents thereof.

         "Hazardous Materials" shall mean and include any substance which is deemed to be hazardous, toxic, hazardous waste, radioactive or a contaminant under any Environmental Law including, but not limited to, "hazardous substances" as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), a "hazardous waste" as defined by the Resource Conservation and Recovery Act ("RCRA"), as amended, polychlorinated byphenyls, petroleum products or byproducts, solvents, pesticides or asbestos.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "ICA" shall mean the Investment Canada Act, as amended.

         "Improvements" shall mean the buildings, improvements, fixtures and structures located on the Land and/or demised under the Leases.

         "Information Package" -- See Section 4.7.

         "Initial Cash Amount" -- See Section 2.2(a).

         "Intangible Assets" shall mean all intangible personal property rights of the Sellers in connection with the Business and the Purchased Assets (including, without limitation, air rights, development rights and entitlements and other intangible property relating to the Purchased Real Property and the Leased Real Property) and all goodwill of the Sellers relating to the Business, except for those that are Excluded Assets, if any.

         "Intellectual Property" shall mean all trademarks, service marks, trade names, domain names, websites, brands, private labels, patents, copyrights, know-how, trade dress, or trade secrets and licenses, promotional and advertising materials, and the goodwill associated therewith, including, without limitation, the Livent Trademarks, and all rights with respect to any of the foregoing that any Seller owns or possesses relating to any of the Purchased Assets or the operations of the Business, except for those that are Excluded Assets, if any.

         "International Petition Date" -- See the Recitals hereto.

         "Inventory" means all inventory of the Sellers relating to the Business, including, (i) all the finished goods, raw materials, work in progress and inventoriable supplies owned by the Sellers on the Closing Date for use in the operations of the Business and (ii) any and all rights of the Sellers to the warranties received from their suppliers, manufacturers, distributors or other vendors with respect to such inventory (to the extent assignable) and related claims, credits, rights of recovery and set-off with respect thereto; except, in each case, for those that are Excluded Assets, if any.

         "Knowledge of the Sellers," "Sellers' Knowledge," "known" to the Sellers, "best of knowledge" of the Sellers, matters of which the Sellers are "aware" and language of similar import shall mean all matters known by Messrs. Roy L. Furman, David R. Maisel, Robert B. Webster and Paul Mellinger, in each case after reasonable due diligence and inquiry of appropriate individuals (including Daniel Brambilla, the managers of the theaters included in the Purchased Assets and the managers of the Sellers responsible for managing each of the Productions).

         "Land" shall mean, except as provided in and solely in connection with
Section 4.16, the parcels of land described in Schedule 4.11(a) hereto and the parcels of land demised under the Leases, in each case, together with all of the Sellers' right, title and interest in and to all rights of way, easements, reciprocal easement agreements, reservations, privileges and appurtenances, and other rights and interests of the Sellers appurtenant to the Land, including, without limitation, all right, title and interest of the Sellers, if any, in and to (a) the strips and gores, streets, highways, other public ways and alleys, opened or proposed, abutting, in front of or adjoining or adjacent thereto (and all right, title and interest, if any, of Sellers in and to any unpaid award for any damage to the Premises by reason of change of grade of any street or highway or other public way), (b) any water, oil, gas and mineral rights owned by, or leased to, the Sellers and relating to the Land and (c) all off-street parking rights and spaces relating to the Land.

         "Law" -- See Section 4.4.

         "Leased Real Property" shall mean all of the Sellers' right, title and interest, as tenant, under the Leases in and to the Land described thereunder and the Improvements on such Land and/or demised under the Leases.

         "Leases" shall mean those leases more particularly described in
Schedule 4.11(c) attached hereto.

         "Liability" shall mean any liability or obligation (whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, and whether due or to become due), including, but not limited to, any liability for Taxes.

         "Licenses and Permits" shall mean the government permits, authorizations and licenses issued by any national, state, provincial, local or other domestic or foreign governmental authority used in the Business, including but not limited to, those listed on Schedule 1.5, except for those that are Excluded Assets, if any, and except for liquor licenses.

         "Lien" shall mean any mortgage, charge, pledge, security interest, option, easement, recorded or registered, as applicable, covenant, condition or restriction, right of way, judgment lien, tax lien, mechanic's, materialman's, carrier's, worker's, repairer's, construction and similar lien and statutory or other lien, conditional sale agreement, or other encumbrance or, other than in the case of the Premises, interest of any nature whatsoever.

         "Livent" -- See the Preamble hereto.

         "Livent Chicago" -- See the Preamble hereto.

         "Livent Headquarters" shall mean the office building of Livent located at 165 Avenue Road, Toronto, Ontario, Canada, which premises are used as its corporate headquarters and house certain of the Sellers' managerial, administrative and other employees.

         "Livent International" -- See the Preamble hereto.

         "Livent N.Y." -- See the Preamble hereto.

         "Livent Trademarks" shall mean all of the Sellers' rights, title and interests in all registered or unregistered trademarks, service marks, trade names and domain names, together with the goodwill associated therewith, for the name "Livent" or any variation or derivative thereof.

         "Livent U.S." -- See the Preamble hereto.

         "Losses" -- See Section 11.2.

         "Mandatory Cure Items" shall mean each of the following Title Defects (but only if such Title Defects are of record or on file, as applicable, in the applicable recording or filing office, against the parcel of Material Real Property in question or, in the case of Material Real Property located in Canada, registered against Livent in the sheriff's office in the county or district where the Material Real Property is located, whether described in a Title Commitment, or first arising or first disclosed by the Title Company or otherwise to the Sellers and the Buyer after the date of the Title Commitment for the parcel of Material Real Property in question and prior to the Closing
Date: (a) any mortgage and assignment of leases and rents, and UCC-1 and Personal Property Security Act ("PPSA") financing statements relating thereto other than the Chicago Mortgage and any assignments of leases and UCC and PPSA financing statements relating thereto; (b) any lien, encumbrance, covenant, easement or restriction voluntarily created by the Sellers after the date of this Agreement; (c) judgment liens against the Sellers, and tax liens and brokers' liens; (d) any mechanics', materialmens', carriers', workers', repairers', construction and similar liens; and (e) all other liens, judgments and encumbrances that can be cured or removed by the payment of a liquidated sum of money not to exceed $600,000 in the aggregate for all Material Real Property.

         "Material Assumed Contracts" shall mean the following Assumed
Contracts: (i) all Rights Agreements with respect to Fosse, Phantom of the Opera and Ragtime and all other Assumed Contracts that are necessary for the operation of such Productions, (ii) all Rights Agreements with respect to Pal Joey and Seussical and (iii) all Assumed Contracts that affect the Premises, including those running with the Land.

         "Material Real Property" shall mean, collectively, the Pantages Theater, the Chicago Theater and the New York Theater.

         "New York Chattel Mortgage" shall mean that certain Master Lease of Personal Property #3267, dated September 18, 1997, by and between, Charter Financial, Inc. and Livent N.Y. and all ancillary documents and agreements related thereto.

         "New York Fixture Lien" shall mean the Lien, if any, arising under or on account of the New York Chattel Mortgage.

         "New York Master Lease" shall mean that certain Amended and Restated Agreement of Master Lease, dated as of December 13, 1996, as amended by that certain Letter Agreement, dated June 4, 1998, as further amended by that certain Letter Agreement, dated June 16, 1998, as further amended by that certain Amendment to Amended and Restated Agreement of Master Lease, dated as of June 30, 1998, as further amended by that certain Second Amendment to Amended and Restated Agreement of Master Lease, dated as of November 5, 1998, by and between 42nd St. Development Project, Inc., as landlord, and The New 42nd Street, Inc., as tenant.

         "New York Sublease" shall mean that certain Agreement of Sublease made by and between The New 42nd Street, Inc., as landlord, and Livent N.Y., as tenant, dated as of June 14, 1996, as amended by that certain Consent and Depositary Agreement, dated as of February 22, 1999, made by 42nd St. Development Project, Inc., The New 42nd Street, Inc. and Livent N.Y., and that certain Stipulation and Order Respecting Assumption and Assignment of Ford Center Sublease by and among The New 42nd Street, Inc., Livent N.Y. and Angelo Gordon & Co., L.P., for itself and certain funds under its management, and entered by the U.S. Bankruptcy Court in Case No. 98B 48312 (AJG), on December 30, 1998, as modified by that certain Final Order Pursuant to Bankruptcy Code Sections 105, 364 and 365 and Bankruptcy Rules 2002 and 4001, entered by the U.S. Bankruptcy Court, in Case No. 98B 48312 (AJG), on December 30, 1998.

         "New York Theater" shall mean Livent N.Y.'s leasehold interest in the real property and all Improvements thereon commonly known as the Ford Center for the Performing Arts, located at 213 West 42nd Street, New York, NY.

         "No Action Letter" -- See Section 6.10.

         "Non-Interference Agreement" shall mean that certain non-interference agreement dated May 20, 1999 by and among Martin Bell, Livent and Livent (U.S.).

         "NYPCO" -- See Section 9.6.

         "OBCA" -- See the Recitals hereto.

         "Order" shall mean any order, writ, judgment, award, injunction or decree of any court or other Governmental Authority of competent jurisdiction.

         "ordinary course of business" when used in this Agreement with respect to any of the Sellers, shall mean in the ordinary course of such Seller's business from and after the Petition Date.

         "Pantages Development Site" shall mean the lands described as the Lot on Plan attached to Site Specific Zoning Amendment By-law No. 670-91, as amended by By-law 1997-0202.

         "Pantages Naming Shortfall" shall mean the positive difference, if any, between $600,000 and the amount of revenue recognized with respect to the 12 month period following the end of the quarter in which the Closing Date occurs (the "Pantages Naming Period") by the Buyer in its financial statements in accordance with U.S. GAAP with respect to the naming rights for the Pantages Theater.

         "Pantages Theater" shall mean that the real property described in
Schedule 4.11(a)(ii) and all Improvements thereon commonly known as the Pantages Theater, located at 263 Yonge Street and 232 and 244 Victoria Street, Toronto, Ontario, Canada.

         "Pantages Ticket Surcharge" shall mean the obligation of Livent to collect on behalf of The Corporation of the City of Toronto at the time of the ticket sale and remit to The Corporation of the City of Toronto a ticket surcharge of 60(cent)per ticket, plus Goods and Services Tax, in respect of public performances at the Pantages Theater, all as is more particularly set forth in Amendment No. 6 to the Master Agreement made as of January 1, 1997 between Livent and The Corporation of the City of Toronto.

         "Permitted Closing Liens" shall mean (i) Liens for Taxes, assessments, local improvement rates, utilities, vault and water and sewer charges or other governmental or quasi-governmental charges, in each case that are not yet due and payable, (ii) revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of any of the Premises,
(iii) the terms, provisions and conditions of the Leases, (iv) the state of facts reflected on the surveys listed on Schedule 1.7 hereto and any additional state of facts an accurate up-to-date survey and inspection would disclose to the extent such additional state of facts does not render title unmarketable,
(v) the rights of tenants or licensees as tenants or licensees only under the Space Leases, (vi) Liens and other matters set forth on Schedule 1.8(b) hereto,
(vii) the title, rights and interest of the lessor under the New York Sublease, and the title, rights and interest of the lessor and of the lessee under the New York Master Lease and (viii) the title, rights and interest of the lessor under each Canadian Lease and any liens, encumbrances or other matters to which the title or interest of such lessor may be subject.

         "Permitted Liens" shall mean (i) Liens for Taxes, assessments, local improvement rates, utilities, vault and water and sewer charges or other governmental or quasi-governmental charges, in each case that are not yet due and payable, (ii) Liens that are discharged at or prior to the Closing and any other Lien which is removed from any of the Purchased Assets, pursuant to, or by virtue of, the U.S. Order or the Canadian Order, (iii) revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of any of the Premises, (iv) the terms, provisions and conditions of the Leases, (v) the state of facts reflected on the surveys listed on Schedule 1.7 hereto and any additional state of facts an accurate up-to-date survey and inspection would disclose to the extent such additional state of facts does not render title unmarketable, (vi) the rights of tenants or licensees as tenants or licensees only under the Space Leases, (vii) Liens and other matters set forth on Schedule 1.8(a) hereto, (viii) the title, rights and interest of the lessor under the New York Sublease, and the title, rights and interest of the lessor and of the lessee under the New York Master Lease and
(ix) the title, rights and interest of the lessor under each Canadian Lease and any liens, encumbrances or other matters to which the title or interest of such lessor may be subject.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, estate, trust, unincorporated organization, limited liability company or Governmental Authority or any group of the foregoing acting in concert.

         "Petition Date" -- See the Recitals hereto.

         "PPSA" -- See definition of Mandatory Cure Items.

         "Premises" shall mean the Purchased Real Property and the Leased Real Property.

         "Pre-Production Expenditures" shall mean the aggregate expenditures to develop the property rights (including payments to authors, composers and the like), casting, rehearse, conduct readings and workshops, build the physical production, advertise, market and promote the Productions and similar pre-production expenditures, in each case prior to their first paid performance.

         "Proceedings" -- See Section 4.8.

         "Productions" shall mean the following live theatrical productions produced, presented, licensed or under development by the Sellers that comprise part of the Purchased Assets: "Fosse," "Pal Joey," "Phantom of the Opera," "Playhouse Creatures," "Ragtime," "Sally Hemmings," "Seussical" and "Sweet Smell of Success."

         "Property Permits" shall mean all variances, special use permits, certificates of occupancy, permits, authorizations and licenses issued by, or which are required to be issued by, any Governmental Authority in connection with the Sellers' ownership or leasing, as the case may be, of the Premises, operation of the Business at the Premises and/or the construction, use, occupancy and maintenance of all or any portion of the Premises other than Excluded Assets and liquor licenses.

         "Purchase Orders" shall mean the Sellers' outstanding purchase orders, contracts or other commitments to suppliers of goods and services for materials, supplies, services or other items used in the Business.

         "Purchase Price" -- See Section 2.2(a).

         "Purchase Price Adjustment" -- See Section 2.4(d).

         "Purchased Assets" shall mean all of the tangible and intangible assets of the Sellers existing on the Closing Date that relate to the Business (which assets comprise substantially all of the Sellers' assets), including, but not limited to, the following: Cash and Cash Equivalents; the Accounts Receivable; Construction Materials; the rights of the Sellers under the Assumed Contracts; Equipment and Machinery; Files and Records; Intellectual Property; Intangible Assets; all subscription lists (including the means to generate electronic versions thereof, to the extent available), Inventory; Licenses and Permits (to the extent transferable by the Sellers); Premises; Sellers' personal property relating to the Business, the prepaid expenses set forth on Schedule 1.1; any Claims arising after the Petition Date or the International Petition Date, as applicable, in the ordinary course of business and relating to any of the Purchased Assets or Assumed Liabilities; and any claims, demands, causes of action, judgments and pending litigation (other than the Claims) as to which any Seller is or could be a claimant, plaintiff, judgment creditor or beneficiary arising after the Petition Date or the International Petition Date, as applicable, in the ordinary course of business and relating to any of the Purchased Assets or Assumed Liabilities; provided, however, that notwithstanding the foregoing, the Purchased Assets shall not include any Excluded Assets.

         "Purchased Real Property" shall mean all of the Sellers' right, title and interest in and to the fee simple title to the Land described (including the legal description) in Schedule 4.11(a) attached hereto and made a part hereof and the Improvements thereon.

         "Put Amount" shall mean the maximum amount that from time to time may be put to the Buyer pursuant to the Put Obligation.

         "Put Obligation" shall mean the non-interest bearing obligation of the Buyer, in substantially the form attached to Exhibit C.

         "RCRA" -- See the definition of Hazardous Materials.

         "Reciprocal Agreement" shall have the meaning ascribed thereto in the Dundee Term Sheet.

         "Redevelopment Agreement" shall mean that certain Block 36, North Loop Project Redevelopment Agreement Oriental Theater, dated as of April 29, 1996, made by and between the City of Chicago and Livent Chicago.

         "Required Consents" shall mean the Consents to the Material Assumed Contracts, whether pursuant to the U.S. Order, the Canadian Order or the consent, authorization or waiver of the other party to such Contract.

         "Reorganization Plan" shall mean the Plan of Reorganization to be filed by the Sellers under Chapter 11 of the U.S. Bankruptcy Code.

         "Rights Agreements" shall mean all contracts, agreements and other undertakings by or for the benefit for any Seller relating, directly or indirectly, to the Productions, whether they be rights of production, presentation, license, development, or other ancillary or subsidiary rights, and all option agreements, rights agreements, license agreements, merchandising agreements, development agreements, and agreements providing for ancillary, subsidiary or other rights in respect of such properties, and the Sellers' limited partnership interests in The Jekyll Company Limited Partnership and The Swan Lake Company Limited Partnership, New York limited partnerships; provided, that "Rights Agreements" shall not include any Excluded Assets. All Rights Agreements shall be separately identified and set forth in Schedules 4.14(a)(i) and 4.14(a)(ii) attached hereto.

         "Royalty Payment Release" shall mean (i) an order of the U.S. Bankruptcy Court providing that in the event that Martin Bell is granted, pursuant to the terms of the Non-Interference Agreement, an allowed administrative claim against Livent and Livent (U.S.) equal to $350,000 (less any amounts paid to Martin Bell pursuant to the terms of the Non-Interference Agreement), Martin Bell shall not have an enforceable claim for or entitlement to Royalty Payments (as used in the Non-Interference Agreement); (ii) a written, unconditional and irrevocable waiver of entitlement to Royalty Payments executed by Martin Bell; or (iii) the failure of the U.S. Bankruptcy Court to approve the Non-Interference Agreement.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

         "Sales and Ticket Orders" shall mean all of the Sellers' sales orders, contracts or other commitments to purchasers of goods and services, including, but not limited to, all ticket sales of the Business.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller Balance Sheet" -- See Section 4.7.

         "Seller Material Adverse Effect" shall mean a material adverse effect on the physical or financial condition or operations of the Business or the Purchased Assets, as the case may be, taken as a whole or on the ability of the parties hereto to consummate the transactions contemplated by the Transaction Documents.

         "Sellers" -- See the Preamble hereto.

         "Sellers' Accounts" -- See Section 2.7(a).

         "Sellers' Ticket Agents" shall mean any agent or other Person acting for or on behalf of the Sellers engaged in the activity of selling tickets or procuring Sales and Ticket Orders, including, without limitation, Ticketmaster, Inc.

         "Sellers' Transaction Documents" shall mean this Agreement, the Exhibits and Schedules thereto and all other agreements, certificates or documents delivered by the Sellers in connection with the consummation of the transactions contemplated herein, including, without limitation, the Assignment and Assumption Agreement, the Assignment of Lease, the Bills of Sale, the Chicago Theater Deed, the Escrow Agreements and the Registration Rights Agreement.

         "Seussical" shall mean the musical play written by Lynn Ahrens and Stephen Flaherty, based on the works of Dr. Seuss.

         "Seussical Condition" shall be satisfied when the Sellers have obtained and delivered to the Buyer (i) an agreement with the underlying rightsholder (currently, the Seuss estate), on terms reasonably acceptable to the Buyer, which approves the transfer of the underlying rights in and to Seussical to the Buyer and extends the deadline to commence the production of Seussical no earlier than December 1, 2000, (ii) agreements with Lynn Ahrens and Stephen Flaherty, who together comprise the bookwriters, composer and lyricist of Seussical, on terms reasonably acceptable to the Buyer, approving the transfer of their Seussical rights to the Buyer and (iii) a certification by an executive officer of Livent that, to the Sellers' knowledge, there are no defaults or adverse claims under such agreements.

         "Seussical Payment" -- See Section 2.2(a).

         "Soil Shifting" -- See Section 9.8(a).

         "Space Leases" shall mean all leases, licenses and other occupancy agreements for space at the Premises under which one of the Sellers is the lessor, licensor or grantor, as more particularly described in Schedule 4.11(d) attached hereto.

         "Structural Support Escrow Amount" -- See Section 9.8(c).

         "Structural Support Work" -- See Section 9.8(b).

         "Support Work Documents" -- See Section 9.8(b).

         "Taxes" shall mean for all purposes of this Agreement all taxes, charges, fees, levies, deficiencies and/or other assessments, however denominated, including, but not limited to, any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all income taxes, payroll and employee withholding taxes, unemployment insurance, employer health taxes, social security, provincial and federal governmental pension plan taxes and payments, sales and use taxes, goods and services taxes, excise taxes, franchise taxes, capital gains taxes, gross receipts taxes, mortgage taxes, occupation taxes, real and personal property taxes and assessments, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing; and "Tax" shall mean any one of them.

         "Tax Return" shall mean any return, declaration, report, information return, claim for refund or credit or statement, including, without limitation, any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection, payment or refund of Taxes or the administration of any Laws or administrative requirements relating to Taxes.

         "Ticketmaster Receivables" shall mean accounts receivable relating to Advance Ticket Sales by, or ticket rebates from, Ticketmaster, Inc.

         "Title Commitment" -- See Section 9.1(a).

         "Title Company" shall mean Chicago Title Insurance Company or another reputable title insurance company.

         "Title Defects" shall mean any mortgage, deed of trust, mechanic's, materialman's, carrier's, worker's, repairer's, construction and similar lien, statutory and other lien, pledge, security interest, lease, judgment, charge, option, conditional sale agreement, right of first refusal, easement, restrictive covenant, right of way, encroachment, encumbrance or survey defect or any other instrument affecting the use, ownership, development, operation or disposition of any Material Real Property that is recorded in the appropriate recorder's office or, in the case of Material Real Property located in Canada, registered against Livent in the sheriff's office in the county or district where the Material Real Property is located, as applicable, in each case other than Permitted Closing Liens.

         "Transaction Documents" shall mean, collectively, the Buyer Transaction Documents and the Sellers' Transaction Documents.

         "Transaction Taxes" -- See Section 8.1.

         "Transferred Employees" -- See Section 7.1(a).

         "Union Employees" -- See Section 7.1(a).

         "Union Employment Agreements" -- See Section 7.1(a).

         "U.S. Bankruptcy Cases" -- See the Recitals hereto.

         "U.S. Bankruptcy Code" -- See the Recitals hereto.

         "U.S. Bankruptcy Court" -- See the Recitals hereto.

         "U.S. GAAP" -- See Section 5.7.

         "U.S. Order" shall mean an order of the U.S. Bankruptcy Court obtained in all material respects in the form attached hereto as Exhibit D, which form is acceptable to Buyer, which, inter alia: (i) approves this Agreement and all material terms and conditions hereof; (ii) provides that the Purchased Assets are sold free and clear of all Liens pursuant to Sections 363 (b) and (f) of the U.S. Bankruptcy Code, except to the extent of any Permitted Closing Liens; (iii) provides that the Buyer is entitled to all of the protections of Section 363(m) of the U.S. Bankruptcy Code as a good faith purchaser; (iv) provides for the assumption and assignment by the Sellers to the Buyer of the Assumed Contracts;
(v) provides that the sale is exempt from transfer taxes to the fullest permitted extent pursuant to Section 1146(c) of the U.S. Bankruptcy Code; and
(vi) provides that the Buyer shall be liable from and after the Closing solely for all Assumed Liabilities but that the Buyer shall not be liable for any other liabilities of the Sellers, including, without limitation, the Excluded Liabilities.

         "Violation" shall mean a condition that constitutes a violation of any Law or Order regulating the ownership or leasing, as applicable, reconstruction, repair, maintenance, operation or use of any of the Premises.

         "Violation Notification" shall mean any written notification of a Violation issued by a Governmental Authority or a Title Commitment (or the written results of a municipal search) delivered by the Title Company to the Sellers that references a Violation that is of record or filed in the office of the applicable municipal department with respect to the applicable Material Real Property and is not a Permitted Closing Lien.

         "Warrants" -- See Section 2.9.

         "Welfare Type Plans" -- See Section 7.3.

                                   ARTICLE II.
                                PURCHASE AND SALE

         SECTION 2.1. PURCHASE AND SALE OF PURCHASED ASSETS. (a) Subject to the terms and conditions herein set forth, the Sellers shall sell, convey, transfer, assign and deliver to the Buyer, or its designeees, and the Buyer shall purchase and accept from the Sellers, on the Closing Date, all right, title and interest of the Sellers in and to the Purchased Assets free and clear of all Liens other than Permitted Closing Liens, wherever located.

         The Buyer expressly agrees and understands that the Sellers shall not sell, convey, transfer, assign or deliver to the Buyer, and the Buyer shall not purchase, any of the Excluded Assets.

         SECTION 2.2. PURCHASE PRICE.

         (a) Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, transfer, assignment and delivery of the Purchased Assets, the Buyer agrees to assume the Assumed Liabilities and to pay to Livent U.S., as agent for the Sellers, (i) the amount of $77,800,000 in cash (the "Initial Cash Amount"), subject to preliminary adjustment at the Closing as provided in Section 2.3(b) on the basis of the Estimated Closing Date Balance Sheet, and, as set forth in Sections 2.3(c), 2.3(d), 2.3(e), 2.3(f), 9.1(c), 9.1(d), 9.2, 9.3 and 9.6, and subject to final adjustment after the Closing as provided in Section 2.4 on the basis of the Closing Date Balance Sheet (as so adjusted, the "Adjusted Cash Purchase Price");
(ii) if the Seussical Condition is satisfied on or prior to the Closing Date, the amount of $5,000,000 in cash (including if such payment is made pursuant to Section 2.2(d) below, the "Seussical Payment"); (iii) the Put Obligation and
(iv) the Warrants as more particularly set forth in Section 2.7 (the Adjusted Cash Purchase Price, the Seussical Payment, the Put Obligation, the Warrants and the Assumed Liabilities are sometimes collectively referred to herein as, the "Purchase Price").

         (b) On the Closing Date, the Buyer shall pay to Livent U.S., as agent for the Sellers, an amount (the "Estimated Purchase Price") equal to the Initial Cash Amount, as adjusted pursuant to Sections 2.3(c), 2.3(d), 2.3(e), 2.3(f), 9.1(c), 9.1(d), 9.2, 9.3 and 9.6, plus, if the Seussical Condition has been satisfied on or prior to the Closing Date, the amount of $5,000,000 in cash; plus (i) the Estimated Price Increase (as defined in Section 2.3(b)), if any, or, alternatively, less (ii) the Estimated Price Decrease (as defined in Section 2.3(b)), if any.

         (c) Upon the determination of the Adjusted Cash Purchase Price, as finally determined in accordance with Section 2.4,

         (A) either (i) the Buyer shall pay to the Sellers the amount of the Final Purchase Price Increase (as defined in Section 2.4(a)) or, alternatively, (ii) the Sellers shall pay to the Buyer the amount of the Final Purchase Price Decrease (as defined in Section 2.4(a)) in accordance with the terms of this Agreement; and

         (B) either (i) the Buyer shall pay to the Sellers the amount of the Final Advance Ticket Sales Decrease (as defined in Section 2.4(b)) or, alternatively, (ii) the Sellers shall pay to the Buyer the amount of the Final Advance Ticket Sales Increase (as defined in Section 2.4(b)) in accordance with the terms of this Agreement.

         (d) If the Seussical Condition has not been satisfied on or prior to the Closing Date but has been satisfied on or prior to February 1, 2000, the Buyer, within five Business Days after the Sellers have notified the Buyer in writing that the Seussical Condition has been satisfied and the Sellers have provided Buyer with evidence, to the Buyer's reasonable satisfaction, that such condition has been satisfied, shall pay to Livent U.S., as agent for the Sellers, the amount of $5,000,000 in cash.

         SECTION 2.3. CLOSING PURCHASE PRICE ADJUSTMENTS.

         (a) On the day which is five (5) Business Days prior to the Closing Date, the Sellers shall deliver to the Buyer (i) a special purpose balance sheet listing certain line items in substantially the form attached hereto as Schedule 2.3(a) (the "Estimated Closing Date Balance Sheet") based upon the Sellers' books and records and prepared in accordance with GAAP applied on a consistent basis with prior periods as restated in a manner consistent with the Seller Balance Sheet, and the amounts thereof, to be included on the Closing Date Balance Sheet and (ii) a certificate of the Sellers, duly executed by the chief financial officer of Livent, stating that the Estimated Closing Date Balance Sheet has been prepared in good faith, has been prepared in accordance with GAAP applied on a consistent basis with prior periods as restated in a manner consistent with the Seller Balance Sheet, and reflects the Sellers' best estimate of, and to the best knowledge of the Sellers, fairly presents each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet.

         (b) If the amount (the "Net Amount") of the aggregate assets less the aggregate liabilities listed under "Pro Forma Net Working Capital Adjustment" shown on the Estimated Closing Date Balance Sheet, is greater than the Net Amount with respect to the corresponding line items shown on the Seller Balance Sheet, the payment of the Initial Cash Amount to the Sellers on the Closing Date shall be increased, as a preliminary adjustment to the Initial Cash Amount, as provided in Section 2.2(b), by the amount of such excess (the "Estimated Price Increase"). If the Net Amount as shown on the Estimated Closing Date Balance Sheet is less than the Net Amount with respect to the corresponding line items shown on the Seller Balance Sheet, the payment of the Initial Cash Amount to the Sellers on the Closing Date shall be decreased, as a preliminary adjustment to the Initial Cash Amount, as provided in Section 2.2(b), by the amount of such deficiency (the "Estimated Price Decrease").

         (c) At the Closing, the Sellers shall deliver (i) a statement setting forth, as of the date five (5) Business Days prior to the Closing Date (the "Pre-Closing Date"), all Advance Ticket Sales, and an accounting of all ticket liabilities and all proceeds received through said Pre-Closing Date by the Sellers and Sellers' Ticket Agents (the "Pre-Closing Advance Ticket Sales Statement") and (ii) a certificate of the Sellers, duly executed by the chief financial officer of Livent, stating that the Pre-Closing Advance Ticket Sales Statement has been prepared in good faith, and reflects the Sellers' best estimate of the Advance Ticket Sales as of the Pre-Closing Date. The amount set forth in the Pre-Closing Advance Ticket Sales Statement for ticket liabilities in respect of Advance Ticket Sales shall be a deduction from the Initial Cash Amount.

         (d) If, at the Closing, the Pantages Theater shall be subject to or otherwise affected by the Pantages Ticket Surcharge, $1.6 million shall be deducted from the Initial Cash Amount. If, at the Closing, (i) the New York Theater shall be subject to the New York Fixture Lien or (ii) the Sellers otherwise assume and assign to the Buyer the New York Fixture Lien as a true lease pursuant to Section 365 of the U.S. Bankruptcy Code, $3.1 million shall be deducted from the Initial Cash Amount. If, at the Closing, Livent has not obtained the Royalty Payment Release, $200,000 shall be deducted from the Initial Cash Amount.

         (e) Within five (5) days prior to the Closing, the Sellers shall deliver to the Buyer a schedule ("Schedule of Capital and Pre-Production Expenditures") which shall list the amounts the Sellers have spent since the Balance Sheet Date (and estimated through the Closing Date) on capital expenditures (up to a maximum amount of $250,000) and on Pre-Production Expenditures made from and after May 23, 1999 (up to the maximum amount per show listed on Schedule 2.3(e)). The aggregate of such amounts shall be an addition to the Initial Cash Amount and shall constitute part of the Purchase Price. The Schedule of Capital and Pre-Production Expenditures shall be delivered with a certification, duly executed by a senior financial officer of Livent, which certification shall constitute a representation and warranty under this Agreement, that the information contained thereon reflects the Sellers' best estimate of such capital and pre-production expenditures.

         (f) The amount of Pre-Closing Losses (as defined below), if any, shall be a deduction from the Initial Cash Amount. "Pre-Closing Losses" shall mean Losses that, if identified after the Closing, would be indemnified by the Sellers pursuant to Section 11.2 (but only (i) to the extent such Losses exceed, in the aggregate, $250,000, as provided in Section 11.2 and (ii) up to a maximum amount of $2,000,000), the amount of which Losses have been resolved in good faith between the Buyer and the Sellers (or otherwise in accordance with the terms of this Agreement) prior to the Closing.

         SECTION 2.4. POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

         (a) Within twenty (20) days following the Closing Date, the Buyer shall deliver to the Sellers a special purpose balance sheet with respect to those lines items included on the Estimated Closing Date Balance Sheet as of the close of business on the Adjustment Date prepared by the Buyer (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP, applied on a consistent basis with prior periods as restated in a manner consistent with the Seller Balance Sheet, shall also include a separate line item setting forth all ticket liabilities in respect of Advance Ticket Sales and shall set forth the calculation of the Net Amount in a manner consistent with the calculation thereof on the Seller Balance Sheet and the Estimated Closing Date Balance Sheet as of the Closing Date. If the Net Amount, as reflected in the Closing Date Balance Sheet, is greater than the Net Amount, as reflected in the Estimated Closing Date Balance Sheet, the Estimated Purchase Price shall be increased, by a final adjustment to the Estimated Purchase Price as provided in Section 2.2(c), by the amount of such excess (the "Final Purchase Price Increase"). If the Net Amount as reflected in the Closing Date Balance Sheet is less than the Net Amount as reflected in the Estimated Closing Date Balance Sheet, the Estimated Purchase Price shall be decreased, by a final adjustment to the Estimated Purchase Price as provided in Section 2.2(c), by the amount of such deficiency (the "Final Purchase Price Decrease").

         (b) Within fifteen (15) days after the Closing, the Buyer shall prepare and deliver to the Sellers a statement, duly executed by a senior financial officer of the Buyer, setting forth, for the period after the Pre-Closing Date and running through the close of business on the

Adjustment Date, all Advance Ticket Sales, and an accounting of all ticket liabilities and proceeds received in respect thereof by the Sellers and Sellers' Ticket Agents (the "Post-Closing Advance Ticket Sales Statement"). If the ticket liabilities for Advance Ticket Sales, as reflected in the Pre-Closing Date Advance Ticket Statement, is greater than the ticket liabilities for Advance Ticket Sales, as reflected in the Post-Closing Advance Ticket Sales Statement, the Estimated Purchase Price shall be increased, by an adjustment to the Estimated Purchase Price as provided in Section 2.2(c), by the amount of such excess (the "Final Advance Ticket Sales Decrease"). If the ticket liabilities for Advance Ticket Sales, as reflected in the Pre-Closing Advance Sales Ticket Statement, is less than the ticket liabilities for Advance Ticket Sales, as reflected in the Post-Closing Advance Ticket Sales Statement, the Estimated Purchase Price shall be decreased, by an adjustment to the Estimated Purchase Price as provided in Section 2.2(c), by the amount of such deficiency (the "Final Advance Ticket Sales Increase").

         (c) The Sellers shall have fifteen (15) days after receipt of the Closing Date Balance Sheet and related supporting documentation (the "Dispute Period") to dispute any item, calculation or amount, in the Closing Date Balance Sheet (a "Dispute"). If the Sellers do not give written notice of a Dispute (a "Dispute Notice") to the Buyer within the Dispute Period, the Closing Date Balance Sheet shall be deemed to have been irrevocably accepted by the Sellers in the form in which it was delivered by the Buyer and not subject to further challenge. In the event that the Sellers do not agree with any item, calculation or amount, reflected on the Closing Date Balance Sheet, the Sellers shall give the Buyer a Dispute Notice within the Dispute Period, setting forth the basis of any disagreement, and the Sellers and the Buyer shall, within ten (10) days after receipt by the Buyer of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the final Closing Date Balance Sheet. In the event that the Sellers and the Buyer are unable to resolve any such Dispute within the ten (10) day resolution period, then the certified public accounting firm of Arthur Andersen LLP or such other national office of a certified public accounting firm as may be mutually agreed upon by the Sellers and the Buyer (the "Arbitrator") shall be employed as arbitrator hereunder to settle such Dispute as soon as reasonably practicable. The parties agree that the Arbitrator shall decide only the matters involved in the Dispute, and not any other matters. Any arbitration pursuant to this Section 2.4(c) shall be conducted in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing and the Arbitrator's determination with respect to any Dispute shall be final and binding on all parties and not subject to appeal or review (judicial or otherwise) on any ground, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. The Sellers and the Buyer shall each pay one-half of the fees and expenses of the Arbitrator for the services of the Arbitrator in the arbitration.

         (d) In the event of a permitted purchase price adjustment pursuant to this Section 2.4 (each, a "Purchase Price Adjustment"), an amount equal to the Purchase Price Adjustment together with interest on such amount at a rate equal to the "prime rate" of interest as published in the Wall Street Journal from time to time, from the Closing Date to the payment date, shall be paid in accordance with the provisions of this Agreement and the Escrow Agreements.

         SECTION 2.5. ASSUMPTION OF LIABILITIES. From and after the Closing, the Buyer shall assume and the Buyer hereby agrees to pay, perform and discharge when due, the following liabilities of the Sellers (the "Assumed Liabilities"):

         (a) all Liabilities of any of the Sellers shown or reflected in the Seller Balance Sheet which directly relate to the Purchased Assets and remain unpaid at the time of Closing, other than Liabilities arising (i) prior to the Petition Date or the International Petition Date, as applicable, or (ii) under the Credit Agreement;

         (b) all Liabilities of any of the Sellers directly relating to the Business and arising in the ordinary course of business (i) on or after the Balance Sheet Date until the date hereof or (ii) on or after the date hereof to the extent permitted by Section 6.1;

         (c) all Liabilities of any of the Sellers accruing or arising under any of the Assumed Contracts from and after the Closing Date, except for Liabilities of the Sellers with respect to Union Employees and Assumed Collective Bargaining Agreements, which are provided for in Sections 2.5(d) and (e) below;

         (d) all Liabilities of the Sellers with respect to Union Employees to the extent expressly provided in Article VII;

         (e) all Liabilities of the Sellers under the Assumed Collective Bargaining Agreements to the extent expressly provided in Article VII;

         (f) all Liabilities of any of the Sellers arising under the Permitted Closing Liens;

         (g) all Liabilities of the Sellers relating to Advance Ticket Sales to the extent set forth on the Post-Closing Advance Ticket Sales Statement, regardless of when such Liabilities arose; and

         (h) all other Liabilities arising on or after the Closing Date with respect to the operation of the Business from and after the Closing Date.

Notwithstanding the preceding clauses, Assumed Liabilities shall not include (i) Taxes imposed on or based on income, revenue or gross receipts (including, but not limited to, corporate franchise taxes based on income, revenues or gross receipts), sales, use, value-added importations of property and services, payroll and employee withholding for periods ending prior to the Closing Date (other than charges based on ticket sales including, without limitation, Project Support Payments (as defined in the New York Sublease) and amounts payable pursuant to Section 7.2 of the Redevelopment Agreement, each, as adjusted pursuant to the Closing Date Balance Sheet), (ii) all Liabilities with respect to the Excluded Assets and (iii) all Liabilities under Environmental Laws and Environmental Claims, and all such Liabilities shall constitute Excluded Liabilities as defined below. All the Liabilities and obligations of the Sellers of whatever kind or nature, known or unknown, fixed or contingent, accrued or unaccrued, other than the Assumed Liabilities, are hereinafter referred to as the "Excluded Liabilities." Without limiting the second preceding sentence, the Buyer shall not assume or pay, perform, discharge or be responsible for any of the Excluded Liabilities. The provisions of this
Section 2.5 shall survive the Closing.

         SECTION 2.6. DEPOSIT. On the date hereof, the Buyer has executed and delivered to the Sellers the Deposit Escrow Agreement and deposited with the Deposit Escrow Agent under that Agreement $2,250,000 in cash (the "Deposit"). The Deposit, together with any interest thereon, shall be held and disbursed pursuant to the terms of the Deposit Escrow Agreement and this Agreement.

         SECTION 2.7. PAYMENT OF PURCHASE PRICE. In payment for the Purchased Assets, on the Closing Date:

         (a) The Deposit Escrow Agent shall pay to Livent U.S., as agent for the Sellers, in accordance with the terms of the Deposit Escrow Agreement, the Deposit by wire transfer of immediately available funds to one or more bank accounts designated by Livent U.S. in writing to the Buyer, which designation shall be made not less than two Business Days before the Closing Date (the "Sellers' Accounts");

         (b) The Buyer shall pay to Livent U.S., as agent for the Sellers, the Estimated Purchase Price less the amounts paid pursuant to clause (a) above and less the amounts paid pursuant to clauses (c), (d), (e) and (f) below, by wire transfer of immediately available funds to the Sellers' Accounts;

         (c) At the Closing, the Buyer shall cause $2,000,000 out of the Estimated Purchase Price to be paid to the Escrow Agent pursuant to the Escrow A Agreement. Said funds, together with any interest thereon shall be referred to as the "Escrow A Funds." Subject to Section 11.1, the Escrow A Funds shall be available, for a period of sixty (60) days from the Closing Date, to satisfy:
(i) Indemnification Claims made by the Buyer pursuant to Section 11.2(a) hereof,
(ii) Purchase Price Adjustments pursuant to Section 2.4(a) hereof, and (iii) such other claims that the Buyer may have hereunder. Upon the termination of the Escrow A Agreement sixty (60) days after the Closing Date, all Escrow A Funds which have not been paid to the Buyer and are not subject to a claim or demand by the Buyer in accordance with this Agreement and the Escrow A Agreement shall be paid by the Escrow Agent to the Sellers' Accounts, by wire transfer of immediately available funds;

         (d) At the Closing, the Buyer shall cause up to $2,000,000 (at its option, by written notice to the Sellers' three Business Days prior to Closing, based on its reasonable review of available documents related to the estimate of the Advance Ticket Sales liability) out of the Estimated Purchase Price to be paid to the Escrow Agent pursuant to the Escrow B Agreement. Said funds, together with any interest thereon, shall be referred to as the "Escrow B Funds." The Escrow B Funds shall be available, for a period of thirty (30) days from the Closing Date, to satisfy claims made by the Buyer in respect of adjustments respecting Advance Ticket Sales, as more particularly set forth in
Section 2.4(b) and in the Escrow B Agreement. The Buyer shall be entitled to draw against the Escrow B Funds, pursuant to the Escrow B Agreement, an amount equal to the Final Advance Ticket Sales Increase, if any. Upon termination of the Escrow B Agreement thirty (30) days after the Closing Date, all Escrow B Funds which have not been drawn or subject to a claim or demand by the Buyer shall be paid by the Escrow Agent to Sellers' Accounts, by wire transfer in immediately available funds;

         (e) At the Closing, the Buyer shall cause $300,000 out of the Estimated Purchase Price to be paid to the Escrow Agent pursuant to the Escrow C Agreement. Said funds, together with any interest thereon shall be referred to as the "Escrow C Funds." The Escrow C Funds shall be available to satisfy the Pantages Naming Shortfall until the end of the Pantages Naming Period. The balance, if any, of the Pantages Naming Shortfall shall be satisfied after the end of the Pantages Naming Period by offsetting the Pantages Naming Shortfall against the Put Amount, with the amount of such Pantages Naming Shortfall offsetting the Put Amount to be valued by increasing such Pantages Naming Shortfall from the end of the Pantages Naming Period to the fifth anniversary of the Closing Date using an annual rate of 15%. The Buyer shall notify the Sellers as to any such offset against the Put Amount within ten (10) Business Days following the end of the Pantages Naming Period. Such notification shall be accompanied by a certification of a senior financial officer of the Buyer as to the calculation of such offset, including related supporting detail. Upon the termination of the Escrow C Agreement at the end of the Pantages Naming Period, all Escrow C Funds which have not been paid to the Buyer and are not subject to a claim or demand by the Buyer in accordance with this Agreement and the Escrow C Agreement shall be paid by the Escrow Agent to the Sellers' Accounts, by wire transfer of immediately available funds; and

         (f) At the Closing, if the Structural Support Work is not completed prior to the such time, the Buyer shall cause funds in the amount of the Structural Support Escrow Amount as determined pursuant to Section 9.8 to be paid out of the Estimated Purchase Price to the Escrow Agent pursuant to the Escrow D Agreement. Said funds, together with any interest thereon, shall be referred to as the "Escrow D Funds." The Escrow D Funds shall be available until the completion of the Structural Support Work. The Buyer shall be entitled to draw against the Escrow D Funds, pursuant to the Escrow D Agreement, to pay amounts required to complete the Structural Support Work. The Buyer may offset any additional amounts required to complete the Structural Support Work against the Put Amount, with the amount of such additional amounts offsetting the Put Amount to be valued by increasing such additional amounts from the date of their incurrence to the fifth anniversary of the Closing Date using an annual rate of 15%. The Buyer shall notify the Sellers as to any such offset against the Put Amount ten (10) Business Days prior to any such offset. Such notification shall be accompanied by a certification of a senior financial officer of the Buyer as to the calculation of such offset, including related supporting detail and reasonable third party documentation evidencing the Buyer's incurrence of the costs in question (or, in the case of the final offset, reasonable third party documentation evidencing costs incurred or that will be incurred to complete the Structural Support Work). No such offset shall be made after the last day of the month in which the twelve (12) month anniversary of the Closing Date occurs. Upon termination of the Escrow D Agreement, all Escrow D Funds which have not been drawn or subject to a claim or demand by the Buyer in accordance with this Agreement and the Escrow D Agreement shall be paid by the Escrow Agent to Sellers' Accounts, by wire transfer in immediately available funds;

         (g) The Buyer shall deliver to the Sellers certificates representing the aggregate amount of the Warrants, allocated among the Sellers pursuant to written instructions provided to the Buyer not less than three (3) Business Days before the Closing Date.

         SECTION 2.8. ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated among the Purchased Assets and the Assumed Liabilities for tax purposes only in accordance with an allocation schedule prepared by the Buyer no later than 180 days after the Closing Date, which allocation shall be binding for tax purposes on the Sellers. The allocation set forth on such allocation schedule shall be reasonable and consistent with the requirements of applicable Law. The Buyer and the Sellers will make any and all filings with any taxing authorities consistent with such allocation. Such allocation of the Purchase Price will not be binding in the Bankruptcy Cases upon the Sellers' creditors or other parties in interest and will not have precedential value with respect to any allocations of value contained in a plan or plans under chapter 11 of the U.S. Bankruptcy Code or the CCAA involving the Sellers.

         SECTION 2.9. WARRANTS.

         (a) Subject to the terms and conditions of this Agreement, the Buyer shall issue at the Closing to Livent U.S., as agent for the Sellers, warrants to purchase the number of shares of Common Stock set forth below at the below exercise price (collectively, the "Warrants"), in substantially the form attached hereto as Exhibit E (with the modifications for the respective Series indicated on such Exhibit):

         Series         Shares of Common Stock         Exercise Price Per Share
         ------         ----------------------         ------------------------

         A                      50,000                           $120
         B                      50,000                           $140
         C                      100,000                          $150
         D                      200,000                          $160
         E                      200,000                          $200

         (b) The Sellers agree that any distribution of the Warrants will be only to the creditors and equity security holders of the Sellers after confirmation of, and as part of and in accordance with, the Reorganization Plan for claims against, and interests in, the Sellers. If the No Action Letter is not issued prior to the confirmation of the Reorganization Plan, the Warrants will only be distributed pursuant to an effective and current Warrant Distribution Registration Statement (as defined in the Registration Rights Agreement to be entered into pursuant to Section 3.2) or upon receipt of an opinion of counsel to the Sellers, reasonably acceptable to the Buyer, that an exemption from the registration requirements of the Securities Act will be available with respect to such distribution of the Warrants, the exercise of the Warrants by transferees of the Warrants and any sale of Common Stock issued upon exercise of the Warrants.

                                  ARTICLE III.
                                     CLOSING

         SECTION 3.1. CLOSING. The closing hereunder (the "Closing") shall take place at the offices of Willkie Farr & Gallagher at 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m. on the third Business Day following the satisfaction or waiver by the appropriate party of all the conditions contained in Articles XII and XIII hereof, or on such other date and at such other place and time as may be mutually agreed to by the parties hereto (the "Closing Date").

         SECTION 3.2. CLOSING DELIVERIES OF THE SELLERS. At the Closing and subject to the terms and conditions contained herein, the Sellers shall deliver or cause to be delivered to the Buyer the following:

         (a) the Assignment and Assumption Agreement, duly executed by the Sellers;

         (b) each of the Escrow A Agreement, the Escrow B Agreement, the Escrow C Agreement and the Escrow D Agreement, duly executed by the Sellers;

         (c) FIRPTA Certificates, duly executed by each of Livent U.S., Livent N.Y. and Livent Chicago;

         (d) duly executed bill of sales, in form and substance reasonably satisfactory to the Sellers and the Buyer;

         (e) with respect to the Chicago Theater, a warranty deed without covenant in recordable form, substantially the form attached hereto as Exhibit F (the "Chicago Theater Deed"), duly executed by Livent Chicago;

         (f) with respect to the Canadian Leases, an assignment of such leases (the "Canadian Leases Assignment"), in form and substance reasonably satisfactory to the Sellers and the Buyer, duly executed by Livent;

         (g) with respect to the New York Sublease and all subordination, nondisturbance and attornment agreements or recognition agreements with respect thereto, an Assignment and Assumption of Leases in recordable form, in form and substance reasonably satisfactory to the Sellers and the Buyer, (the "Assignment of Leases"), duly executed by Livent N.Y.;

         (h) such Seller closing certificates as required under Article XIII hereof;

         (i) the Registration Rights Agreement, substantially in the form of Exhibit G attached hereto, duly executed by the Sellers;

         (j) transfer tax forms which have been duly completed and executed by the Sellers to the extent applicable;

         (k) Livent N.Y. shall deliver a seller certification substantially in the form of Exhibit H-1, Livent Chicago shall deliver a seller certification substantially in the form of Exhibit H-2 and Livent shall deliver a seller certification substantially in the form of Exhibit H-3, in each case, with such changes thereto, if any, as shall be necessary in order for the statements and certifications contained therein to be true and correct as of the Closing (without affecting the parties' respective rights and obligations under Section
9.1 hereof);

         (l) to the extent in Sellers' possession, plans and specifications, if any, relating to the Material Real Property;

         (m) keys to the Premises;

         (n) any further Sellers' deliveries as identified in Section 13.12 hereof;

         (o) an incumbency certificate for each Seller;

         (p) a release and satisfaction of broker's lien substantially in the form of Exhibit I hereto, duly executed by SG Cowen Securities Corporation;

         (q) the Dundee Agreement, duly executed by Livent;

         (r) a release of the Reciprocal Agreement, in registrable form, duly executed by Livent (the "Release of Reciprocal Agreement"); and

         (s) such other deliveries Sellers shall be required to make on the Closing Date pursuant to any other provisions of this Agreement.

         SECTION 3.3. CLOSING DELIVERIES OF THE BUYER. At the Closing and subject to the terms and conditions contained herein, the Buyer shall deliver or cause to be delivered to the Sellers the following:

         (a) the Assignment and Assumption Agreement, duly executed by the Buyer,

         (b) each of the Escrow A Agreement, the Escrow B Agreement, the Escrow C Agreement and the Escrow D Agreement, duly executed by the Buyer;

         (c) the Put Obligation, duly executed by the Buyer;

         (d) the warrant agreements for the Warrants, substantially in the form of Exhibit E attached hereto, duly executed by the Buyer;

         (e) Canadian Leases Assignment, duly executed by the Buyer;

         (f) such Buyer closing certificates as required under Article XII hereof;

         (g) the Registration Rights Agreement, substantially in the form of Exhibit G attached hereto, duly executed by the Buyer;

         (h) transfer tax forms which have been duly completed and executed by the Buyer to the extent applicable;

         (i) the Dundee Agreement, duly executed by Buyer; and

         (j) such other deliveries the Buyer shall be required to make on the Closing Date pursuant to any other provisions of this Agreement.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers hereby represent and warrant to the Buyer as follows:

         SECTION 4.1. CORPORATE ORGANIZATION. Each of the Sellers is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, other than as may be affected by the Bankruptcy Cases. Subject to any necessary authority from the U.S. Bankruptcy Court or the Canadian Bankruptcy Court, each of the Sellers has all requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as now conducted.

         SECTION 4.2. QUALIFICATION TO DO BUSINESS. Schedule 4.2 sets forth each jurisdiction in which each of the Sellers is qualified, licensed or registered to carry on business.

         SECTION 4.3. AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of the Sellers has all requisite corporate power and authority to enter into the Sellers' Transaction Documents and, subject to the U.S. Bankruptcy Court's entry of the U.S. Order, and the Canadian Bankruptcy Court's entry of the Canadian Order, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Sellers' Transaction Documents, the performance of each Seller's obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by the Board of Directors of such Seller, and, subject to the U.S. Bankruptcy Court's entry of the U.S. Order, and the Canadian Bankruptcy Court's entry of the Canadian Order, no other corporate proceedings (including, without limitation, shareholder proceedings) on the part of such Seller are necessary to authorize such execution, delivery and performance and the consummation of the transactions contemplated thereby. This Agreement and the Deposit Escrow Agreement have been duly executed by each of the Sellers and, subject to the U.S. Bankruptcy Court's entry of the U.S. Order and the Canadian Bankruptcy Court's entry of the Canadian Order, constitute such Seller's valid and binding obligations, enforceable against such Seller in accordance with their terms.

         SECTION 4.4. NO CONFLICT OR VIOLATION. Subject to (i) the receipt of all Consents set forth on Schedule 4.5, and (ii) the U.S. Bankruptcy Court's entry of the U.S. Order and the Canadian Bankruptcy Court's entry of the Canadian Order, the execution, delivery and performance by each of the Sellers of the Sellers' Transaction Documents and the consummation of the transactions contemplated thereby do not and will not: (A) violate or conflict with any provision of the Certificate or Articles of Incorporation or By-laws (or equivalent documents) of such Seller; (B) violate any provision of material law, statute, rule, regulation or ordinance of any Governmental Authority (each, a "Law") or any material Order applicable to such Seller or to any of the Purchased Assets; or
(C) violate, or result in a breach of any condition or provision of, or constitute a default or event of default which, with or without due notice or lapse of time or both would constitute a default) under or create or give rise to any adverse right of termination or cancellation by, or excuse the performance by a party under, in each case, in any material respect, any Assumed Contract; or (D) result in the creation or imposition of any Liens on the Purchased Assets other than Permitted Closing Liens.

         SECTION 4.5. CONSENTS. Subject to the U.S. Bankruptcy Court's entry of the U.S. Order and the Canadian Bankruptcy Court's entry of the Canadian Order,
Schedule 4.5 sets forth a true and complete list of each Consent of any Governmental Authority, domestic or foreign, or of any other Person, including, without limitation, all Consents in connection with the Assumed Contracts, and each declaration to or filing or registration with any such Governmental Authority that is required in connection with the execution and delivery of the Sellers' Transaction Documents by the Sellers, the performance by the Sellers of their respective obligations thereunder or the consummation of the transactions contemplated thereby.

         SECTION 4.6. COMPLIANCE WITH LAW. Except as set forth in Schedule 4.6 or in connection with the Bankruptcy Cases, the Sellers have not received written notice of any violation of any Law, and, to the Knowledge of the Sellers, have conducted the Business in compliance with all material Laws and are not in default with respect to any Order of any national, state or local court or Governmental Authority or arbitrator, domestic or foreign, applicable to the Purchased Assets, the Business or the Assumed Liabilities.

         SECTION 4.7. FINANCIAL STATEMENTS. The Sellers have delivered to the Buyer the following financial statements and information: (i) the amended and restated audited consolidated and consolidating balance sheets of Livent and its subsidiaries as at December 31, 1997 and the related audited amended and restated consolidated and consolidating statements of income, stockholders' equity and cash flows of Livent and its subsidiaries for the fiscal year then ended, together with all reconciliation statements prepared in connection therewith, the notes thereto and the reports thereto of Deloitte & Touche, the Sellers' independent certified public accountants, (ii) unaudited consolidated and consolidating balance sheets of Livent and its subsidiaries for the fiscal quarter ended September 30, 1998 and the related statements of income, stockholders' equity and cash flows for such quarter and the nine months ended September 30, 1998, and (iii) all historical consolidated and consolidating financial statements heretofore delivered by the Sellers to SG Cowen Securities Corporation, including, without limitation, all financial statements included in the Confidential Information Package, dated January 1999 prepared by SG Cowen Securities Corporation (the "Information Package"). All such consolidated statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. The Sellers have also heretofore delivered to the Buyer the special purpose consolidated balance sheet of Livent and its subsidiaries (together with the schedules thereto, the

"Seller Balance Sheet") as at February 28, 1999 (the "Balance Sheet Date"), which is attached hereto as Schedule 4.7. The Seller Balance Sheet fairly presents, in all material respects, the individual financial statement elements relating to the Purchased Assets and the Assumed Liabilities as at the date thereof in accordance with GAAP consistently applied and consistent with prior periods as restated, subject to changes resulting from audit and normal year-end adjustments.

         SECTION 4.8. LITIGATION. Except as set forth in Schedule 4.8 or in connection with the Bankruptcy Cases, there are no actions, lawsuits, claims, complaints, charges, arbitrations, grievances, mediations, suits, administrative or other proceedings, disputes or investigations (collectively, "Proceedings") pending or, to the Knowledge of the Sellers, threatened, against or affecting the Business or any of the Purchased Assets or Assumed Liabilities, whether domestic or foreign. Except in connection with the Bankruptcy Cases, to the Knowledge of the Sellers, neither the Business nor any of the Purchased Assets is subject to any Order entered in any Proceeding. None of the items listed on
Schedule 4.8 would reasonably be expected to have individually or in the aggregate, a Seller Material Adverse Effect.

         SECTION 4.9. LABOR RELATIONS. Except as set forth on Schedule 4.9, none of the Sellers is a party to any collective bargaining agreement, the Sellers have not separately or collectively made any other commitments, assurances or promises to any Union Employee or any labor organizations that would materially affect the Buyer's rights, obligations or liabilities under any Assumed Collective Bargaining Agreements, and each of the Sellers is in compliance with all Laws affecting employment and employment practices, including, but not limited to, statutory and common law obligations concerning terms and conditions of employment, discrimination (including harassment or retaliation), hiring, notice of plant closing and/or mass layoffs, terminations of employment and labor relations, paid or unpaid leaves of absences, wages and hours. Except as set forth on Schedule 4.8 or Schedule 4.9, there are no unfair labor practices or other Proceedings pending or, to the Knowledge of the Sellers, threatened, between any of the Sellers and any of their current or former employees or any labor, organization, collective bargaining representative or other collective bargaining unit representing any current or former employee of the Sellers.

         SECTION 4.10. EMPLOYEE BENEFITS. Schedule 4.10 lists all Employee Benefit Plans and all Canadian Pension/Benefit Plans, any executive compensation arrangements, excess benefit plans or supplemental pension plans, change in control agreements or severance plans or arrangements (other than multiemployer pension or welfare benefit plans maintained or contributed to pursuant to collective bargaining agreements), that any of the Sellers maintain, have entered into, or to which any of the Sellers contribute for the benefit of any Employee or to which any of the Sellers may have any Liabilities.

         SECTION 4.11. PURCHASED REAL PROPERTY.

         (a) The applicable Sellers have good and marketable title to their respective Purchased Real Property, free and clear of all Liens other than Permitted Liens. The applicable Sellers, as of the Closing Date, will have good and marketable title to their respective Purchased Real Property, free and clear of all Liens other than Permitted Closing Liens.

         (b) Except as set forth in Schedule 4.11(b), no Seller has received written notice of any default or breach by it under any of the covenants, conditions, restrictions, easements, rights-of-way or agreements set forth on
Schedule 1.8(b) hereto which remains uncured, and to the Knowledge of the Sellers, except as set forth in Schedule 4.11(b), no such default or breach now exists.

         (c) Schedule 4.11(c) contains a true, correct and complete list of all the leases or other occupancy agreements under which any of the Sellers uses or occupies or has the right to use or occupy, any of the Leased Real Property. The Sellers have heretofore delivered to the Buyer true, complete and correct copies of all Leases including any amendments thereto. Except as set forth in Schedule 4.11(c) (and, in the case of the New York Theater, assuming the Master Lease is in full force and effect (which Master Lease, to the Sellers' Knowledge, is in full force and effect)), each Lease is in full force and effect, all rent and other sums and charges payable by the Sellers thereunder are current, no written notice of default or termination under any Lease is outstanding, no Proceeding has been instituted by any lessor against a Seller under any Lease, and no default or conditional limitation which has remained uncured beyond applicable cure periods on the part of any of the Sellers exists under any Lease. No Affiliate of any of the Sellers is the lessor under any Lease. Except to the extent set forth in Schedule 4.11(c), none of the Leases have been amended, modified or extended as of the date hereof.

         (d) Schedule 4.11(d) contains a true, correct and complete list of all Space Leases under which any tenant, subtenant or licensee has a right to occupy or use any of the Premises. The Sellers have heretofore delivered to the Buyer a true, complete and correct copy of all Space Leases. Each Space Lease is in full force and effect and all rent and other charges payable to Seller thereunder are current. Except as set forth on Schedule 4.11(d), there are (i) no leasing commissions due or payable or which become payable under the terms of any Space Lease, and (ii) no outstanding claims for tenant improvement work to be performed or paid for in respect of any such Space Lease which remains uncured. Except as set forth on Schedule 4.11(d), the Sellers are not in default of any obligations under any Space Lease and, to the Sellers' Knowledge, no other party is in default under any of the Space Leases. Except to the extent set forth in
Schedule 4.11(d), none of the Space Leases have been amended, modified or extended as of the date hereof.

         (e) Except as set forth on Schedule 4.11(e), to the Sellers' Knowledge there are no outstanding purchase options, rights of first refusal or rights of reverter relating to the Purchased Real Property or any interests therein. Except to the extent relating to Permitted Liens of the type described in clause
(ii) of the definition thereof or as otherwise set forth on Schedule 4.11(e), the Sellers owe no monies to any contractor, subcontractor or materialman for labor or materials performed, rendered or supplied in connection with the Premises for which such person could claim or has claimed a Lien against any of the Premises.

         (f) Except as set forth on Schedule 4.11(f), to the Sellers' Knowledge,
(i) Sellers have received all Property Permits which are necessary or appropriate in connection with the Sellers' occupancy, ownership or leasing, as the case may be, of the Premises, any construction or alterations being performed by Sellers at the Premises, and Sellers' operation of the Business in the Premises as it is currently conducted, (ii) all of such Property Permits remain valid and in full force and effect, and (iii) the present use of the Premises does not violate any such Property Permit. Except as set forth on Schedule 4.11(f), the Seller has not received written notice from any Governmental Authority having jurisdiction over the Premises or from any applicable Board of Fire Underwriters threatening a suspension, revocation, modification or cancellation of any Property Permits.

         (g) To the Sellers' Knowledge, the electricity service and all other public or private utilities ("Utilities") serving the Premises are installed and operating and are adequate for the conduct of the Business of the Sellers as presently conducted.

         (h) No Seller has received written notice or otherwise has Knowledge of any pending or threatened (i) condemnation, eminent domain, expropriation or similar proceeding affecting the Premises, (ii) proceeding to change the zoning classification of any portion of the Premises or (iii) imposition of any special assessments for public betterments affecting the Premises.

         (i) To the Sellers' Knowledge, except as set forth on Schedule 4.11(i) and as described in Section 9.8 hereof, the roofs and all structural elements of all Improvements comprising a part of the Material Real Property, and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, systems and facilities and other similar facilities, in each case, if any, included therein are in, in all material respects, good working order and repair.

         (j) Except as described on Schedule 4.11(j), to the Sellers' Knowledge, the Premises and the uses to which the Premises are presently put, are in compliance with and not in default under or in violation of, any building, zoning, land use, public health, public safety, sewage, water, sanitation or other comparable Law, including without limitation, any designation or restriction relating to historical site or landmark status, and no written notice of any such default or violation has been received by any of the Sellers which remains uncured. Except as set forth on Schedule 4.11(j) hereto, to the Sellers' Knowledge, the Material Real Property and its continued use, occupancy and operation as currently used, occupied and operated, and the right to repair or rebuild any Improvements thereon in the event of a casualty, and does not constitute a nonconforming use under any applicable Law and is not dependent on any special permit, approval or variance (other than, in the case of any such repair or rebuilding, those permits and approvals customarily required for comparable work for comparable Improvements (e.g., building permits)).

         (k) Copies of the applicable real estate tax bills for the Premises most recently received by Sellers (as of the date hereof) have been delivered to the Buyer by the Sellers. Except with respect to the New York Theater, said bills cover the whole of the Premises and do not cover or apply to any other property. Except as set forth on Schedule 4.11(k), the Sellers have not initiated any currently pending application or proceeding with respect to a reduction of the Taxes on the Premises.

         (l) Except as set forth on Schedule 4.11(l), no Seller has transferred any air rights or development rights applicable or appurtenant to the Premises, nor, except as set forth on

Schedule 4.11(l), have any signing rights been granted to any person other than tenants under the Space Leases relating to their business conducted thereto.

         (m) Except as noted on Schedule 4.11(m), there are no security deposits under any of the Space Leases.

         (n) In the last twelve (12) months, (i) no Seller has received written notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) requiring the performance of any work or alteration of any of the Premises and (ii) no Seller has received written notice from any insurance company of any termination of casualty insurance coverage with respect to the Material Real Property.

         (o) There is in full force and effect with respect to the Material Real Property the casualty insurance described on Schedule 4.11(o).

Notwithstanding the foregoing, the representations and warranties set forth in this Section 4.11 are not intended to, and do not, address matters relating to Environmental Laws, Environmental Permits, Environmental Claims and the like (as such matters are addressed by Section 4.16 hereof).

         SECTION 4.12. TITLE, OWNERSHIP AND RELATED MATTERS. The Sellers have good title to, or rights by license, lease or other agreement to use the Leased Real Property (in the case of the N.Y. Sublease, assuming the Master Lease is in full force and effect) and the other Purchased Assets free and clear of all Liens other than Permitted Liens and, as of the Closing Date, subject to the entry of the U.S. Order and the entry of the Canadian Order. The Sellers will, at the Closing, have good title to, or rights by license, lease or other agreement to use the Leased Real Property (in the case of the N.Y. Sublease, assuming the Master Lease is in full force and effect) and the Personal Property free and clear of all Liens other than Permitted Closing Liens.

         SECTION 4.13. INTELLECTUAL PROPERTY. Schedule 4.13 sets forth a true and complete list of all applications, patents and registrations for material Intellectual Property that Sellers own or use in connection with the Business. Except as set forth on Schedule 4.13, the Sellers either own or have the right to use by license, sublicense, agreement or other permission all of the Intellectual Property listed on Schedule 4.13. Except as set forth on Schedule 4.13, none of the Sellers has granted a license, or reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part to any of the Intellectual Property of any Seller. Except as described in Schedule 4.13 or as would not reasonably be expected to have a Seller Material Adverse Effect, to the Knowledge of the Sellers, (i) the conduct of the Business does not infringe upon any intellectual property right of any third party, (ii) there are no pending or threatened proceedings or litigation or other adverse claims by any Person against the use of any Intellectual Property and (iii) there are no Persons engaged in conduct which infringes in any material respect upon the Intellectual Property.

         SECTION 4.14. CONTRACTS. The Assumed Contracts, together with the Excluded Contracts, represent all material Contracts relating to the Business and the Purchased Assets to which any of the Sellers is a party. The Sellers have delivered or made available to the Buyer copies of all Assumed Contracts, which copies are true and complete in all material respects. Except as set forth on Schedule 4.14, and subject to the provisions of Section 13.5 hereof and subject to U.S. Bankruptcy Court or Canadian Bankruptcy Court approval, as applicable, to assume the Assumed Contracts, none of the Sellers will, on the Closing Date, be in default under any Assumed Contract to which it is a party, except only for those defaults which will be cured by the Sellers prior to the Closing in accordance with the U.S. Order or Canadian Order, as applicable (or which need not be cured under the U.S. Bankruptcy Code or the CCAA, as applicable, to permit the assumption and assignment of Assumed Contracts) or for such defaults that would not reasonably be expected to have a Seller Material Adverse Effect. To the Knowledge of the Sellers, each of the Leases and other Assumed Contracts listed on Schedule 4.14 is or will be at the Closing, binding and in full force and effect as against each party (other than the Sellers) thereto. Schedule 4.14 sets forth the Sellers' reasonable good faith estimate of the amounts necessary, as of the date hereof, to cure all defaults under the Assumed Contracts.

         SECTION 4.15. TAX MATTERS. Except as set forth on Schedule 4.15, (i) there are no Liens (other than Permitted Liens) affecting any of the Purchased Assets that arose in connection with any failure or alleged failure to pay any Tax which will attach to the Purchased Assets after the Closing, (ii) the Buyer will not be liable for any material Taxes of any Seller relating to any period prior to the Closing Date (a) under a Tax allocation, Tax indemnification or other similar agreement of any Seller, or (b) based on the Buyer's status as a transferee or successor to any Seller hereunder, (iii) none of the Purchased Assets is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively, of the Code, and (iv) none of the Purchased Assets is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of those "safe harbor" leasing provisions or any similar provisions of applicable law. All taxes payable by the Sellers under the Retail Sales Tax Act (Ontario) for the period commencing November 19, 1998 have been paid by them to the applicable Governmental Authority.

         SECTION 4.16. ENVIRONMENTAL MATTERS. To the Knowledge of the Sellers, except as otherwise set forth on Schedule 4.16:

         (a) The Sellers are in compliance with, and the Business has been conducted in compliance with, all Environmental Laws and Environmental Permits, and the Sellers have filed all reports required by any Governmental Authority to be filed with respect to all Environmental Laws;

         (b) No Land is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C ss. 6901 et seq., is on or ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., or on any similar state list of sites requiring investigation or cleanup, and the Pantages Theater has never been used as a landfill or waste disposal site;

         (c) No Seller has received any notice (i) alleging, or giving notice of, any liability or any potential liability under Environmental Law and (ii) that remains pending or outstanding with respect to the Business or any Land from any Governmental Authority or Person alleging that any Seller is not in compliance with any Environmental Law;

         (d) There has been no reportable Release (as defined below) at, from, in, to, on or under any Land caused by the acts or omissions of any Seller, and no Hazardous Materials are present in, on, about or migrating to or from any Land that could give rise to an Environmental Claim (as defined below) against any Seller;

         (e) There are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Authority for the investigation, remediation or cleanup of any Land or any parcel of the Premises;

         (f) The Business has obtained and holds all necessary Environmental Permits, and those Environmental Permits may be transferred to the Buyer after the consummation of the transactions contemplated hereby;

         (g) There are no past, pending or threatened Environmental Claims against any Seller or the Business or the Purchased Assets, and no Seller is aware of any facts or circumstances which would reasonably be expected to form the basis for any Environmental Claim against any Seller, the Business or the Purchased Assets;

         (h) There are no (i) above-ground or underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl-containing equipment, (iii) friable asbestos-containing material or (iv) "recognized environmental conditions" as that term is used in ASTM E-1527-97 at any Land;

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of any Seller with respect to any Land or any parcel of the Premises or any transportation, handling or disposal of any Hazardous Materials that has not been delivered to the Buyer prior to execution of this Agreement; and

         (j) As used herein, (i) "Environment" means all air, surface water, groundwater or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notice, notices of violations, investigations, complaints, request for information, proceedings or other communications (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Authority, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any off-Land location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal; (iii) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment; and
(iv) for purposes of this Section 4.16, the term "Land" shall not include Sellers' right, title and interest, if any, in and to the strips and gores, streets, highways and alleys abutting or adjacent to the Purchased Real Property and Leased Real Property.

         SECTION 4.17. NO MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS. Since the Balance Sheet Date, except (i) in connection with the filing of the Bankruptcy Cases, (ii) with respect to any matter for which there is a purchase price adjustment pursuant to Section 2.3 or 2.4 and (iii) as set forth on
Schedule 4.17, there has been no event or occurrence which would reasonably be likely to result in a Seller Material Adverse Effect. Except as set forth on
Schedule 4.17, since the Balance Sheet Date, the Business has been conducted in the ordinary course of business. Except as set forth on Schedule 4.17, since the Balance Sheet Date, the Sellers have not:

         (a) created, incurred, assumed or granted, or permitted or allowed any of the Purchased Assets to be subject to any Lien other than Permitted Liens or other Liens that are no longer outstanding;

         (b) amended, terminated, canceled, or compromised any claims of the Sellers, canceled, forgave or discharged any debt owed to the Sellers, or waived any other rights of value to the Sellers, except (i) in the ordinary course of business consistent with past practice and (ii) claims which arose prior to the Petition Date;

         (c) sold, transferred, leased, subleased, licensed, assigned, encumbered, pledged or otherwise disposed of any of the Purchased Assets whether real, personal or mixed, other than in the ordinary course of business;

         (d) incurred any material damage, destruction or similar loss, whether or not covered by insurance, which materially and adversely affects the Business or the Purchased Assets;

         (e) suffered any material change in the Sellers' business policies or practices, or any material change in the nature of the business relationships with its customers, employees and suppliers or entered into any contract, agreement or understanding with customers to provide services which is not included as an Excluded or Assumed Contract, except in the ordinary course of business consistent with past practice;

         (f) other than with respect employees covered under Collective Bargaining Agreements and employees with annual salary of less than $80,000, increased the compensation payable or to become payable to any of its officers, directors, employees or agents, or made any bonus payment to or similar arrangement with any such Person, other than pursuant to existing plans, arrangements or agreements;

         (g) failed to maintain its Premises and equipment on the Premises, consistent with past practice; or

         (h) entered into any agreement or understanding, written or otherwise, to do any of the foregoing.

         SECTION 4.18. INVESTMENT UNDERTAKING.

         (a) Each Seller acknowledges that the Warrants to be issued, the Common Stock underlying such Warrants and the Put Obligation (for purposes of this Section 4.18, collectively, the "Securities") to each Seller pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 (the "Rule 144") promulgated under the General Rules and Regulations of the Securities Act. Each Seller acknowledges that it is acquiring such Securities for the Seller's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller acknowledges that the Seller understands that it must bear the economic risk of the investment indefinitely because the Securities may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

         (b) Each Seller is a sophisticated investor which either (i) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable it to evaluate the merits and risks of its investment in the Securities being acquired hereunder.

         (c) The only Seller who will be issued Securities pursuant to a trade (as such term is understood for the purposes of Canadian securities laws) in Canada is Livent. Any Securities to be issued to Livent are to be issued pursuant to the exemption set out in Section 72(1)(l) of the Securities Act (Ontario) and Section 2.11 of Rule 45-501 of the Ontario Securities Commission. Livent acknowledges that the assets being transferred to the Buyer in consideration for such Securities have a fair value of not less than Canadian $150,000. Livent further acknowledges that any Securities to be issued to it and the Common Stock underlying any Warrants issued to Livent will be subject to hold periods under Canadian securities laws.

         SECTION 4.19. EXCISE TAX ACT REGISTRATION. Livent is duly registered under subdivision d of Part IX of the Excise Tax Act (Canada), and its business number is 893159061 RT.

         SECTION 4.20. BROKERS. Except for SG Cowen Securities Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or dealt with any other brokers or finders in connection with the transactions contemplated hereby. The Sellers are solely responsible for the fees and expenses of SG Cowen Securities Corporation.

         SECTION 4.21. QUEBEC SALES TAX.. Each Seller with assets or operations in Quebec is duly registered under an Act respecting the Quebec sales tax ("QST"), and each such Seller's respective QST registration number is set forth as follows: 1017342955.

         SECTION 4.22. NOT A NON-RESIDENT. Livent is the only Seller with assets used in connection with carrying on a business in Canada that are "taxable Canadian property," as defined in the Income Tax Act (Canada), as amended (the "ITA"). Livent is not a non-resident of Canada for the purposes of the ITA.

         SECTION 4.23. COMPETITION ACT. The Sellers together with their affiliates do not have assets in Canada that exceed Canadian $200 million in aggregate value and did not have gross revenues from sales in, from or into Canada that exceeds Canadian $200 million in aggregate value, determined for purposes of and in the manner prescribed by the CA and the regulations promulgated thereunder.

                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Sellers as follows:

         SECTION 5.1. CORPORATE ORGANIZATION. The Buyer and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

         SECTION 5.2. QUALIFICATION TO DO BUSINESS. The Buyer and each of its subsidiaries is duly qualified, licensed or registered to carry on its business and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Buyer Material Adverse Effect.

         SECTION 5.3. AUTHORIZATION AND VALIDITY OF AGREEMENT. The Buyer has all requisite corporate power and authority to enter into the Buyer Transaction Documents and to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Buyer Transaction Documents, the performance of the Buyer's obligations thereunder and the consummation of the transaction contemplated thereby have been duly authorized by all necessary corporate action by the Board of Directors of the Buyer, and no other corporate proceedings (including, without limitation, shareholder proceedings) on the part of the Buyer are necessary to authorize such execution, delivery and performance of the Buyer Transaction Documents. This Agreement and the Deposit Escrow Agreement have been duly executed by the Buyer and constitute its valid and binding obligations, enforceable against it in accordance with their terms.

         SECTION 5.4. NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Buyer of the Buyer Transaction Documents and the consummation of the transactions contemplated thereby do not and will not: (A) violate or conflict with any provision of the Certificate of Incorporation or By-laws (or equivalent documents) of the Buyer; (B) violate any provision of Law, or any Order applicable to the Buyer, or (C) violate, result in a breach of, or constitute (with due notice or lapse of time or both) a default, under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer or any of its subsidiaries is a party or by which they are bound or to which any of their properties or assets is subject; except, in the case of clauses (B) and (C), for any violation, breach or default that would not reasonably be expected to have a Buyer Material Adverse Effect.

         SECTION 5.5. CONSENTS AND APPROVALS. The execution, delivery and performance of the Buyer Transaction Documents on behalf of the Buyer and the consummation of the transactions contemplated thereunder do not require the consent or approval of, or filing with, any Governmental Authority or other Person except: (i) as may be required to transfer any Licenses and Permits; (ii) as required pursuant to the HSR Act or the ICA; (iii) entry of the U.S. Order by the U.S. Bankruptcy Court and the Canadian Order by the Canadian Bankruptcy Court; or (iv) such consents, approvals and filings, of which the failure to obtain or make would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

         SECTION 5.6. AUTHORIZATION AND VALIDITY OF WARRANTS AND COMMON STOCK. The shares of Common Stock to be issued pursuant to the Warrants, have been duly authorized, and, when issued in accordance with the terms of the Warrants, will be validly issued and fully paid and nonassessable. The Buyer has reserved the number of shares of Common Stock to be issued pursuant to the Warrants.

         SECTION 5.7. BUYER SEC DOCUMENTS AND FINANCIAL STATEMENTS. The Buyer has filed all required documents with the SEC since its initial public offering on August 27, 1998 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Buyer SEC Documents. At the respective times they were filed, none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Buyer included in the Buyer SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates of filing. The financial statements included in the Buyer SEC Documents were prepared in accordance with U.S. generally applicable accounting principles ("U.S. GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Buyer and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder). Except as disclosed in the Buyer SEC Documents or as required by U.S. GAAP, the Buyer has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

         SECTION 5.8. NO MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS. Since December 31, 1998, there has been no event or occurrence which would reasonably be likely to result in a Buyer Material Adverse Effect.

         SECTION 5.9. AVAILABILITY OF FUNDS. Buyer has, and will have on the Closing Date, the financial capability to pay the Estimated Purchase Price on the Closing Date.

         SECTION 5.10. ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS. The Buyer is and will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f) of the U.S. Bankruptcy Code with respect to the Executory Contracts.

         SECTION 5.11. BROKERS. The Buyer has not agreed to pay any party a brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and has not taken any action on which a claim for any such payment could be based or dealt with any brokers or finders in connection with the transactions contemplated hereby.

         SECTION 5.12. EXCISE TAX ACT REGISTRATION. The Buyer is, or will be on the Closing Date, registered under Subdivision d of Part IX of the Excise Tax Act (Canada).

         SECTION 5.13. INVESTIGATION BY BUYER. In entering into this Agreement, the Buyer has relied solely upon its own investigation and analysis of the Business, the Purchased Assets and the Assumed Liabilities, and the Buyer (a) acknowledges that neither any of the Sellers nor any of their directors, officers, employees, Affiliates, controlling persons, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Buyer or its directors, officers, employees, Affiliates, controlling persons, agents or representatives, except as and only to the extent expressly set forth herein and the other Sellers' Transaction Documents, and subject to the limitations and restrictions, contained in this Agreement and the other Sellers' Transaction Documents, and (b) agrees, to the fullest extent permitted by law, that none of the Sellers' directors, officers, employees, Affiliates (other than any Seller), controlling persons (other than any Seller), agents or representatives shall have any liability or responsibility whatsoever to the Buyer or its directors, officers, employees, Affiliates, controlling persons, agents or representatives on any basis (including, but not limited to, in contract or tort, under federal, state or foreign securities laws or otherwise) based upon any information provided or made available, or statements made, to the Buyer or its directors, officers, employees, Affiliates, controlling persons, agents or representatives (or any omissions therefrom), including, but not limited to, in respect of the specific representations and warranties of the Sellers set forth in this Agreement.

                                   ARTICLE VI.
                     FURTHER AGREEMENTS BETWEEN THE PARTIES

         SECTION 6.1. CONDUCT OF BUSINESS BEFORE THE CLOSING DATE. Without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) or unless otherwise ordered by the U.S. Bankruptcy Court or Canadian Bankruptcy Court sua sponte or on motion by a third party or as otherwise required by Law (as advised by counsel), between the date hereof and the Closing Date, the Sellers shall, except as required or expressly permitted pursuant to the terms hereof or as expressly set forth on Schedule 6.1, conduct the Business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Seller Material Adverse Effect. Notwithstanding the foregoing, prior to the Closing Date, except as the Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), or unless otherwise ordered by the U.S. Bankruptcy Court or Canadian Bankruptcy Court sua sponte, the Sellers shall not take the following actions with respect to the Business and Purchased Assets:

         (a) acquire, sell, lease, transfer or dispose of any of the Purchased Assets or enter into any commitment to do so, except with respect to Purchased Assets that are obsolete and no longer used in connection with the Business, and that the Sellers shall be free to engage in any transaction with respect to its Cash, Cash Equivalents, Accounts Receivable, sundry assets and prepaid expenses, Inventory, accounts payable and accrued royalties, accrued compensation and deferred revenue in the ordinary course of business;

         (b) other than in the ordinary course of business, modify any pricing policy, practice or procedure or any volume requirement with respect to Purchase Orders or incurring of accounts payable;

         (c) other than in the ordinary course of business, modify any price list, or any pricing policy, practice or procedure with respect to Sales and Ticket Orders or Advance Ticket Sales;

         (d) other than in the ordinary course of business, modify any policy, practice or procedure with respect to the marketing, advertising or promotion of any of the Productions;

         (e) other than in the ordinary course of business, modify any policy, practice or procedure with respect to the collection of accounts receivable or the conduct of business with Sellers' Ticket Agents;

         (f) take any action that would result in the creation, or consent to the imposition, of any Lien on any of the Purchased Assets (other than Permitted Closing Liens) to the extent created, or consented to in the ordinary course of business, that remains outstanding as of the Closing Date;

         (g) make any commitment for Improvements or other capital assets in excess of an aggregate of $250,000 which is to be paid on or after the Closing Date;

         (h) other than in the ordinary course of business, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Assumed Contract or exercise any right under any Assumed Contract; provided, that in the case of Assumed Contracts relating to the Productions "Fosse," "Ragtime" and "Phantom of the Opera," the effect of any such amendment, waiver, surrender, termination or exercise of any right does not result in any increase in the post-Closing operating expenses for any such Production in an amount in excess of 5% of the operating expense of such Production as set forth in the Information Package or, when taken in the aggregate result in any increase of the aggregate post-closing operation expense for all three Productions, in an amount in excess of 5% of the aggregate post-Closing operating expense for such Productions as set forth in the Information Package; and provided, further, that the provisions of this subsection (h) shall not apply to Assumed Collective Bargaining Agreements;

         (i) enter into any Contract or commitment with respect to any Pre-Production Expenditures that does not terminate on or prior to the Closing, or that is not terminable at will and without penalty, by the Buyer;

         (j) without the prior written consent of the Buyer, enter into any verbal or written agreement with any labor organization which is a party to any of the Assumed Collective Bargaining Agreements which in any way or manner affects the Buyer's rights, obligations or liabilities on or after the Closing Date under any of the Assumed Collective Bargaining Agreements or to employees included in the bargaining units of any of the Assumed Collective Bargaining Agreements, or settle any grievance, arbitration, or other dispute where it would reasonably be expected to have a material impact on the Buyer's rights, obligations or liabilities under the Assumed Collective Bargaining Agreements;

         (k) amend, modify, terminate, extend, renew or cancel any of the Leases or Space Leases nor enter into any such leases as lessor or lessee regarding the Premises that would materially interfere with the use or benefits of the Premises and in no event extend beyond September 30, 1999, or any other property; or

         (l) enter into any contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions;

provided, however, that to the extent any such actions are permitted by clauses
(a) through (l), such actions, individually or in the aggregate, would not and do not have a Seller Material Adverse Effect.

         Notwithstanding any limitation set forth herein, the Sellers may (i) take such actions, if any, with respect to any Purchased Assets, reasonably necessary to comply with the terms of the Contracts or any insurance requirements or to comply with laws, rules or regulations of any Governmental Authority and (ii) take such actions with respect to any Purchased Assets reasonably necessary to prevent loss of life, personal injury or property damage.

         If Buyer's consent is required under this Section 6.1, but Buyer does not object in writing within five (5) Business Days after Buyer's receipt of Sellers' written request for such consent, then Buyer will be deemed to have given such consent and will confirm such consent in writing upon demand.

         SECTION 6.2. CONSENTS; HSR ACT. (a) The parties hereto shall use their commercially reasonable efforts to obtain all necessary Consents of Governmental Authorities, and of all other Persons (as identified on Schedule 4.5) required to be obtained by such party in connection with the execution, delivery and performance by them of this Agreement and the other Transaction Documents. The parties shall promptly file with the United States Federal Trade Commission and the United States Department of Justice all notification and report forms required to be filed by the parties, and shall file all supplemental information which may be reasonably requested in connection therewith, pursuant to the HSR Act, which notification and report form and supplemental information shall comply in all material respects with the requirements of the HSR Act. The parties shall request early termination of the waiting period under the HSR Act for the sale of the Purchased Assets.

         (b) The Buyer and, to the extent required by applicable Law, the Sellers shall file on a confidential basis with respect to the purchase and sale of the Purchased Assets, within 15 days of this date, an application for review pursuant to and (subject to receipt of any requests for additional information) in compliance with the ICA or, at the Buyer's option, the Buyer shall, within 15 days of this date, provide notice to Investment Canada in the form prescribed. The Buyer shall also make such filings as are necessary under the ICA and, in each case, shall promptly furnish any additional information requested of it under such Act to the extent such information is in the Buyer's possession or under its control or direction. The Buyer will agree to provide any undertakings or abide by any conditions required by Industry Canada to obtain any ICA approval, which are not materially adverse to the Buyer or the Buyer's intended use of the Purchased Assets in the opinion of the Buyer acting reasonably. The Buyer and the Sellers will use their commercially reasonable best efforts to keep confidential all notices, applications, information and correspondence contemplated by this Section 6.2 on the same basis as set forth in Section 6.3.

         (c) With respect to an application for review pursuant to the ICA, the Buyer shall promptly furnish any additional information requested of it under such Act to the extent such information is in the Buyer's possession or under its control or direction. The Sellers shall promptly provide the Buyer at its request with all information that the Sellers have in their possession or under their direction or control which, in the Buyer's opinion, is reasonably necessary in connection with the application or the notifications. The Buyer shall keep the Sellers reasonably informed as to the status of the proceedings related to the above applications and notifications, but the Buyer shall be under no obligation to deliver to the Sellers copies of any notices or information supplied or filed by the Buyer under the ICA or any correspondence with the officials under the ICA, or any information relating to the Buyer or its activities or plans whether of a confidential nature or in the public domain; provided, however, that the Buyer shall provide the Sellers with copies of the applications and notifications or appropriate portions thereof, in draft form and containing only information relating to the Sellers in order for the Sellers to confirm that such information is consistent with information previously given to the Buyer by the Sellers.

         (d) The parties shall be responsible for their own fees for such filings in connection with complying with this Section 6.2.

         SECTION 6.3. ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY. The Sellers shall afford to the Buyer, and to the accountants, counsel, agents and representatives of the Buyer, reasonable access during normal business hours throughout the period ending on the later of (i) first anniversary of the Closing Date and (ii) the consummation of a plan of reorganization or liquidation of the Sellers, to the Corporate Documentation and all books and records of the Sellers relating to the Business, the Purchased Assets and the Assumed Liabilities. The rights of access contained in this Section 6.3 are granted subject to, and on, the following terms and conditions: (i) any such access will be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Sellers; (ii) during such period all information provided to the Buyer or its representatives by or on behalf of the Sellers or their representatives (whether pursuant to this Section 6.3 or otherwise) will be governed and protected by the Confidentiality Agreement dated March 1, 1999 between the Buyer and Livent (the "Confidentiality Agreement") and (iii ) such rights of access shall be governed and protected by the provisions of the Access Agreement. Before Buyer and/or its representatives enter onto the Premises, Buyer shall furnish to Sellers evidence reasonably satisfactory to Sellers of liability insurance in amount, form and substance, and issued by an insurance company, reasonably satisfactory to Sellers and naming Sellers as additional insureds. The provisions of the immediately preceding sentence shall survive the Closing.

         SECTION 6.4. FURTHER ASSURANCES. (a) Upon the request of the Buyer at any time after the Closing Date, the Sellers shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, affidavits, transfers and conveyances as may be required for the better assigning, transferring, granting, conveying and confirming to the Buyer, or for aiding and assisting in collecting and reducing to possession, any or all of the Purchased Assets.

         (b) Upon the request of the Sellers at any time after the Closing Date, the Buyer shall forthwith execute and deliver such documents as the Sellers or their counsel may reasonably request to assume, pay, perform and discharge when due all Assumed Liabilities.

         (c) The Sellers shall promptly pay to the Buyer any and all cash from the Accounts Receivable (other than Ticketmaster Receivables) that they may receive from and after the Closing.

         (d) The provisions of this Section 6.4 shall survive the Closing.

         SECTION 6.5. REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, the Buyer and the Sellers will use their commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 6.6. ALTERNATIVE TRANSACTION. The Sellers shall, within five
(5) days from the execution of this Agreement, (i) file an application in the U.S. Bankruptcy Court scheduling a hearing on expedited and shortened notice to approve the break-up fee and expense reimbursement provisions set forth in Sections 9.1(c), 9.1(d), 9.2 and 14.2(b) and the Alternative Transaction provisions set forth in this Section 6.6 and the related expense reimbursement provisions (the "Break-Up Fee Order "), a copy of which is attached hereto as Exhibit J, and (ii) file an application in the Canadian Bankruptcy Court, unless the Seller's Cross Border Insolvency Protocol (the "Protocol") has been approved by both the U.S. Bankruptcy Court and the Canadian Court, in which case, the Sellers shall need to file such application only with the U.S. Bankruptcy Court and seek the consent of the monitor pursuant to the terms of the Protocol, granting the relief set forth in the preceding sentence (the "Canadian Approval"). If the Break-Up Fee Order is not entered and the Canadian Approval is not obtained within ten (10) Business Days from the date of filing of the application (or such longer period as the Buyer may agree in writing), the Buyer may, at its discretion, on written notice to Sellers, terminate this Agreement without any liability to the Sellers. Until the later to occur of the procurement of the Break-Up Fee Order and the Canadian Approval, the Sellers shall not, and shall not permit their Affiliates, or any of their respective officers, directors, employees or professionals, including, but not limited to those professionals retained under Section 327 of the U.S. Bankruptcy Code, to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information other than copies of applications to obtain the Break-Up Fee Order and the exhibits thereto) any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Alternative Transaction, (ii) otherwise, directly or indirectly, provide information to, or participate in any discussions or negotiations with, any Person which relates to, or could reasonably be expected to lead to, an Alternative Transaction, or (iii) enter into, or agree to enter into, any Alternative Transaction. In their application seeking approval of the Break-Up Fee Order, the Sellers shall seek approval of bidding and notice procedures reasonably acceptable to the Buyer which bidding and notice procedures shall set forth the terms and conditions of an auction for an Alternative Transaction which shall be subject to the Break-Up Fee Order. Subsequent to the entry of the Break-Up Fee Order and the Canadian Approval, Sellers or their Affiliates, or any of their respective officers, directors, employees or professionals shall not initiate, solicit encourage or facilitate an Alternative Transaction, provided that, if Sellers receive any inquiry, proposal, request for information or offer in connection with a proposed Alternative Transaction, the Sellers may provide information or participate in discussions necessary to fulfill their fiduciary obligation (as advised by counsel) to maximize the value of their estates; and provided, further, that filing and serving any application or other pleading (including publication of notice) seeking to approve this Agreement and the transactions contemplated hereby with the U.S. Bankruptcy Court or the Canadian Bankruptcy Court shall not constitute the solicitation of an Alternative Transaction. The Sellers agree to provide promptly to Buyer copies of any written inquiries or written requests for information regarding an Alternative Transaction (and any written response furnished by Livent in response to any oral inquiry or request for information regarding an Alternative Transaction) and any written bids or proposals for an Alternative Transaction.

         SECTION 6.7. LIVENT HEADQUARTERS LICENSE AGREEMENT. At the Closing, the Buyer and the Sellers agree to enter into a license agreement, in form and substance reasonably satisfactory to the Sellers and the Buyer, with respect to the Buyer's use of a portion of the Livent Headquarters for a period of three (3) months after the Closing for no license fee; provided that the Buyer shall be responsible for its pro rata share of customary operating expenses and real estate tax and assessment "pass-throughs," as well as condominium common charges.

         SECTION 6.8. PROCUREMENT OF ORDERS; ADEQUATE ASSURANCES REGARDING ASSUMED CONTRACTS. (a) The Sellers agree that they shall promptly take all reasonable actions as are necessary in obtaining (i) the U.S. Bankruptcy Court's entry of the Break-Up Fee Order and the U.S. Order, (ii) the Canadian Approval and (iii) the Canadian Bankruptcy Court's entry of the Canadian Order, and the Buyer agrees that it shall promptly take all actions as are reasonably requested by the Sellers to assist them in obtaining said bankruptcy court orders, including, but not limited to, furnishing affidavits, financial information or other documents or information for filing with the U.S. Bankruptcy Court or the Canadian Bankruptcy Court or the monitor, as the case may be, and making the Buyer's employees and representatives available to testify before the U.S. Bankruptcy Court or the Canadian Bankruptcy Court. The Sellers agree to include as recipients of all materials to be distributed in connection with the application for the U.S. Order and the Canadian Order all Persons reasonably requested by the Buyer (which shall include, without limitation, all secured creditors of the Sellers and all Persons with proprietary claims and trust claims against any Seller).

         (b) Not less than fifteen (15) days prior to the Closing, the Sellers shall deliver to the Buyer a schedule ("Schedule of Assumed Contract Deficiencies") which shall list all Assumed Contracts, as set forth on the Schedule of Assumed Contracts (Schedule 4.14(a) hereto) and shall indicate as to each Assumed Contract any and all amounts necessary or required under Section 365(b) of the Bankruptcy Code to remedy and cure all monetary arrears, deficiencies or other obligations under each of the Assumed Contracts ("Assumed Contract Deficiencies") in order to fully effectuate the assumption and assignment of such Assumed Contracts. The Buyer shall have the right to obtain appropriate assurances and certifications from the Sellers or the U.S. Bankruptcy Court that the Sellers have paid, or made arrangements reasonably acceptable to the Buyer to satisfy, all such Assumed Contract Deficiencies. The Schedule of Assumed Contract Deficiencies shall be delivered with a certification, duly executed by a senior financial officer of Livent, which certification shall constitute a representation and warranty under this Agreement, that the information contained thereon reflects the Sellers' best estimate of the Liabilities in respect of the Assumed Contracts.

         (c) With respect to each Assumed Contract, the Buyer shall provide upon request as may be reasonably required in the applicable proceeding in the U.S. Bankruptcy Court and for the Canadian Bankruptcy Court, evidence of adequate assurance of its future performance of such contract by the Buyer, including, but not limited to, furnishing affidavits, financial information or other documents or information for filing with the U.S. Bankruptcy Court or the Canadian Bankruptcy Court and making the Buyer's employees and representatives available to testify before the U.S. Bankruptcy Court or the Canadian Bankruptcy Court, all of which demonstrate adequate assurance of future performance by the Buyer or any of its designees under the Assumed Contracts.

         (d) The Sellers shall (i) use their commercially reasonable best efforts to have the U.S. Bankruptcy Court find in the U.S. Order that the transactions contemplated herein, while outside of the Reorganization Plan, were made necessary by continuing losses and rapidly depleting assets of the Sellers;
(ii) cause notice of the transactions contemplated herein to be given to each creditor and equity security holder of the Sellers, each of whom shall be given the opportunity to object to the sale; and (iii) in connection with confirmation of the Reorganization Plan, prepare and distribute to all creditors and equity holders of the Company a disclosure statement approved by the U.S. Bankruptcy Court which shall describe the Warrants and conform to Section 1125 of the U.S. Bankruptcy Code and cause same to be sent to each creditor and equity security holder of the Sellers.

         SECTION 6.9. PANTAGES NAMING AGREEMENT. The Buyer shall use its commercially reasonable best efforts consistent with its business practices to enter into with a third party, as soon as practicable after the Closing Date, a binding agreement with respect to the naming rights for the Pantages Theater, pursuant to which the Buyer shall recognize revenue in its financial statements accordance with U.S. GAAP.

         SECTION 6.10. APPLICATION FOR "NO ACTION" LETTER. As soon as practicable after the date hereof, the Buyer shall apply for a "no action" letter from the Staff of the SEC (the "No Action Letter") seeking confirmation that the Division of Corporation Finance of the SEC will not recommend enforcement action to the SEC with respect to (i) the Buyer's issuance of the Warrants prior to the confirmation of the Reorganization Plan without registration under the Securities Act; (ii) provided the transferor is not an "underwriter," as defined in Section 1145 (b)(1) of the U.S. Bankruptcy Code, any recipient of the Warrants in such distribution may resell the Warrants without registration under the Securities Act except that, if the transferor is an affiliate (within the meaning of Rule 144) of the Buyer, such resale must be in accordance with all of the provisions of Rule 144 other than the holding period requirement of paragraph (d) of Rule 144; (iii) a Person, regardless of whether the initial recipient of a Warrant or a direct or indirect purchaser or transferee of a Warrant, may exercise the Warrant without registration under the Securities Act; and (iv) provided the transferor is not an "underwriter," as defined in Section 1145(b)(1) of the U.S. Bankruptcy Code, any recipient of Common Stock acquired upon the exercise of Warrants may resell such stock without registration under the Securities Act except that, if the transferor is an affiliate (within the meaning of Rule 144) of the Buyer, such resale must be in accordance with all of the provisions of Rule 144 other than the holding period requirement of paragraph (d) of Rule 144.

                                  ARTICLE VII.
                          EMPLOYEES AND EMPLOYEE PLANS

         SECTION 7.1. OFFER OF EMPLOYMENT.

         (a) Transferred Employees. Effective as of the Closing Date, (i) the Buyer shall assume and be bound by the terms and provisions of the collective bargaining agreements set forth on Schedule 7.1(a) (the "Assumed Collective Bargaining Agreements") and the employment or other similar agreements or arrangements (the "Union Employment Agreements") between any of the Sellers and any employees employed by the Sellers who are members of any of the bargaining units covered by the Assumed Collective Bargaining Agreements (other than employees who declined employment with the Buyer on the Closing
Date) (the "Union Employees"), including all severance obligations accrued as of the Closing Date with respect to all Union Employees under such Assumed Collective Bargaining Agreements and Union Employment Agreements, but specifically excluding any "withdrawal liability" under Section 4201 of ERISA which arises on or prior to the Closing Date, and (ii) the Sellers shall assign to the Buyer those Assumed Collective Bargaining Agreements that cover the Sellers' United States Union Employees. Effective as of the Closing Date, the Buyer shall employ all Union Employees in accordance with the terms and conditions of (i) the applicable Assumed Collective Bargaining Agreements and
(ii) the employment or other similar agreements or arrangements between any of the Sellers and any Union Employment Agreements. All employees of the Sellers who are employed by the Buyer as of the Closing Date shall be referred to herein as "Transferred Employees."

         (b) Non-Transferred Employees. Effective as of the Business Day immediately preceding the Closing Date, the Sellers shall terminate the employment of all of the Sellers' employees other than the Union Employees and those employees of the Sellers who shall remain in the Sellers' employ after such date.

         (c) Accrued Vacation and Sick Days. The Buyer shall assume all liabilities with respect to the vacation and sick days payments accrued as of the Closing Date with respect to all Union Employees but only to the extent accrued on the Closing Date Balance Sheet. The Buyer shall make payments to the Union Employees with respect to such vacation and sick days obligations at such times as such payments are required to be made under the applicable Assumed Collective Bargaining Agreements and the Union Employment Agreements.

         (d) Terms of Employment. Except as expressly provided in Sections 7.1(a) and (c) and Section 7.3, the Buyer shall not be obligated to (i) hire or offer to hire, engage or offer to engage, any of the Sellers' other employees or
(ii) continue the employment of any Transferred Employee, or to provide any other specific benefits for any period of time after the Closing Date. Upon request of the Buyer, the Sellers shall provide the Buyer, on or promptly after the date of this Agreement, reasonable access to, and shall provide copies of data (including, but not limited to computer data) regarding the dates of hire, compensation and job description of the Transferred Employees.

         SECTION 7.2. LIABILITIES. Except as otherwise provided in Sections 2.5,
7.1 and 7.3, the Buyer shall not assume or be liable or responsible for any employment-related Liability of, or with respect to, the Sellers arising (i) prior to the Closing Date, or (ii) on the Closing Date as a result of the transactions contemplated by this Agreement, including, without limitation, any liability or obligation of the Sellers arising out of or relating to: (a) any violation by the Sellers of United States, state, local, Canadian or provincial employment or labor related statutes or common law or Canadian or provincial human rights statute or common law, including, but not limited to, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Equal Pay Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, ERISA, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, state, local or provincial fair employment practices acts, state, local or provincial wage, hour, breach of contract, or common or statutory law relating to employment by the Sellers with respect to any of the Sellers' employees; (b) any pending action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any authority or administrative agency involving or affecting the Sellers, which concerns or relates to any of the Sellers employees, independent contractors, consultants, or labor organizations;
(c) the employment by the Sellers of any employee or the retention by the Sellers of any independent contractor; (d) salary, wages, commissions or benefits, including pension benefits, under any Employee Benefit Plan or Canadian Pension/Benefit Plan sponsored, or contributed to by the Sellers for any and all of the Sellers' employees or (e) any of the Assumed Collective Bargaining Agreements, including, but not limited to, withdrawal liability under
Section 4201 of ERISA. The Buyer shall provide prompt and full cooperation to the Sellers, and to the counsel, agents and representatives of the Sellers, with respect to access to any information, books, records or employees of the Buyers in connection with any claim, demand, cause of action or proceeding assessed by any party against the Sellers in connection with any Liability or obligation retained by the Sellers pursuant to this Section 7.2.

         SECTION 7.3. EMPLOYEE HEALTH AND WELFARE .

         Except as provided in Sections 2.5 and 7.1, the Sellers shall retain responsibility for and continue to pay all hospital, medical, life insurance, disability and other Employee Welfare Benefit Plan and Canadian Pension/Benefit Plan expenses and benefits, and for all United States and Canadian worker's compensation, United States and Canadian unemployment compensation and other United States and Canadian government mandated benefits (collectively referred to herein as "Welfare Type Plans") for claims covered by such Welfare Type Plans which are incurred by Transferred Employees and their dependents prior to the Closing Date. The Buyer shall have responsibility for all Transferred Employees (and their present or former dependents) with respect to claims incurred on or after the Closing Date under all Welfare Type Plans or hospital, medical, life insurance, disability and other welfare plans sponsored or funded by the Buyer in Canada. For the purposes of this Section 7.3, claims shall be deemed to have been incurred:

         (i) with respect to all death or dismemberment claims, on the actual date of death or dismemberment;

         (ii) with respect to all disability or sickness claims, other than short-term disability or salary continuance benefits, on the date the claimant became disabled and was unable to perform his/her regular duties of employment or to report for work;

         (iii) with respect to short-term disability or salary continuance claims, on each day for which income benefits are payable to the claimant;

         (iv) with respect to all hospital, medical, drug or dental claims, on the date the service or supply was purchased or received by the claimant; and

         (v) with respect to United States and Canadian worker's compensation claims, on the date the incident occurred.

                                  ARTICLE VIII.
                                      TAXES

         The parties hereto hereby covenant and agree as follows:

         SECTION 8.1. TAXES RELATED TO PURCHASE OF ASSETS. (a) All state, provincial and local sales, social services, transfer, goods and services, transfer gains, excise, value-added or other similar Taxes, including, but not limited to, all state, provincial and local Taxes in connection with the transfer of the Purchased Assets and the assumption of the Assumed Liabilities, and all recording and filing fees (collectively, "Transaction Taxes") that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Assets (i) imposed by any Canadian Governmental Authority shall be paid by the Buyer and (ii) imposed by any United States Governmental Authority shall be paid by the Sellers. The Buyer and the Sellers agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated by this Agreement. Transaction Taxes shall not include any taxes for which the Sellers are responsible under Section 8.2. The Sellers agree to assist the Buyer in the preparation and filing of, and, if necessary, will execute, any and all required returns or elections (as expressly agreed herein) for or with respect to such Transaction Taxes with any and all appropriate taxing authorities.

         (b) The Sellers shall provide to the Buyer such information as is reasonably necessary to permit the Buyer to claim input tax credits, rebates and refunds in respect of any such taxes paid by the Buyer. The Sellers who receive this payment shall forthwith remit such amount as required by the Excise Tax Act (Canada) (the "ETA") (and the equivalent in any Canadian province). The provisions of this Section 8.1(b) shall survive the Closing.

         SECTION 8.2. COOPERATION ON TAX MATTERS. The Buyer and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

         The Buyer agrees to retain possession of all accounting, business, financial and Tax records and information (i) relating to the Business in existence on the Closing Date transferred to the Buyer hereunder and (ii) coming into existence after the Closing Date which relate to the Business before the Closing Date, for a period of at least six (6) years from the Closing Date or for such longer period as may be required by applicable law. In addition, from and after the Closing Date, the Buyer agrees that it will provide access to the Sellers and their attorneys, accountants and other representatives (after reasonable prior notice and during normal business hours and without charge), to such personnel, books, records, documents and any or all other information relating to the Business as the Sellers may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such return, filing, audit, protest, claim, suit, inquiry or other proceeding. Such access shall include, without limitation, access to any computerized information retrieval systems relating to the Business. The provisions of this Section 8.2 shall survive the Closing.

         SECTION 8.3. ELECTION RE: ACCOUNTS RECEIVABLE. Livent and the Buyer agree to make a joint election in the prescribed form under Section 22 of the Income Tax Act (Canada) as to the sale of Accounts Receivable by Livent to the Buyer hereunder and to designate in such an election an amount equal to the portion of the Purchase Price allocated to such Accounts Receivable pursuant to
Section 2.8.

         SECTION 8.4. SUBSECTION 20(24) ELECTION: If the Buyer so requests, the Sellers and the Buyer shall execute a joint election under subsection 20(24) of the Income Tax Act (Canada).

                                   ARTICLE IX.
                              REAL PROPERTY MATTERS

         SECTION 9.1. TITLE EXCEPTIONS.

         (a) Reference is made to the title commitments with respect to the Material Real Property attached hereto as Schedule 9.1(a) (the "Title Commitments").

         (b) In the event that at any time prior to Closing, the Buyer becomes aware of any Title Defects, other than those listed on any Title Commitment, the Buyer shall have five (5) Business Days from the date it first became aware of such Title Defect to notify the Sellers of the same (together with any documentation or other materials or information with respect thereto received by the Buyer). If the Buyer does not give notice (together with the aforesaid documentation, materials and information) to the Sellers within such time period then the Buyer shall be deemed to have approved all such Title Defects (other than Mandatory Cure Items) and shall accept title subject thereto (and all such Title Defects (other than Mandatory Cure Items) shall be deemed to be Permitted Closing Liens).

         (c) In the event that, with respect to any parcel of Material Real Property, there shall be any Title Defect that is a Mandatory Cure Item, then the Sellers shall discharge from record such Title Defect (or cause Title Company to omit such Title Defect from the applicable title commitment) at the Sellers' sole cost and expense at or prior to Closing. If the Sellers fail to so discharge from record (or cause the Title Company so to omit), at or prior to Closing, all Mandatory Cure Items, then the Buyer, at its option, as its sole and exclusive right and remedy, by written notice given to the Sellers within three Business Days after the then scheduled Closing Date, shall elect to either
(i) take title to the Premises (including, without limitation, the Material Real Property) subject to the Title Defects in question, in which case the Buyer shall receive a credit against the Purchase Price in an amount equal to the total amount necessary to discharge such Title Defect from record (or cause Title Company to omit such Title Defect from the applicable title commitment), and in such case this Agreement shall remain in full force and effect or (ii) terminate this Agreement, in which case the Sellers shall direct the Deposit Escrow Agent to refund the Deposit to the Buyer and the Sellers shall reimburse the Buyer for the Buyer's reasonable, actual and documented out-of-pocket costs and expenses incurred after

February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000, and upon such refund this Agreement shall terminate and no party shall have any further obligation hereunder except as may be explicitly specified herein.

         (d) In the event that, with respect to any parcel of Material Real Property, there shall be any Title Defect that is not a Mandatory Cure Item, then the Sellers shall have the following options: (i) to (x) remove or cure same at the Sellers' sole cost and expense at or prior to the Closing or (y) allow as a credit against the Purchase Price the lesser of (A) the diminution in value of such parcel of Material Real Property resulting from such Title Defect or (B) the agreed upon cost of curing such Title Defect, and, in such case this Agreement shall remain in full force and effect, or (ii) notify the Buyer that the Sellers do not elect any of the foregoing options, in which case the Buyer shall have the right, exercisable by the giving of notice thereof by the Buyer to the Sellers within three (3) days after the Sellers notify the Buyer that the Sellers do not elect any of the foregoing options, to either (x) terminate this Agreement in which case the Sellers shall direct the Deposit Escrow Agent to refund the Deposit to the Buyer and Sellers shall reimburse the Buyer for the Buyer's reasonable, actual and documented out-of-pocket costs and expenses incurred after February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000 and upon such refund this Agreement shall terminate and no party shall have any further obligation hereunder except as may be explicitly specified herein or (y) take title to the Premises (including, without limitation, the Material Real Property in question) subject to the Title Defect(s) in question, in which case the Buyer shall not be entitled to any credit against or reduction of the Purchase Price.

         (e) If prior to Closing the Buyer and the Sellers shall have failed to agree on the diminution in value attributable to a Title Defect or Violation or the cost of curing a Title Defect or Violation, the same shall be finally determined by arbitration in accordance with the provisions of Section 9.7 hereof.

         (f) If, at the Closing, Title Defects exist which the Sellers are required or elect to pay and/or discharge, the Sellers may use some or all of the Purchase Price to satisfy the same, provided that the Sellers (a) shall simultaneously deliver to the Buyer at the Closing instruments in recordable, fileable or registrable, as applicable, form (or Order(s))sufficient to satisfy and remove from record such Title Defects, together with the cost of recording or filing said instruments or (b) except with respect to Mandatory Cure Items, have made other arrangements with the Title Company to insure title to the Material Real Property in question free of any such Title Defects (pursuant to affirmative insurance reasonably satisfactory to the Buyer or otherwise). If the Sellers request, the Buyer shall at the Closing make separate wire transfers of funds (or shall cause the Title Company to make such transfers), aggregating not more than the amount of the balance of the Purchase Price due at the Closing, to facilitate the satisfaction of any such Title Defects. The existence of any such Title Defects shall not be deemed "Title Defects" if the Sellers shall comply with the foregoing requirements.

         (g) The Sellers shall be entitled to reasonable adjournments of the Closing, not to exceed sixty (60) days in the aggregate, to cure or cause the removal of any Title Defects that it elects or is required to cure or remove. Except as otherwise expressly set forth herein, the Sellers shall not under any circumstance be required or obligated to cure or to cause the removal of any

Title Defects or to expend or make any allowance of any moneys because of any Title Defects, even though the Sellers may have attempted to cure the same or may have obtained an extension or extensions of the date of Closing for such purpose.

         SECTION 9.2. VIOLATIONS.

         In the event that there shall be any Violation that was recorded or filed, as applicable, against any Material Real Property prior to the date hereof with respect to which any Seller shall have received a Violation Notification prior to the Closing and which is not a Permitted Closing Lien, then Sellers shall have the following options: (i) to (x) discharge of record, at or prior to the Closing, any such Violations at the Seller's sole cost and expense, or (y) allow as a credit against the Purchase Price the agreed upon cost of discharging such Violation of record (but without duplication of any credit received by Buyer pursuant to Section 9.6 hereof), and in such case this Agreement shall remain in full force and effect, or (ii) notify the Buyer that the Sellers do not elect any of the foregoing options, in which case the Buyer shall have the right, exercisable by the giving of notice thereof by the Buyer to the Sellers within three (3) days after the Sellers notify the Buyer that the Sellers do not elect any of the foregoing options, to either (x) terminate this Agreement in which case the Sellers shall direct the Escrow Agent to refund the Deposit to the Buyer and Sellers shall reimburse Buyer for Buyer's reasonable, actual and documented out-of-pocket costs and expenses incurred after February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000, and upon such refund this Agreement shall terminate and no party shall have any further obligation hereunder except as may be explicitly specified herein or (y) take title to the Premises (including, without limitation, the Material Real Property in question) subject to the Violations, in which case the Buyer shall be entitled to a credit against the Purchase Price in an amount equal to $100,000 minus the aggregate reasonable amount of funds spent, or expense incurred, by Sellers in an effort to discharge Violations (but without duplication of any credit received by Buyer pursuant to Section 9.6 hereof) from and after the date of this Agreement. The foregoing notwithstanding, in the event there are Violations affecting the Material Real Property with respect to which Seller shall have received one or more Violation Notifications prior to the Closing relating to one or more Violations that were recorded or filed, as applicable, against the applicable parcel of Material Real Property prior to the date hereof that may be discharged of record by the payment of monies of no more than $100,000 in the aggregate, Seller at its option shall (x) discharge of record all such Violations at or prior to Closing and/or (y) allow as a credit against the Purchase Price the agreed upon cost of discharging such Violation of record (but without duplication of any credit received by Buyer pursuant to Section 9.6 hereof); provided that Seller shall be entitled to adjourn the Closing Date for a period not to exceed sixty (60) days in the aggregate for the purpose of attempting to cure any such Violations; provided further that Seller shall in no event be required to discharge of record any Violations that are caused by Buyer or Buyer's agents or employees. Except as otherwise expressly provided in this Section 9.2, the Sellers shall not be required or obligated to discharge of record any Violations or remove any notes or notices of Violations and the Buyer shall be obligated to accept the Premises subject thereto (without any credit against or a reduction in the Purchase Price).

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         SECTION 9.3. CASUALTY AND CONDEMNATION.

         (a) In the event of any damage or destruction by reason of any casualty to the Improvements, or if there shall be any takings by condemnation, eminent domain or expropriation of all or any portion of the Premises, this Agreement shall remain in full force and effect, and the Sellers shall (i) in the case of damage or destruction, at the Sellers' option, (x) repair or restore, at Sellers' sole cost, the Premises so damaged or destroyed to substantially the same condition existing prior to the damage or destruction or (y) pay over to the Buyer at Closing any insurance proceeds (not including rent or business interruption insurance with respect to the period prior to the Closing Date but including rent or business interruption insurance proceeds, if any, with respect to the period after the Closing Date) received by the Sellers prior to the Closing Date in respect of such casualty and assign to the Buyer all of the Sellers' right, title and interest in and to the remainder of such proceeds not received by the Sellers as of the Closing Date, or (z) assign to the Buyer all of the Sellers' right, title and interest in and to such proceeds with a reduction in the Purchase Price equal to the amount of any applicable deductible (and Seller will, at Buyer's cost and expense, reasonably cooperate with Buyer in Buyer's efforts to attempt to collect such insurance proceeds from the applicable insurance carrier), and (ii) in the case of condemnation, eminent domain or expropriation, pay over to the Buyer all awards received by the Sellers on account of such condemnation, eminent domain or expropriation prior to the Closing Date or assign to the Buyer the Sellers' right to receive the same, in either case net of the amounts reasonably expended or incurred by the Sellers in repairing or restoring the Premises. Notwithstanding the foregoing, if, after the date hereof but prior to the Closing, (x) one or more fire(s) or other casualt(ies) occur which damages all or a part of the Improvements at the Material Real Property and a third-party contractor selected by the Sellers and reasonably acceptable to the Buyer estimates, in writing (a "Contractor Estimate"), that the loss suffered with respect to such Improvements is equal to or greater than (1) in the case of loss with respect to any Material Real Property other than the Pantages Theater, $5,000,000 or (2) in the case of loss with respect to the Pantages Theater, $2,000,000 or (y) one or more eminent domain or expropriation proceedings with respect to any or all of the Material Real Property are initiated and the value of the portion of the Material Real Property taken equals or exceeds $5,000,000 as agreed upon by Sellers and Buyer (or, in the absence of agreement, as determined by arbitration pursuant to Section 9.7 hereof) then the Buyer may terminate this Agreement by giving written notice thereof to the Sellers within ten (10) days after receiving such Contractor Estimate or within ten (10) days after receiving written notice of such taking, as the case may be, whereupon the Deposit shall be returned to the Buyer and no party hereto shall have any further obligations hereunder other than those that, pursuant to the express terms hereof, survive the termination of this Agreement. If the Buyer fails to give such notice within such ten-day period, then the parties hereto shall proceed to Closing and the provisions of
Section 9.3(a)(i)(y) or 9.3(a)(ii), as the case may be, shall be applicable. The provisions of this Section 9.3 are intended to, and shall, supersede any contrary provision of law, including but not limited to, New York General Obligation Law Section 5-1311, and the parties hereby waive any contrary provision of law, including but not limited to, New York General Obligation Law
Section 5-1311. The Sellers shall have the right to adjourn the Closing for such period, not to exceed one hundred twenty (120) days, as the Sellers reasonably deem necessary to allow the Sellers to settle any insurance claims or legal actions; provided that Sellers shall not enter into any such

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settlement without the permission of the Buyer, which consent shall not be unreasonably withheld or delayed.

         (b) From and after the date hereof until the Closing Date, the Sellers shall keep in full force and effect the casualty insurance policies they currently maintain with respect to the Premises described on Schedule 4.11(o) (or insurance policies that are, in all material respects comparable to the casualty policies that the Sellers currently maintain with respect to the Premises).

         SECTION 9.4. CONDITION OF THE PROPERTIES. (a) The Buyer acknowledges that it has examined each of the Premises and is familiar with the physical condition thereof, and agrees to take them "as is" on the date hereof subject to ordinary wear and tear and other changes thereto not prohibited by this Agreement. Except as expressly set forth in this Agreement, the Buyer acknowledges that the Sellers have not made and do not make any representation as to the physical condition, layout, footage, rents, income, expenses, operation or any other matter or thing affecting or relating to the Premises or this Agreement, and that the Sellers' sole obligation hereunder with respect to the Premises is to deliver the Premises on the date of Closing subject to the Permitted Closing Liens.

         (b) Except as expressly set forth in this Agreement, the schedules and exhibits hereto, and the other Transaction Documents, and any certificate or instrument delivered pursuant to the terms hereof or thereof, the Sellers make no representations or warranties with respect to the Purchased Assets, the Assumed Liabilities or conditions, including, with respect to the Purchased Assets, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent, including, but not limited to, the physical nature, condition and state of repair of the Premises (including, but not limited to, all matters relating to engineering, environmental and asbestos concerns) and the state of title to any of the Purchased Assets. Except as provided in this Agreement, the schedules and exhibits hereto, and the other Transaction Documents, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, the Purchased Assets are to be conveyed hereunder "AS IS" on the date hereof and in their present condition, subject to
(i) reasonable use, wear and tear between the date hereof and the Closing Date
(ii) changes to the Purchased Assets not prohibited under Article VI hereof, and the Buyer shall rely upon its own examination thereof.

         SECTION 9.5. SATISFACTION AND DISCHARGE; SURVIVAL. The acceptance by the Buyer of the deeds and assignments referred to in Section 3.2 shall be deemed to be an acknowledgment, for all purposes, of the full performance and discharge of every representation, agreement and obligation on the part of the Sellers to be performed by it pursuant to the provisions of this Agreement, except for the provisions of this Agreement which are specifically stated to survive the Closing.

         SECTION 9.6. PERMANENT CERTIFICATE OF OCCUPANCY FOR NEW YORK THEATER AND CERTIFICATE OF COMPLETION FOR CHICAGO THEATER. The Sellers shall use commercially reasonable, diligent efforts to obtain, prior to Closing, a permanent certificate of occupancy for the New York Theater (a "NYPCO") and a Certificate of Completion (as referenced in Section 4.13 of the Redevelopment Agreement) for the Chicago Theater (the "Chicago Certificate"); provided that in no event shall the Sellers be required to (x) expend more than $400,000 in the aggregate in the exercise of such efforts or (y) close either theater in connection with such efforts. If the Sellers shall not obtain a NYPCO and the Chicago Certificate prior to Closing, then the Buyer, as its sole remedy, shall receive a credit against the Initial Cash Amount in the amount of $400,000 (less the aggregate amount reasonably expended, or incurred, by the Sellers in the exercise of the efforts described in the first sentence of this Section 9.6 (but without duplication of any credit afforded the Sellers pursuant to Section 2.3 hereof in respect of such amount)) or such lesser amount as the Buyer, in good faith, shall determine the Buyer will be required to expend in order to obtain a NYPCO and/or Chicago Certificate, as applicable.

         SECTION 9.7. ARBITRATION.

         (a) With respect to any dispute, which under the express provisions of this Article 9 provide for the dispute to be resolved pursuant to binding arbitration, any party hereto may require that the dispute in question be settled and finally determined by expedited arbitration. Any such arbitration shall be held in New York County before a single arbitrator under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association ( AAA") (collectively, the "Arbitration Rules"); provided, however, that with respect to any such arbitration, the arbitrator shall be a qualified, disinterested and impartial person who shall have had at least five (5) years experience appropriate to the nature of the dispute being arbitrated. The decision and award of the arbitrator shall be final and conclusive on the parties and not subject to final judicial review.

         (b) The arbitrator conducting any such arbitration shall be bound by the provisions of this Agreement and shall not have the power to add to, subtract from, or otherwise modify such provisions. The arbitrator shall consider only the specific issues submitted for resolution. The parties to the dispute in question agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction. All parties to such dispute shall have the right to appear and be represented by legal counsel before the arbitrator and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate in the circumstances. Each party shall pay its own professional fees in connection with any arbitration. The costs of such arbitration shall be split equally between the Sellers, on the one hand, and the Buyer, on the other hand, unless the arbitrator determines otherwise.

         (c) The following shall apply to the arbitration process discussed above:

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

         (1) In rendering its decision, the arbitrator shall nave no power to modify any of the provisions of, or enlarge or increase any of the monetary or other obligations of any party under, this Agreement, and the jurisdiction of the arbitrator is limited accordingly.

         (2) The arbitrator shall give written notice to the parties stating its determination, and shall furnish a signed copy of such determination to each party.

         SECTION 9.8. STRUCTURAL SUPPORT FOR PANTAGES THEATER.

         (a) The parties hereto (i) acknowledge that the DRVS Land, which is adjacent to the Land upon which the Pantages Theater is located, contains a crater as a result of excavation with respect to the DRVS Land and (ii) have been informed that (A) due to the fact that such crater has remained unfilled for a period of time, there has been a shifting of soil between the crater and the Pantages Theater ("Soil Shifting") and (B) if the crater were to remain unfilled, and additional structural support were not provided to the Pantages Theater, the structural integrity of the Pantages Theater might be at risk as a result of continuing Soil Shifting.

         (b) Promptly after the date hereof, the Engineering Consultant shall ascertain the work that is necessary to provide structural support for the Pantages Theater so that the structural integrity of the Pantages Theater will not be adversely affected by future Soil Shifting (the "Structural Support Work"). Subject to Section 9.8(c) below, Livent shall engage contractors reasonably satisfactory to Livent and the Buyer (pursuant to documentation reasonably acceptable to Livent and the Buyer (the "Support Work Documents")) to cause the Structural Support Work to be performed, in accordance with applicable law, at Livent's cost; provided that in no event shall Livent be required to expend, or incur, more than $1,000,000 in the aggregate (the "Work Cap") in order to fulfill its obligations under this subparagraph (b); provided further that if the Structural Support Work will cost more than the Work Cap and Livent does not elect to pay for such Structural Support Work, then Buyer shall be entitled to terminate this Agreement by giving written notice thereof to Livent within three business days after Livent notifies Buyer that Livent will not pay such amounts.

         (c) If the Structural Support Work is not completed prior to the Closing, then (i) the Engineering Consultant shall estimate the cost of completing the Structural Support Work (the "Structural Support Work Amount") and funds in an amount equal to the lesser of (A) 1.5 multiplied by the Structural Support Work Amount or (B) the excess of the Work Cap over the aggregate amount expended or incurred by Livent in order to fulfill its obligations under subparagraph (b) above (such lesser amount, the "Structural Support Escrow Amount") shall be paid over to the Escrow Agent to be held pursuant to the Escrow D Agreement, and shall be held and disbursed in accordance with the provisions of Section 2.7(f) hereof and (ii) at the Closing, Livent shall assign to Buyer the Support Work Documents and Buyer shall assume Livent's obligations thereunder. If (x) the Structural Support Escrow Amount shall be less than 1.5 multiplied by the Structural Support Work Amount and (y) the amount that Livent shall actually pay over to the Escrow Agent pursuant to the provisions of Section 2.7(f) hereof shall be less than 1.5 multiplied by the Structural Support Work Amount, then Buyer shall be entitled to terminate this Agreement by giving written thereof to Sellers on the Closing Date.

         (d) Livent shall grant to the Buyer all necessary temporary and permanent easements of support and other easements as are necessary for the Structural Support Work so that the structural integrity of the Pantages Theater shall remain for its lifetime.

         (e) The provisions of this Section 9.8 (together with the provisions of Section 2.7(f) hereof) set forth Buyer's sole and exclusive rights and remedies in respect of Soil Shifting.

                                   ARTICLE X.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         SECTION 10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise expressly provided in this Agreement, all representations, warranties, covenants and agreements (other than the representations and warranties of the Sellers set forth in Sections 4.11(a) and 4.12, which shall not survive the Closing) of the parties contained in either the Buyer Transaction Documents or the Sellers' Transaction Documents shall survive the Closing, notwithstanding any examination or investigation made by or for any party. Any claim, pursuant to Article XI hereof, made in connection with this Section 10.1, must be asserted, in writing pursuant to Section 15.7 hereof, within sixty (60) days following the Closing Date in order to qualify as a valid claim subject to indemnification.

                                   ARTICLE XI.
                                 INDEMNIFICATION

         SECTION 11.1. ESCROW A FUND AND THE PUT OBLIGATION. Except as provided in Section 2.3(f) with respect to Pre-Closing Losses, and notwithstanding anything to the contrary in this Agreement, indemnification claims by the Buyer pursuant to Article XI hereof shall be satisfied solely, at Buyer's option, (i) from the Escrow A Funds and (ii) by offsetting the Put Amount, as provided below, in an amount up to $8,000,000 plus the amount of any Pre-Closing Losses (up to a maximum of $2,000,000 in Pre-Closing Losses). For purposes of this
Article XI, the value of such indemnification claim of the Buyer, to the extent used to offset the Put Amount, shall be increased from the Closing Date to the fifth anniversary of the Closing Date using an annual rate of 15%.

         SECTION 11.2. INDEMNIFICATION BY THE SELLERS. The Sellers shall indemnify and hold harmless the Buyer and its Affiliates, and each of their respective directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (collectively the "Buyer Indemnified Parties" and individually a "Buyer Indemnified Party") from and defend each of them from and against and will pay each the Buyer Indemnified Party for any and all demands, claims, actions, liabilities, losses, damages (including, without limitation, special, consequential and punitive damages), costs and expenses (including, without limitation, interest, penalties, costs of investigations and defense and any reasonable fees and expenses of attorneys and other professionals), whether or not involving a third party claim and without regard to any potential insurance recovery (other than, to the extent applicable, title insurance (with respect to which (x) Buyer shall be required to promptly make and diligently complete a claim before seeking redress against the Sellers hereunder (provided, that, while diligently pursuing such claim, the Buyer may file a claim against the Sellers for purposes of Section 10.1) and (y) any recovery shall be offset against Sellers' liability hereunder)) (collectively, "Losses") asserted against, imposed upon or incurred by any such the Buyer Indemnified Party, directly or indirectly, resulting from or arising out of or in connection with or attributable to:

         (a) any inaccuracy or breach of any representation or warranty of the Sellers contained in any of the Sellers' Transaction Documents;

         (b) any breach of any covenant, agreement or obligation of the Sellers contained in any of the Sellers' Transaction Documents;

         (c) any Liability of the Sellers that is not an Assumed Liability or any other Liability of the Sellers arising out of events occurring, conditions existing, or activities of the Sellers, as the case may be, after the Closing;

         (d) noncompliance by the Sellers with any Law which results in transferee liability on the Buyer or any of its Affiliates or the creation or imposition of any Lien that is not a Permitted Closing Lien on any of the Purchased Assets by virtue of such non-compliance; and

         (e) any Taxes and Liens relating to Taxes that are not Permitted Closing Liens and that are imposed on or incurred with respect to the Purchased Assets or the Business for any period prior to the Closing Date;

provided, however, that the Sellers shall have no obligation under this Section
11.2 (i) unless such Losses (including any Pre-Closing Losses) in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) and then only to the extent such Losses (including any Pre-Closing Losses) exceed $250,000 and (ii) with respect to any matter for which there is a purchase price adjustment pursuant to
Section 2.3 or 2.4 (but only to the extent of such adjustment).

         Notwithstanding the provisions of Section 10.1 hereof, the Buyer shall have a valid claim, subject to indemnification, for any actual fraud committed by the Sellers in connection with the transactions contemplated herein and therein for as long as such claims are not barred by applicable statutes of limitations.

         SECTION 11.3. INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify and hold harmless the Sellers and their Affiliates, and each of their respective directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (collectively, the "Seller Indemnified Parties" and individually a "Seller Indemnified Party"), from and defend each of them from and against and will pay to a Seller Indemnified Party for any and all Losses asserted against, imposed upon or incurred by any such Seller Indemnified Party, directly or indirectly resulting from or arising out of or in connection with or attributable to:

         (a) any inaccuracy or breach of any representation or warranty of the Buyer contained in any of the Buyer Transaction Documents;

         (b) any breach of any covenant, agreement or obligation of the Buyer contained in any of the Buyer Transaction Documents;

         (c) except as described in Sections 11.3(d) and 11.3(e) hereof, any act or omission by the Buyer after the Closing Date with respect to the ownership of the Purchased Assets or the operation of the Business from and after the Closing Date;

         (d) any Assumed Liability; and

         (e) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Seller Indemnified Party which solely relate to acts, events and occurrences regarding the operation of the Business or the Purchased Assets following the Closing Date and do not, in any way, relate to or arise out of the operations of the Business or the use of Purchased Assets prior to the Closing Date or any acts, events or occurrences prior to the Closing Date;

provided, however, that the Buyer shall have no obligation under this Section
11.3 unless such Losses in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) and then only to the extent such Losses exceed $250,000.

         Notwithstanding the provisions of Section 10.1 hereof, the Sellers shall have a valid claim, subject to indemnification, for any actual fraud committed by the Buyer and in connection with the transactions contemplated herein and therein for as long as such claims are not barred by applicable statutes of limitations.

         SECTION 11.4. INDEMNIFICATION PROCEDURES - THIRD-PARTY CLAIMS. The rights and obligations of a party claiming a right to indemnification hereunder (each an "Indemnitee") from another party hereto (each an "Indemnitor") in any way relating to a third party shall be governed by the following rules:

         (a) The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any Proceeding, or any threat thereof, or any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained herein, stating the nature and basis of the claim and the amount thereof, to the extent known (a "Notice of Claim"). No failure to give a Notice of Claim shall affect the indemnification obligations of an Indemnitor hereunder, except to the extent such failure materially prejudices such Indemnitor's ability successfully to defend the matter giving rise to the indemnification claim.

         (b) In the event that an Indemnitee furnishes an Indemnitor with a Notice of Claim, then upon the written acknowledgment by the Indemnitor given to the Indemnitee within thirty (30) days of receipt of the Notice of Claim, that the Indemnitor is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that the claim is one with respect to which the Indemnitor is obligated to indemnify and hold harmless the Indemnitee hereunder and that the Indemnitor will be able to pay the full amount of potential liability in connection with any such claim (including, without limitation, any action, suit or proceeding and all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate) (an "Indemnification Acknowledgment"), then the claim may be defended by the Indemnitor; provided, however, that the Indemnitee is authorized to file any motion, answer or other pleading that may be reasonably necessary or appropriate to protect its interests prior to the Indemnitee receiving such Indemnification Acknowledgment; provided such material answer or other pleading is not materially prejudicial to the Indemnitor. However, in the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitor or does not offer reasonable assurances to the Indemnitee as to Indemnitee's financial capacity to satisfy any final judgment or settlement, the Indemnitee may assume the defense and dispose of the claim, at the sole cost and expense of the Indemnitor, upon thirty (30) days' prior written notice to the Indemnitor. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnitee's own expense unless (A) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor in connection with the defense of such action, suit or proceeding or (B) the Indemnitee shall have reasonably concluded, based upon the written advice of legal counsel, and specifically notified the Indemnitor that there may be specific defenses available to the Indemnitee which are different from or additional to those available to the Indemnitor, in which case the costs and expenses incurred by the Indemnitee shall be borne by the Indemnitor.

         (c) The Indemnitee or the Indemnitor, as the case may be, who is controlling the defense of the action, suit or proceeding, shall keep the other fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The Indemnitor or the Indemnitee, as the case may be, who is controlling the defense of the action, suit or proceeding, shall, at it/his reasonable expense, make available to the other party and the other party's attorneys and accountants all books and records of the Indemnitor relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

         (d) The Indemnitor shall not settle any claim which Indemnitor has undertaken to defend, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed), unless the Indemnitor fully indemnifies the Indemnitee for all Losses, the Indemnitee receives a general and unconditional release with respect to such claims; there is no finding or admission of violation of law by, or effect on any other claims that may be made against the Indemnitee and the relief granted in connection therewith requires no material action on the part of and has no material effect on the Indemnitee or its business or reputation.

         (e) Any claim made by the Buyer or the Sellers that may be made under more than one subsection under Sections 11.2 or 11.3, respectively, may be made under the subsection that the claiming party may elect in its sole discretion, notwithstanding that such claim may be made under more than one subsection.

         SECTION 11.5. INDEMNIFICATION PROCEDURES -- OTHER CLAIMS. A claim for indemnification for any matter not relating to a third-party claim may be asserted by notice directly by the Indemnitee to the Indemnitor in accordance with the provisions of Section 15.7 hereof.

         SECTION 11.6. RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE OR WAIVERS.

         (a) The right to indemnification, payment of Losses or other remedy based on any representation, warranty, covenant or obligation of a party hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         (b) The waiver of any condition to a party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses or other remedy based on such representation, warranty, covenant or obligation.

                                  ARTICLE XII.
               CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following conditions, any one or more of which may be waived by the Sellers in their sole discretion:

         SECTION 12.1. REPRESENTATIONS AND WARRANTIES OF THE BUYER. All representations and warranties made by the Buyer in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if again made by the Buyer on and as of such date (except as to any representation or warranty which specifically relates to an earlier date), except for failures to be true and correct that would not reasonably be expected to have a Buyer Material Adverse Effect, and the Sellers shall have received a certificate dated the Closing Date and signed by the President, any Executive Vice President or the Chief Financial Officer of the Buyer to that effect.

         SECTION 12.2. PERFORMANCE OF THE OBLIGATIONS OF THE BUYER. The Buyer shall, in all material respects, have performed all of its obligations and agreements and complied with all of the covenants contained in this Agreement and the Deposit Escrow Agreement to be performed and complied with by it on or before the Closing Date, and the Sellers shall have received a certificate dated the Closing Date and signed by the President, any Executive Vice President or the Chief Financial Officer of the Buyer to that effect.

         SECTION 12.3. CONSENTS; HSR ACT.

         (a) Other than the U.S. Bankruptcy Court's entry of the U.S. Order and the Canadian Bankruptcy Court's entry of the Canadian Order which are addressed in Section 12.6, all Consents required in connection with the execution, delivery and performance of this Agreement (including, but not limited to, those required under the ICA) but other than liquor licenses, shall have been duly obtained and shall be in full force and effect on the Closing Date; and

         (b) The applicable waiting period under the HSR Act shall have expired or been terminated.

         SECTION 12.4. LITIGATION. No Proceeding by any Governmental Authority or any other Person shall have been instituted or threatened which (i) could reasonably be expected to result in a Buyer Material Adverse Effect or could reasonably be expected to materially impair, hinder or adversely affect the ability of the Buyer to consummate the transactions contemplated hereby; (ii) arises out of or relates to the Buyer Transaction Documents or the transactions contemplated therein or (iii) questions the validity of the Buyer Transaction Documents or the transactions contemplated therein or seeks to obtain substantial damages in respect thereof.

         SECTION 12.5. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other Order issued by any U.S. or Canadian court or other governmental or regulatory authority, nor any U.S. or Canadian statute, rule, regulation, decree or executive order promulgated or enacted by any U.S. or Canadian governmental or regulatory authority that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

         SECTION 12.6. ENTRY OF THE ORDERS. (i) (A) The U.S. Bankruptcy Court shall have entered the U.S. Order and the Canadian Bankruptcy Court shall have entered the Canadian Order and (B) no order staying, reversing, or materially modifying or amending the U.S. Order or the Canadian Order shall then be in effect; and (ii) the U.S. Order, as entered by the U.S. Bankruptcy Court, and the Canadian Order, as entered by the Canadian Bankruptcy Court, shall not modify in any material respect the terms and conditions of this Agreement.

         SECTION 12.7. ASSIGNMENT OF BANKRUPTCY CLAIM. Effective upon the Closing under this Agreement, the Buyer hereby sells, assigns, transfers or conveys to Livent, as agent for the Sellers, all rights, claim, demands, credits, allowances and causes of action which the Buyer has against the Sellers arising prior to the Petition Date. It is the intention of the parties that this
Section 12.7 be self-executing, however, the Buyer shall execute any additional documentation reasonably requested by the Sellers to effectuate the provisions of this Section 12.7.

         SECTION 12.8. DUNDEE AGREEMENT. DRVS and Buyer shall have executed and delivered the Dundee Agreement, and DRVS shall have executed and delivered the Release of Reciprocal Agreement.

         SECTION 12.9. DELIVERY OF THE BUYER'S LEGAL OPINION AND OTHER CLOSING DOCUMENTS. The Buyer shall deliver the opinion of Parker Chapin Flattau & Klimpl, LLP, special U.S. counsel to the Buyer, as to the matters in form and substance reasonably satisfactory to the Sellers. The Buyer shall duly execute and deliver to the Sellers each of the Buyer's closing documents.

                                  ARTICLE XIII.
              CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE BUYER

         The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

         SECTION 13.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. All representations and warranties made by the Sellers in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if again made by the Sellers on and as of such date (except as to any representation or warranty which specifically relates to an earlier date), except as may be affected by actions taken in compliance with Section 6.1 and except for failures to be true and correct that would not reasonably be expected to have a Seller Material Adverse Effect, and the Buyer shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each of the Sellers to that effect.

         SECTION 13.2. PERFORMANCE OF THE OBLIGATIONS OF THE SELLERS. The Sellers shall, in all material respects, have performed all obligations and agreements and complied with all of the covenants contained in this Agreement and the Deposit Escrow Agreement to be performed and complied with by them on or before the Closing Date, and the Buyer shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each of the Sellers to that effect.

         SECTION 13.3. CONSENTS; HSR ACT.

         (a) Other than the U.S. Bankruptcy Court's entry of the U.S. Order and the Canadian Bankruptcy Court's entry of the Canadian Order which are addressed in Section 13.7, all Required Consents required in connection with the execution, delivery and performance of this Agreement (including, but not limited to, those required under the ICA), shall have been duly obtained and shall be in full force and effect on the Closing Date.

         (b) The applicable waiting period under the HSR Act shall have expired or been terminated.

         (c) The Canadian Minister of Industry shall have notified the Buyer that he is satisfied or is deemed to be satisfied that the acquisition of the Purchased Assets is or is likely to be of net benefit to Canada pursuant to the provisions of the ICA or the Buyer shall have received evidence, satisfactory to it, indicating that the acquisition of the Purchased Assets is not a reviewable investment under the ICA and such receipt or other evidence shall be in full force and effect at Closing.

         SECTION 13.4. LITIGATION. No Proceeding by any Governmental Authority or any other Person shall have been instituted or threatened which (i) could reasonably be expected to result in a Seller Material Adverse Effect or could reasonably be expected to materially impair, hinder or adversely affect the ability of the Buyer to consummate the transactions contemplated hereby; (ii) arises out of or relates to the Buyer Transaction Documents or the transactions contemplated therein or (iii) questions the validity of the Buyer Transaction Documents or the transactions contemplated therein or seeks to obtain substantial damages in respect thereof.

         SECTION 13.5. CURE OF DEFAULTS. The Sellers shall, on or prior to the Closing, have cured any and all defaults under the Assumed Contracts which are required to be cured under the U.S. Bankruptcy Code, so that such contracts may be assumed by the Sellers and assigned to the Buyer in accordance with the provisions of Section 365 of the U.S. Bankruptcy Code.

         SECTION 13.6. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any U.S. or Canadian court or other Governmental Authority, nor any U.S. or Canadian statute, rule, regulation, decree or executive order promulgated or enacted by any U.S. or Canadian Governmental Authority that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

         SECTION 13.7. ENTRY OF THE ORDERS. (i) (A) The U.S. Bankruptcy Court shall have entered the U.S. Order and the Canadian Bankruptcy Court shall have entered the Canadian Order (which (i) shall include, with respect to the Pantages Theater, a certified copy of an Order of the Canadian Bankruptcy Court and a vesting order containing a registrable legal description and (ii) shall provide for the assignment of the Material Assumed Contracts by the Sellers to the Buyer) and (B) no order staying, reversing, or materially modifying or amending the U.S. Order or the Canadian Order shall then be in effect; and (ii) the U.S. Order, as entered by the U.S. Bankruptcy Court, and the Canadian Order, as entered by the Canadian Bankruptcy Court, shall not modify the terms and conditions of this Agreement or the transactions contemplated hereby in such a manner as results in a material diminution in the benefits of this Agreement to the Buyer.

         SECTION 13.8. BUYER'S TITLE COMPANY. The Buyer's Title Company shall be willing, subject to the payment of applicable premiums, to issue to Buyer, title insurance policies with respect to the Material Real Property insuring title as marketable subject to the Permitted Closing Liens.

         SECTION 13.9. PLANNING ACT. The Sellers shall have at their own cost and expense, complied with the Planning Act (Ontario) in connection with the transfer to the Buyer of any Purchased Real Property located in Ontario.

         SECTION 13.10. DUNDEE AGREEMENT. DRVS and Livent shall have executed and delivered the Dundee Agreement, and DRVS and Livent shall have executed and delivered the Release of Reciprocal Agreement.

         SECTION 13.11. OPERATING CONDITION. None of the Pantages Theater, Chicago Theater or New York Theater shall have been closed to the general public for a period of thirty (30) or more consecutive days immediately preceding the Closing Date solely as a result of a casualty, condemnation or revocation of a permit or license required to be maintained by any Seller.

         SECTION 13.12. DELIVERY OF THE SELLERS' LEGAL OPINIONS AND OTHER CLOSING DOCUMENTS. The Sellers shall deliver the opinion of Willkie Farr & Gallagher, special U.S. counsel to the Sellers, and of Stikeman, Elliott, special Canadian counsel to the Sellers, as to the matters in form and substance reasonably satisfactory to the Buyer. The Sellers shall duly execute and deliver to the Buyer each of the Sellers' closing documents.

                                  ARTICLE XIV.
                                   TERMINATION

         SECTION 14.1. CONDITIONS OF TERMINATION. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing:

         (a) By mutual consent of the Sellers and the Buyer;

         (b) By the Buyer on or after September 30, 1999, if any condition contained in Article XIII (other than Section 13.3(b)) has not been satisfied or waived; provided, however, that the right to terminate this Agreement under this
Section 14.1(b) shall not be available to the Buyer if its failure to fulfill or comply with any of its obligations under this Agreement shall have been the reason that the Closing shall not have been consummated on or before said date;

         (c) By the Sellers on or after September 30, 1999, if any condition contained in Article XII (other than Sections 12.1, 12.2, 12.3(b) or 12.7) has not been satisfied or waived; provided, however, that the right to terminate this Agreement under this Section 14.1(c) shall not be available to the Sellers if their failure to fulfill or comply with any of their obligations under this Agreement shall have been the reason that the Closing shall not have been consummated on or before said date;

         (d) By the Buyer or the Sellers, if any U.S. or Canadian court or other Governmental Authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action has become final and non-appealable;

         (e) By the Buyer or the Sellers, as applicable, on or after September 30, 1999, if the condition set forth in Section 13.3(b) and 12.3(b), respectively, has not been satisfied or waived; provided, however, that the right to terminate this Agreement under this Section 14.1(e) shall not be available to the terminating party if its failure to fulfill or comply with any of its obligations or conditions under this Agreement shall have been the reason that the Closing shall not have been consummated on or before said date;

         (f) By the Sellers, if the Buyer fails to fulfill any condition set forth in Sections 12.1, 12.2 or 12.7, the Sellers provide the Buyer written notice of such failure and the Buyer has failed within fifteen (15) days after such notice to have fulfilled such condition or provide adequate assurance to the Sellers of the Buyer's ability to fulfill such condition (provided, that the Sellers are not then in breach of the terms of this Agreement);

         (g) by either the Buyer or the Sellers, upon the Sellers entering into any binding agreement with respect to an Alternative Transaction;

         (h) by the Buyer pursuant to Section 6.6; or

         (i) by the Buyer pursuant to Section 9.8(b) or (c).

         If the Buyer or the Sellers terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision hereof pursuant to which such termination is made.

         SECTION 14.2. EFFECT OF TERMINATION; REMEDIES.

         (a) In the event of termination pursuant to Section 14.1, this Agreement shall become null and void and have no effect (other than Articles XIV and XV which shall survive termination), with no liability on the part of the Sellers or the Buyer, or their respective directors, officers, employees, agents or stockholders, with respect to this Agreement, except for (i) the liability of a party for expenses pursuant to Section 15.4; and (ii) liability as provided below in Section 14.2(b) and any other provision which, by its express terms, survives the termination of this Agreement.

         (b) If this Agreement is terminated:

         (i) Pursuant to Sections 14.1(a), (d), (e) or (h), the Deposit, together with the interest accrued thereon, shall be returned to the Buyer.

         (ii) By the Buyer or the Sellers, as the case may be, pursuant to Sections 14.1(b) or (c), the Buyer's sole and exclusive remedy shall be the return of the Deposit to the Buyer, together with any interest accrued thereon and the Sellers' reimbursement of the Buyer's reasonable and actual documented out-of-pocket costs and expenses incurred after February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000.

         (iii) By the Sellers pursuant to Section 14.1(f), the Sellers shall have the right to the Deposit, together with any interest accrued thereon. Each of the Sellers and the Buyer acknowledge that the damages that would arise from the Buyer's failure to fulfill any condition set forth in Sections 12.1, 12.2 or
12.7 would be difficult or impossible to establish, and, accordingly, the Sellers' rights and remedies shall be limited to the rights and remedies set forth in the preceding sentence, which shall serve as liquidated damages.

         (iv) By the Buyer or the Sellers, as the case may be, pursuant to
Section 14.1(g), the Buyer's sole and exclusive remedy shall be (a) the return of the Deposit to the Buyer, together with any interest accrued thereon, (b) the payment of a break-up fee of $2,250,000, which the Sellers shall cause the Person(s) (other than the Sellers) to the Alternative Transaction to pay at the closing of such Alternative Transaction directly to the Buyer and (c) the Sellers' reimbursement of the Buyer's reasonable and actual documented out-of-pocket costs and expenses incurred after February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000.

         (v) By the Buyer pursuant to Section 14.1(i), the Buyer's sole and exclusive remedy shall be the return of the Deposit to the Buyer, together with any interest accrued thereon and the Sellers' reimbursement of the Buyer's reasonable and actual documented out-of-pocket costs and expenses incurred after February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000.

                                   ARTICLE XV.
                                  MISCELLANEOUS

         SECTION 15.1. DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES; SCHEDULES. Notwithstanding anything to the contrary contained in this Agreement, the Sellers make no representation or warranty with respect to any matter primarily relating to any of the Excluded Assets or Excluded Liabilities. In addition, any item disclosed on any one schedule shall be deemed to be disclosed on each schedule, where relevant. Disclosure of an item in any schedule shall not be deemed to be an admission that such item is material.

         SECTION 15.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. Notwithstanding the foregoing, the Buyer shall have the right to assign its rights or obligations under this Agreement or under any other Transaction Document, in whole or in part, to one or more of its Affiliates or its and their successors in interest (including designating one or more of its Affiliates as a transferee of all or any portion of the Purchased Assets or Assumed Liabilities); provided that the Buyer shall remain liable for its obligations under this Agreement and all other Transaction Documents. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         SECTION 15.3. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such state are superseded by the U.S. Bankruptcy Code. For so long as the Sellers are subject to the jurisdiction of the U.S. Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the U.S. Bankruptcy Court. After the Sellers are no longer subject to the jurisdiction of the U.S. Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York and irrevocably waive any right to contest the jurisdiction of such

Courts or to assert that venue in such Courts would constitute an inconvenient forum. In connection with any action, suit or other proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, the parties unconditionally and irrevocably waive any right to a jury trial.

         SECTION 15.4. EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. Without limiting the generality of the foregoing, the Buyer shall pay all expenses of or related to the issuance of the Buyer's policies of title insurance (including, but not limited to, commitment fees, insurance premiums, endorsement charges, search charges and survey charges).

         SECTION 15.5. CURRENCY EXCHANGE. All payments, adjustment, escrow funds, satisfaction of indemnification obligations, disbursements or expenses provided for in the Transaction Documents or resulting from the transaction contemplated therein shall be made or settled in United States Dollars. To the extent such amounts exist in Canadian Dollars, they shall be converted to United States Dollars at the mid-range exchange rate between such currencies published in The Wall Street Journal on the date of payment.

         SECTION 15.6. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, then to the maximum extent permitted by applicable law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid, illegal or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable. It is the intention to the parties that the terms and provisions of this Agreement and any other Transaction Document shall be enforced to the maximum extent permitted by applicable law.

         SECTION 15.7. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and written confirmation of receipt is obtained promptly after completion of transmission;
(iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or
(iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to the Sellers:

              Livent Inc.
              165 Avenue Road
              Toronto, Ontario Canada  M5R 3S4
              Attn: Robert B. Webster
              Telecopy: (416) 324-5520

         Copies to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York 10019
              Attn:  Michael A. Schwartz, Esq.
              Telecopy: (212) 728-8111

              Cleary, Gottlieb, Steen & Hamilton
              One Liberty Plaza
              New York, New York 10006
              Attn: James E. Millstein, Esq.
              Telecopy: (212) 225-3999

         If to the Buyer:

              SFX Entertainment, Inc.
              650 Madison Avenue
              New York, New York
              Attn: Howard J. Tytel, Esq.
                    Executive Vice President and
                    General Counsel
              Telecopy: (212) 753-3188

         Copies to:

              SFX Entertainment, Inc.
              650 Madison Avenue
              New York, New York
              Attn: Richard Liese, Esq.
                    Senior Vice President and
                    Associate General Counsel
              Telecopy: (212) 486-4830

              Parker Chapin Flattau & Klimpl, LLP
              1211 Avenue of the Americas
              New York, New York  10036
              Attn: Martin Eric Weisberg, Esq.
              Telecopy: (212) 704-6288

         Any party may change its address or facsimile for the purpose of receiving notices, requests, demands and other communications pursuant to this
Section 15.7 by giving the other parties written notice of its new address or facsimile number in the manner set forth in this Section 15.7.

         SECTION 15.8. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         SECTION 15.9. PUBLIC ANNOUNCEMENTS. The parties agree that after the signing of this Agreement, neither party shall make any press release or public announcement concerning this transaction without the prior written approval of the other party unless a press release or public announcement is required by Law or order of the U.S. Bankruptcy Court or the Canadian Bankruptcy Court or otherwise in connection with the administration of the Bankruptcy Cases. If any such announcement or other disclosure is required by law or order of the U.S. Bankruptcy Court or the Canadian Bankruptcy Court or otherwise in connection with the administration of the Bankruptcy Cases, the disclosing party agrees to give the nondisclosing party prior notice of, and an opportunity to comment on, the proposed disclosure. The parties acknowledge that the Sellers shall file this Agreement with the U.S. Bankruptcy Court and the Canadian Bankruptcy Court.

         SECTION 15.10. ENTIRE AGREEMENT. The Access Agreement, Confidentiality Agreement, this Agreement and the other Transaction Documents contain the entire agreement and understanding between the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules and exhibits hereto and thereto and any documents and instruments delivered pursuant to any provision hereto or thereof are expressly made a part of this Agreement and the other Transaction Documents as fully as though completely set forth herein or therein.

         SECTION 15.11. PARTIES IN INTEREST. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Sellers and the Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Sellers or the Buyer. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the Sellers or the Buyer.

         SECTION 15.12. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) including means "including but not limited to"; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; and (f) "dollars" or "$" means the currency of the United States of America.

         SECTION 15.13. DESCRIPTIVE HEADINGS. The article, section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 15.14. RECORDATION. Neither the Sellers nor the Buyer may record this Agreement or any memorandum hereof. The Buyer hereby waives, to the extent permitted by law, any right to file a lis pendens or other form of attachment against any Premises in connection with this Agreement or the transactions contemplated hereby. To the extent that any such filing is made in violation of this Agreement, the Buyer shall indemnify the Sellers against any damages incurred by the Sellers in connection therewith. The provisions of this
Section 15.14 shall survive the termination of this Agreement.

         SECTION 15.15. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts and with facsimile signatures, each of which shall be deemed an original, but all of which when taken together, shall constitute the same instrument. A facsimile signature of this Agreement and any other agreement, instrument or certificate delivered pursuant to, or in connection with, this Agreement, shall be effective to bind the party so executing this Agreement or such other agreement, instrument or certificate.

         SECTION 15.16. BANKRUPTCY ORDERS. The reversal or modification on appeal of either the U.S. Bankruptcy Order or the Canadian Bankruptcy Order shall not affect the validity of or the authorization to consummate the transactions provided for in this Agreement whether or not the Sellers and the Buyer have knowledge of the appeal, unless the appellant has sought and obtained a stay of the transaction either from the U.S. Bankruptcy Court or Canadian Bankruptcy Court.

         SECTION 15.17. CERTAIN DELIVERIES BY LIVENT. Certain deliveries to be made by Livent under this Agreement and the other Transaction Documents will be made by EY in its capacity as interim receiver for Livent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       LIVENT INC.


                                       By: /s/ Robert B. Webster
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       LIVENT INTERNATIONAL INC.


                                       By: /s/ Daniel D. Brambilla
                                           -------------------------------------
                                           Name:  Daniel D. Brambilla
                                           Title:


                                       LIVENT (U.S.) INC.


                                       By: /s/ Robert B. Webster
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       LIVENT REALTY (NEW YORK) INC.


                                       By: /s/ Robert B. Webster
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       LIVENT REALTY (CHICAGO) INC.


                                       By: /s/ Robert B. Webster
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       SFX ENTERTAINMENT, INC.

                                       By: /s/ Richard A. Liese
                                           -------------------------------------
                                           Name:  Richard A. Liese
                                           Title: Senior Vice President

                                                                       EXHIBIT C

                            PUT OBLIGATION AGREEMENT

         PUT OBLIGATION AGREEMENT dated as of ___________, 1999 (this "Agreement") by and between LIVENT (U.S.) INC. ("Livent"), a Delaware corporation, as agent for the Sellers (as hereinafter defined), and SFX ENTERTAINMENT, INC., a Delaware corporation ("SFX").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to that certain Asset Purchase Agreement dated as of May ___, 1999 (the "Asset Purchase Agreement") among Livent, Livent International Inc., Livent, Inc., Livent Realty (New York) Inc. and Livent Realty (Chicago) Inc. (collectively, the "Sellers") and SFX; and

         WHEREAS, it is contemplated by the Asset Purchase Agreement that the parties execute and deliver this Agreement; and

         WHEREAS, the rights of Livent under this Agreement to exercise the Put Right (as hereinafter defined) may be conveyed to a trustee (the "Trustee") of a liquidating or similar trust pursuant to a confirmed Plan of Reorganization of Livent and affiliate debtors in bankruptcy and, accordingly, in the event of such conveyance, all references in this Agreement to Livent shall, in lieu thereof, be deemed references to the Trustee;

         NOW, THEREFORE, in consideration of the above premises and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Put Right of Livent.

              (a) (i) Subject to the terms and conditions of this Agreement, Livent shall have the right (the "Put Right") to notify SFX in writing (each, an "Exercise Notice"), from time to time until and including the last Exercise Date (as hereinafter defined) or subsequent thereto pursuant to Section 1(a)(ii) hereof in the case of any portion of the Put Right that then remains suspended, that Livent desires to put to SFX all or a portion of an applicable Maximum Unencumbered Amount or Suspension Amount with respect to any class of SFX Claim (each as hereinafter defined) on an Exercise Date. Each Exercise Notice shall be given in accordance with the terms of this Agreement not less than thirty (30) days prior to the applicable Exercise Date, shall reasonably describe the exercise (including the specific amount being exercised with respect to the Maximum Unencumbered Amount and/or a class of the Suspension Amount) and shall be irrevocable. Each exercise of a Put Right shall be in an amount not less than Twenty-Five Thousand Dollars ($25,000) or an integral multiple thereof in excess of Twenty-Five Thousand Dollars ($25,000), or, if less, the then entire remaining amount of the Maximum Unencumbered Amount or particular class of Suspension Amount. For purposes hereof, the term "Exercise Date" shall mean a date which is the last day of the fifteenth full month following the date of this Agreement and each of the next fifteen (15) three-month anniversaries of the date thereof. Only one Exercise Notice may be given with respect to any Exercise Date.

                  (ii) In the event all or any part of an SFX Claim shall not have been resolved by the last Exercise Date then notwithstanding anything herein to the contrary, Livent may exercise its Put Right under Section 1(c) with respect to such SFX Claim on any three-month anniversary of the last Exercise Date, until such SFX Claim is resolved.

              (b) The amount for which Livent may exercise its Put Rights pursuant to this Section 1(b) (the "Maximum Unencumbered Amount") on any Exercise Date shall be the amount determined as follows:

                  (i) subtract (A) the amount of claims asserted by SFX (collectively, "SFX Claims") as of the initial Exercise Date, to the extent resolved in favor of SFX or unresolved (but not for SFX Claims to the extent resolved in favor of Livent) with respect to (x) Losses (as defined in the Asset Purchase Agreement) for which the Buyer Indemnified Parties (as defined in the Asset Purchase Agreement) in good faith believe they are entitled to be indemnified pursuant to Article XI of the Asset Purchase Agreement, up to a maximum amount of $8,000,000 (the "Indemnification Claims"), (y) to the extent permitted by the Asset Purchase Agreement, the Pantages Naming Shortfall (pursuant to, and as defined in, Section 2.7(e) of the Asset Purchase Agreement) and (z) to the extent permitted by the Asset Purchase Agreement, the amount necessary to complete the Structural Support Work (pursuant to, and as defined in, Section 2.7(f) of the Asset Purchase Agreement) from (B) $17,401,186, and add thereto interest at 15% per annum, compounded annually, from the date of this Agreement to the payment date with respect to the Exercise Notice for which this computation is being made;

                  (ii) subtract from the amount determined under clause (i), with respect to each prior payment pursuant to the exercise of a Put Right under this Section 1(b), an amount equal to the amount of such payment, plus interest at 15% per annum, compounded annually, from the date of such payment to the payment date with respect to the Exercise Notice for which this computation is being made; and

                  (iii) add to the amount determined under clause (ii), with respect to each SFX Claim, the amount of such claim resolved in favor of Livent less any amount of such claim for which Livent shall have exercised its Put Right under Section 1(c), plus interest on such difference at 15% per annum, compounded annually, from the date of such resolution to the payment date with respect to the Exercise Notice for which this computation is being made.

              (c) (i) For purposes of this Agreement, the Suspension Amount with respect to a class of SFX Claims on an Exercise Date is the amount of SFX Claims which have not been resolved by the first Exercise Date with respect to such class (but not more than $8,000,000 in the case of Indemnification Claims), plus interest at 15% per annum, compounded annually, from the date of this Agreement to such Exercise Date, reduced as provided below. The Suspension Amount with respect to a class shall be reduced on each date of payment by the amount paid to an escrow agent as contemplated by
Section 1(c)(ii) in respect of an exercise by Livent of its Put Right under
Section 1(c). If an SFX Claim with respect to a class is resolved all or in part in Livent's favor, the Suspension Amount with respect to such class shall be reduced on the date of such resolution by the amount determined under Section 1(b)(iii) (without regard to Section 1(b)(i) or (ii)). If an SFX Claim with respect to a class is resolved all or in part in SFX's favor, SFX shall be entitled to receive an amount equal to the amount of such SFX Claim plus interest from the date of this Agreement to the date of resolution of such SFX Claim computed at a rate equal to the weighted average of the rate of return earned on the escrowed amounts with respect to such class for the period such amounts were held in escrow and 15% per annum, compounded annually, for the period such amounts not held in escrow. Payment of any SFX Claim to the extent resolved in favor of SFX shall be made first from the escrow account with respect to the class of such SFX Claim and then by reducing the Suspension Amount with respect to such class.

                  (ii) Livent shall be entitled to exercise a Put Right for an amount up to the Suspension Amount with respect to a class prior to the time all SFX Claims with respect to such class shall have been resolved among the parties or through arbitration pursuant to the Asset Purchase Agreement. If the Put Right is exercised as to a class of Suspension Amount, the amount of the Put Right so exercised shall be paid to an escrow agent pending such resolution, and any amounts so escrowed, together with any income thereon, shall be available to pay SFX Claims of such class if and to the extent such claims are determined to be valid. Once all SFX Claims of a particular class shall have been resolved and any amounts payable to SFX in respect thereof shall have been paid, the remainder of the escrow for such class of Suspension Amount shall be paid to Livent.

                  (iii) The escrow agent shall be mutually acceptable to the parties, and shall act pursuant to a mutually acceptable escrow agreement. The escrowed funds shall be invested by the escrow agent in United States government obligations of any agency of the United States government whose obligations are guaranteed by the full faith and credit of the United States having maturities of less than twelve months, as chosen by Livent.

              (d) Livent shall not exercise its right with respect to any class of Suspension Amount until it has exercised its put with respect to the Maximum Unencumbered Amount with respect to the Exercise Date.

              (e) The closing of each exercise of the Put Right by Livent shall take place at the principal office of SFX on a date specified by SFX in a notice given to Livent, which closing date shall be as promptly as is practicable following the applicable Exercise Date and in no event later than thirty (30) days following such Exercise Date. Subject to the terms and conditions of this Agreement, at such closing, SFX shall pay to Livent or the escrow agent, by wire transfer of immediately available funds, the then unpaid amount as to which Livent shall have exercised its Put Right.

              (f) SFX shall maintain on its books and records a schedule of the Maximum Unencumbered Amount and Suspension Amount by class thereof, each decrease and each increase thereof, each exercise of the Put Right and each other transaction contemplated by this Agreement. At the request of Livent, SFX shall provide to Livent copies of such schedule. Such books and records shall be conclusive and binding on Livent absent manifest error.

         2. Miscellaneous.

              (a) Governing Law and Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Agreement shall be declared invalid, unenforceable or illegal by a court of competent jurisdiction, the remaining provisions hereof shall not be affected thereby, shall remain valid, enforceable and legal and shall continue in effect.

              (b) Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or otherwise, and any action for enforcement of any judgment in respect thereof, shall be brought exclusively in the courts of the State of New York located in New York County, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereby accepts, generally and unconditionally, and unconditionally and irrevocably consents to the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. Each of SFX and Livent irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight carrier or delivery service, to SFX or Livent at their respective addresses referred to in Section 2(f) hereof. SFX and Livent each hereby irrevocably waives any objection which it may now or hereafter have to the venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

              (c) No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

              (d) Entire Agreement; Amendments. This Agreement, the Asset Purchase Agreement and other Buyer Transaction Documents and Seller Transaction Documents (as such terms are defined in the Asset Purchase Agreement) contain the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and they supersede all prior understandings and agreements (whether written or oral) with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement may be amended only by a written instrument duly executed by each of the parties hereto or their respective successors or permitted assigns.

              (e) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

              (f) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the first business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, in each case for next business day delivery; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to Livent:

              Livent, Inc.
              165 Avenue Road
              Toronto, Ontario, Canada  M5R 3S4
              Attention: Robert B. Webster
              Telecopy:  (416) 324-5777

         Copies to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York  10019
              Attention: Michael A. Schwartz, Esq.
              Telecopy:  (212) 728-8111

              and

              Cleary, Gottlieb, Steen & Hamilton
              One Liberty Plaza
              New York, New York  10006
              Attention: James E. Millstein, Esq.
              Telecopy:  (212) 225-3999

         If to SFX:

              SFX Entertainment, Inc.
              650 Madison Avenue, 16th Floor
              New York, New York  10022
              Attention: Howard J. Tytel, Esq.
                         Executive Vice President
                         and General Counsel
              Telecopy:  (212) 753-3188

              and

                         Richard A. Liese, Esq.
                         Associate General Counsel
              Telecopy:  (212) 486-4830

         With a copy to:

              Parker Chapin Flattau & Klimpl, LLP
              1211 Avenue of the Americas
              New York, New York  10036
              Attention: Martin Eric Weisberg, Esq.
              Telecopy:  (212) 704-6288

              Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

              (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one and the same Agreement.

              (h) Binding Effect on Successor. This Agreement shall be binding upon and inure to the benefit of SFX and its successors and assigns. Livent may not assign or transfer any of its rights hereunder, except to the Trustee of a Livent Bankruptcy Trust after giving notice thereof to SFX in accordance with the provisions of paragraph 2(f) hereof.

                  (i) Capitalized Terms. Capitalized terms used in this Agreement without definition shall have the same meanings herein as are ascribed to such terms in the Asset Purchase Agreement.

                  (j) Inconsistent Provisions. To the extent any conflict or inconsistency between any provision of this Agreement and any provision of the Asset Purchase Agreement, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       LIVENT (U.S.) INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       SFX ENTERTAINMENT, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                               PUT EXERCISE NOTICE


SFX Entertainment, Inc.
650 Madison Avenue, 16th Floor
New York, New York  10022
Attention: Howard J. Tytel, Esq.
           Executive Vice President
           and General Counsel

Dear Sir:

The undersigned_______________, pursuant to the provisions of the Put Obligation Agreement dated as of ____________, 1999 (the "Agreement"), by and between Livent (U.S.) Inc., a Delaware corporation, and SFX Entertainment, Inc., a Delaware corporation ("SFX"), hereby elects to put to SFX on ____________, being an Exercise Date:

$_______ pursuant to Section 1(b) of the Agreement

$_______ pursuant to Section 1(c) of the Agreement with respect to Indemnification Claims

$_______ pursuant to Section 1(c) of the Agreement with respect to Structural Support Work Claims

Capitalized terms used herein without definition shall have the same meanings herein as are ascribed to such terms in the Agreement.


Dated:                                 By:
      -------------------------------     ------------------------------------
                                          Name:
                                          Title:

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

         This Amendment No. 1 to Asset Purchase Agreement, dated as of June 14, 1999, is made and entered into by and among Livent Inc., an Ontario corporation ("Livent"); Livent International Inc., a Barbados corporation ("Livent International"); Livent (U.S.) Inc., a Delaware corporation ("Livent U.S."); Livent Realty (New York) Inc., a Delaware corporation ("Livent N.Y."); Livent Realty (Chicago) Inc., a Delaware corporation ("Livent Chicago," and together with Livent, Livent International, Livent U.S. and Livent N.Y., collectively, the "Sellers"); and SFX Entertainment, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used but not otherwise defined herein shall have the meaning accorded such terms in the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Sellers and the Buyer are party to that certain Asset Purchase Agreement, dated as of May 28, 1999 ("Purchase Agreement");

         WHEREAS, in accordance with Section 6.6 of the Purchase Agreement, the Sellers have taken certain actions in connection with (i) the approval of the Break-Up Fee Order by the U.S. Bankruptcy Court, (ii) the approval of the Protocol by the U.S. Bankruptcy Court and the Canadian Bankruptcy Court and
(iii) obtaining the Canadian Approval;

         WHEREAS, (i) the U.S. Bankruptcy Court has approved the Break-Up Fee Order but with certain changes thereto, as set forth in Exhibit A hereto (the "Final Break-Up Fee Order"), (ii) the Protocol has been approved by the U.S. Bankruptcy Court and the Canadian Bankruptcy Court and (iii) the Canadian Approval has been obtained; and

         WHEREAS, the parties hereto desire to enter into certain amendments to the Purchase Agreement in connection with the approval of the Final Break-Up Fee Order and the Protocol and the obtaining of the Canadian Approval, as set forth herein;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

         1. The definition of "Break-Up Fee Order" is hereby amended and restated to mean the Final Break-Up Fee Order, and Exhibit J, and all references thereto, shall be deleted from the Purchase Agreement.

         2. Section 6.6 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         SECTION 6.6 ALTERNATIVE TRANSACTION. The Sellers or their Affiliates, or any of their respective officers, directors, employees or professionals shall not initiate, solicit encourage or facilitate an Alternative Transaction; provided that, if the Sellers receive any inquiry, proposal, request for information or offer in connection with a proposed Alternative

    Transaction, the Sellers may provide information or participate in discussions necessary to fulfill their fiduciary obligation (as advised by counsel) to maximize the value of their estates; and provided, further, that filing and serving any application or other pleading (including publication of notice) seeking to approve this Agreement and the transactions contemplated hereby with the U.S. Bankruptcy Court or the Canadian Bankruptcy Court shall not constitute the solicitation of an Alternative Transaction. The Sellers agree to provide promptly to the Buyer copies of any written inquiries or written requests for information regarding an Alternative Transaction (and any written response furnished by any of the Sellers in response to any oral inquiry or request for information regarding an Alternative Transaction) and any written bids or proposals for an Alternative Transaction.

         3. Section 6.8(a) of the Purchase Agreement is hereby amended to delete the reference to the Break-Up Fee Order in clause (i) and to delete clause (ii) in its entirety.

         4. Section 14.1(h) of the Purchase Agreement is hereby deleted in its entirety. Section 14.2(b)(i) is hereby amended to delete the reference therein to Section 14.1(h).

         5. Section 14.2(b)(iv) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         (iv) By the Buyer or the Sellers, as the case may be, pursuant to
    Section 14.1(g), the Buyer's sole and exclusive remedy shall be (a) the return of the Deposit to the Buyer, together with any interest accrued thereon, (b) the payment of a break-up fee of $2,000,000, which the Sellers shall cause the Person(s) (other than the Sellers) to the Alternative Transaction to pay at the closing of such Alternative Transaction directly to the Buyer and (c) the Sellers' reimbursement of the Buyer's reasonable and actual documented out-of-pocket costs and expenses incurred after February 1, 1999 in connection with this Agreement up to a maximum amount of $500,000.

         6. Except as expressly modified herein, all terms of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Asset Purchase Agreement as of the date first above written.

                                       LIVENT INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       LIVENT INTERNATIONAL INC.


                                       By:
                                           -------------------------------------
                                           Name:  Daniel D. Brambilla
                                           Title:


                                       LIVENT (U.S.) INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       LIVENT REALTY (NEW YORK) INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       LIVENT REALTY (CHICAGO) INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Executive Vice President


                                       SFX ENTERTAINMENT, INC.

                                       By:
                                           -------------------------------------
                                           Name:  Richard A. Liese
                                           Title: Senior Vice President

                   AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

         This Amendment No. 2 to Asset Purchase Agreement, dated as of August 9, 1999 (this "Amendment"), is made and entered into by and among Livent Inc., an Ontario corporation ("Livent"); Livent International Inc., a Barbados corporation ("Livent International"); Livent (U.S.) Inc., a Delaware corporation ("Livent U.S."); Livent Realty (New York) Inc., a Delaware corporation ("Livent N.Y."); Livent Realty (Chicago) Inc., a Delaware corporation ("Livent Chicago," and together with Livent, Livent International, Livent U.S. and Livent N.Y., collectively, the "Sellers"); and SFX Entertainment, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used but not otherwise defined herein shall have the meaning accorded such terms in the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Sellers and the Buyer are parties to that certain Asset Purchase Agreement, dated as of May 28, 1999, as amended as of June 14, 1999 (as so amended, the "Purchase Agreement");

         WHEREAS, in accordance with Section 6.8 of the Purchase Agreement, the Sellers have taken certain actions in connection with (i) the U.S. Bankruptcy Court's entry of the U.S. Order, and (ii) the Canadian Bankruptcy Court's entry of the Canadian Order;

         WHEREAS, (i) the U.S. Bankruptcy Court has approved the U.S. Order with certain changes thereto, as set forth in Exhibit A attached hereto (the "Final U.S. Order"), and (ii) the Canadian Bankruptcy Court has approved the Canadian Order with certain changes thereto, as set forth in Exhibit B attached hereto (the "Final Canadian Order"); and

         WHEREAS, the parties hereto desire to enter into certain amendments to the Purchase Agreement in connection with the approval of the Final U.S. Order and the Final Canadian Order and certain other matters, as set forth herein;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

         1. The definition of "U.S. Order" is hereby amended and restated to mean the Final U.S. Order, and Exhibit D, and all references thereto, are hereby deleted from the Purchase Agreement.

         2. The definition of "Canadian Order" is hereby amended and restated to mean the Final Canadian Order, and Exhibit A, and all references thereto, are hereby deleted from the Purchase Agreement.

         3. The clause "the amount of $77,800,000 in cash (the "Initial Cash Amount")," set forth in Section 2.2(a)(i) of the Purchase Agreement is hereby amended and restated to state "the amount of $90,800,000 in cash (the "Initial Cash Amount"),".

         4. The definition of "Warrants", and all references thereto, are hereby deleted from the Purchase Agreement.

         5. Exhibit E and Sections 2.7(g), 2.9, 3.3(d), 5.6, 6.8(d)(iii) and
6.10 of the Purchase Agreement, and all references thereto, are hereby deleted from the Purchase Agreement in their entirety.

         6. Exhibit G and Sections 3.2(i) and 3.3(g) of the Purchase Agreement, and all references thereto and to the "Registration Rights Agreement", are hereby deleted from the Purchase Agreement in their entirety.

         7. Section 4.18 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         SECTION 4.18. INVESTMENT UNDERTAKING.

         (a) Each Seller acknowledges that the Put Obligation will be a "restricted security" within the meaning of Rule 144 promulgated under the General Rules and Regulations of the Securities Act. Each Seller acknowledges that it is acquiring the Put Obligation for the Seller's own account and not with a view to its distribution within the meaning of
    Section 2(11) of the Securities Act. Each Seller acknowledges that the Seller understands that it must bear the economic risk of the investment indefinitely because the Put Obligation may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

         (b) Each Seller is a sophisticated investor which either (i) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Put Obligation being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable it to evaluate the merits and risks of its investment in the Put Obligation being acquired hereunder.

         (c) The only Seller who will be issued the Put Obligation pursuant to a trade (as such term is understood for the purposes of Canadian securities laws) in Canada is Livent. The Put Obligation to be issued to Livent is to be issued pursuant to the exemption set out in Section 72(1)(l) of the Securities Act (Ontario) and Section 2.11 of Rule 45-501 of the Ontario Securities Commission. Livent acknowledges that the assets being transferred to the Buyer in consideration for the Put Obligation have a fair value of not less than Canadian $150,000. Livent further acknowledges that the Put Obligation to be issued to it will be subject to hold periods under Canadian securities laws.

         8. The form of the Put Obligation (Exhibit C to the Purchase Agreement) is hereby amended by deleting the reference to "$17,401,186" in Section
(1)(b)(i) of the Put Obligation and substituting "$18,395,539" therefor.

         9. Item 1 on Schedule 2.3(e) is hereby deleted and the following substituted therefor:

                   "1. Fosse/Chicago Tour             $3,391,535".

         10. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such state are superseded by the U.S. Bankruptcy Code.

         11. Except as expressly amended herein, all terms of the Purchase Agreement shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Asset Purchase Agreement as of the date first above written.

                                       LIVENT INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Chief Executive Officer


                                       LIVENT INTERNATIONAL INC.


                                       By:
                                           -------------------------------------
                                           Name:  Daniel D. Brambilla
                                           Title: Chief Operating Officer


                                       LIVENT (U.S.) INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Chief Executive Officer


                                       LIVENT REALTY (NEW YORK) INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Chief Executive Officer


                                       LIVENT REALTY (CHICAGO) INC.


                                       By:
                                           -------------------------------------
                                           Name:  Robert B. Webster
                                           Title: Chief Executive Officer


                                       SFX ENTERTAINMENT, INC.

                                       By:
                                           -------------------------------------
                                           Name:  Richard A. Liese
                                           Title: Senior Vice President